UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Lear Corporation
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21557 Telegraph Road

Southfield, Michigan 48033

April 4, 2023

Dear Stockholder:

On behalf of the Board of Directors of Lear Corporation, you are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held through a virtual web conference at www.virtualshareholdermeeting.com/LEA2023 on May 18, 2023, at 9:00 a.m. (Eastern Time). You will be able to attend the Annual Meeting online, vote your shares electronically, and submit questions in advance of and during the meeting by logging in to the website listed above using the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card, or on any additional voting instructions accompanying these proxy materials. We recommend that you log in a few minutes before the meeting to ensure you are admitted when the meeting starts.

To facilitate broad stockholder attendance and participation and provide a consistent experience to all stockholders, regardless of location, the Annual Meeting will once again be virtual. We have included with this letter a proxy statement that provides you with detailed information about the Annual Meeting. We encourage you to read the entire proxy statement carefully. You may also obtain more information about Lear Corporation from documents we have filed with the Securities and Exchange Commission (the “SEC”).

We are delivering our proxy statement and annual report pursuant to the SEC rules that allow companies to furnish proxy materials to their stockholders over the Internet. We believe that this delivery method expedites stockholders’ receipt of proxy materials and lowers the cost and environmental impact of our Annual Meeting. On or about April 4, 2023, we will mail to our stockholders a notice containing instructions on how to access our proxy materials. In addition, the notice includes instructions on how you can receive a paper copy of our proxy materials.

You are being asked at the Annual Meeting to elect directors named in this proxy statement, to ratify the retention of Ernst & Young LLP as our independent registered public accounting firm, to provide an advisory vote to approve our executive compensation, to provide an advisory vote to approve the frequency of the advisory vote on our executive compensation, to approve the amendment and restatement of the Company’s 2019 Long-Term Stock Incentive Plan and to transact any other business properly brought before the meeting.

As always, we encourage you to vote your shares prior to the Annual Meeting. You may vote your shares through one of the methods described in the enclosed proxy statement. We strongly urge you to read the accompanying proxy statement carefully and to vote FOR the nominees proposed by the Board of Directors and in accordance with the recommendations of the Board of Directors on the other proposals by following the voting instructions contained in the proxy statement.

Sincerely,

Gregory C. Smith	Raymond E. Scott
Non-Executive Chairman	President, Chief Executive Officer and Director

This proxy statement is dated April 4, 2023, and is first being made available to stockholders via the Internet on or about April 4, 2023.

21557 Telegraph Road

Southfield, Michigan 48033

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	Thursday, May 18, 2023, at 9:00 a.m. (Eastern Time) Online check-in will be available beginning at 8:30 a.m. (Eastern Time). Please allow ample time for the online check-in process.

Place:	The Annual Meeting will be held through a virtual web conference at www.virtualshareholdermeeting.com/LEA2023. To participate in the Annual Meeting, you will need your 16-digit control number included in your Notice of Internet Availability of the Proxy Materials, on your proxy card, or any additional voting instructions accompanying these Proxy Materials.

Record Date:	March 24, 2023

Items of Business:

1.  To elect the following ten nominees to the Board of Directors (the “Board”): Mei-Wei Cheng, Jonathan F. Foster, Bradley M. Halverson, Mary Lou Jepsen, Roger A. Krone, Patricia L. Lewis, Kathleen A. Ligocki, Conrad L. Mallett, Jr., Raymond E. Scott and Gregory C. Smith;

2.  To ratify the retention of Ernst & Young LLP as the Company’s registered public accounting firm for 2023;

3.  To approve, in a non-binding advisory vote, the Company’s executive compensation;

4.  To approve, in a non-binding advisory vote, the frequency of the advisory vote on the Company’s executive compensation;

5.  To approve the amendment and restatement of the Company’s 2019 Long-Term Stock Incentive Plan (the “2019 LTSIP,” which once amended, the “Amended Plan”); and

6.  To conduct any other business properly brought before the Annual Meeting or any postponement thereof.

Proxy Voting:	YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES OVER THE TELEPHONE, VIA THE INTERNET OR BY COMPLETING, DATING, SIGNING AND RETURNING A PROXY CARD, AS DESCRIBED IN THE PROXY STATEMENT. YOUR PROMPT COOPERATION IS GREATLY APPRECIATED.

By Order of the Board of Directors,

Harry A. Kemp
Senior Vice President, Chief Administrative Officer and General Counsel April 4, 2023

Notice of Internet Availability of Proxy Materials

We are making this proxy statement and our annual report on Form 10-K available to stockholders electronically via the Internet. On or about April 4, 2023, we will mail to most of our stockholders a notice containing instructions on how to access this proxy statement and our annual report on Form 10-K and to vote via the Internet or by telephone. Other stockholders, in accordance with their prior requests, will receive e-mail notification of how to access our proxy materials and vote via the Internet or by telephone, or will be mailed paper copies of our proxy materials and a proxy card on or about April 4, 2023.

2023 Proxy Statement	|	i

ii	|	LEAR CORPORATION

LEAR CORPORATION

2023 PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in the proxy statement by Lear Corporation (the “Company,” “Lear,” “we,” “our” or “us”). This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. For more complete information regarding the Company’s 2022 performance, please review our 2022 Annual Report on Form 10-K.

2023 Annual Meeting of Stockholders

•	Date and Time: May 18, 2023, 9:00 a.m. (Eastern Time). Online check-in will be available at 8:30 a.m. (Eastern Time). Please allow ample time for the online check-in process.
•	Location: The Annual Meeting will be held through a virtual web conference at www.virtualshareholdermeeting.com/LEA2023. To participate in the Annual Meeting, you will need your 16-digit control number included in your Notice of Internet Availability of the Proxy Materials, on your proxy card, or any additional voting instructions accompanying these proxy materials.
•	Record Date: March 24, 2023
•	Voting: Stockholders as of the close of business on the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for the other proposals to be voted on.
•	Shares of Common Stock Outstanding (as of the record date): 59,060,758
•	Stock Symbol: LEA
•	Exchange: New York Stock Exchange (“NYSE”)
•	Registrar & Transfer Agent: Computershare Trust Company, N.A.
•	Principal Executive Office: 21557 Telegraph Road, Southfield, Michigan 48033
•	Corporate Website: lear.com
•	Investor Relations Website: ir.lear.com

Items to be Voted on

Proposal	Our Board’s Recommendation

Election of Directors named in this proxy statement (page 5)	FOR

Ratification of Retention of Independent Registered Public Accounting Firm (page 84)	FOR

Advisory Vote to Approve the Company’s Executive Compensation (page 85)	FOR

Advisory Vote to Approve the Frequency of the Advisory Vote on the Company’s Executive Compensation (page 86)	FOR

Approval of the Amended Plan (page 87)	FOR

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES OVER THE TELEPHONE, VIA THE INTERNET OR BY COMPLETING, DATING, SIGNING AND RETURNING A PROXY CARD, AS DESCRIBED IN THE PROXY STATEMENT. YOUR PROMPT COOPERATION IS GREATLY APPRECIATED.

2023 Proxy Statement	|	1

PROXY SUMMARY

Director Nominees

			Committee Membership

Name and Principal Occupation	Age	Director Since	AC	P&C	G&S

Mei-Wei Cheng IND Former CEO, Siemens Northeast Asia and Ford Motor (China)	73	2019	•	•

Jonathan F. Foster IND Managing Director of Current Capital Partners LLC	62	2009	•		•

Bradley M. Halverson IND Former Group President and CFO, Caterpillar Inc.	62	2020	•	•

Mary Lou Jepsen IND CEO, Founder and Chairman of Openwater	58	2016		•	•

Roger A. Krone IND Chair and CEO, Leidos Holdings, Inc.	66	2020	•		•

Patricia L. Lewis IND Executive Vice President and Chief Sustainability Officer, UnitedHealth Group Incorporated	61	2020		•	•

Kathleen A. Ligocki IND Former CEO of Tower Automotive and Agility Fuel Solutions	66	2012		•	•

Conrad L. Mallett, Jr. IND Corporation Counsel, City of Detroit	69	2002	•		•

Raymond E. Scott President and CEO	57	2018

Gregory C. Smith IND Former Vice Chairman of Ford Motor Company	71	2009	E	E	E

AC Audit Committee P&C People and Compensation Committee G&S Governance and Sustainability Committee IND Independent director under NYSE and SEC rules	• Chair • Member E Ex Officio Member

Director Term: One Year

Board Meetings in 2022: 6

Standard Board Committee Meetings in 2022: Audit Committee 8, People and Compensation Committee (the “P&C Committee”) 4, Governance and Sustainability Committee (the “G&S Committee”) 4.

2	|	LEAR CORPORATION

PROXY SUMMARY

Executive Compensation Best Practices

WHAT WE DO:

✓   Pay Program Aligned with Business Strategy: Our incentive plan performance measures are well aligned with our business strategy, correlated to total stockholder return and generally consistent with those used by our peer companies.

✓   Robust Stock Ownership Guidelines: We have adopted management stock ownership guidelines that are applicable to all executive officers, including our named executive officers (“NEOs”). The stock ownership guideline for our CEO is six times his annual base salary.

✓ Balanced Mix of Performance Measures: We use multiple financial performance measures and stock price-based awards (relative Total Shareholder Return (TSR)) assessed over one and three-year periods.

✓   High Percentage of Performance-Based Pay: In 2022, 100% of the annual incentive opportunity and 70% of the long-term incentive opportunity offered to our NEOs were contingent on the achievement of specific performance measures. As a result, 91% of our CEO’s pay and on average 81% of our other NEOs’ 2022 target total direct compensation was at risk.

✓ Independent Compensation Consultant for P&C Committee: Our P&C Committee has engaged Pay Governance LLC as its independent compensation consultant.

✓   Clawback of Incentive Compensation: Our clawback policy applies to all incentive-based cash and equity compensation granted to current and former executive officers. In the event an accounting restatement is required due to any such executive officer’s intentional misconduct, we will recover from him or her the amount, if any, of incentive compensation in excess of what would have been paid under the accounting restatement. We intend to amend our clawback policy consistent with the requirements of the final NYSE listing standards implementing Rule 10D-1 of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”) within the prescribed time period.

✓   Annual Market Practices and Compensation Risk Review: On an annual basis, we assess the key elements of our executive compensation programs as compared to market practices and emerging trends, and considering our business strategy and talent needs. We also complete a comprehensive risk assessment of our employee compensation policies and practices on an annual basis.

✓   Robust Stock Ownership Requirements: Until an executive satisfies the applicable stock ownership guidelines, he or she must hold 50% of the net shares acquired upon the distribution of equity awards.

✓   Holding Period for Career Shares: As part of our long-term incentive and retention package, the CEO and certain executives traditionally receive awards of time-based Career Shares. The shares underlying the Career Shares generally are not distributable until the earlier of age 62 or three years after retirement.

✓ Vary Incentive Compensation Payouts Commensurate with Results. Our incentive compensation payouts increase or decrease, depending upon the Company’s performance.

WHAT WE DON’T DO:

✘   No Single-Trigger Change in Control Vesting of Equity Awards: All equity awards are subject to “double-trigger” vesting upon a change in control, which protects our employees in the event of a change in control transaction and helps ensure an orderly transition of leadership.

✘ No Hedging or Pledging of Company Stock: We maintain a formal policy prohibiting our officers and directors from entering into hedging transactions involving Company stock and pledging Company stock as collateral for loans.

✘   No Single-Trigger Change in Control Severance Benefits: Our executives are not eligible to receive severance benefits solely upon the occurrence of a change in control. This is intended to ensure that members of senior management are not influenced by their personal situations and are able to be objective in evaluating a potential change in control transaction.

✘ No Excise Tax Gross-Ups: None of the employment agreements with our executive officers contains an excise tax gross-up provision.

✘ No Repricing of Stock Options: We do not reprice our stock options or provide for cash buyouts of underwater options.	✘ No Guarantee of Regular Incentive Plans: None of our regular incentive plans guarantee awards to our executive officers.

2023 Proxy Statement	|	3

PROXY SUMMARY

Environmental, Social and Governance Highlights for 2022

Responsible and sustainable environmental, social and governance (“ESG”) practices are integral to Lear’s strategy and operations. We are continuously working to embed ESG into our key processes such as enterprise risk management, facilities management, supplier selection and evaluation, and product innovation. Our ESG efforts demonstrate how we live our core value to Get Results the Right Way. Our key ESG-related actions during 2022 include the following:

Environmental	Social	Governance

•  Finalized and began implementing our comprehensive renewable energy strategy, which will include on-site renewable energy generation at certain sites, the purchase of energy attribution certificates in certain locations on an ongoing basis, and virtual power purchase agreements to support new renewable energy projects in the United States and Europe

•  Joined Climate Group’s RE100, a global renewable electricity initiative comprised of companies committed to sourcing 100% of their operations’ electricity from renewable sources

•  Committed to the Science Based Targets Initiative (“SBTi”) and agreed to reduce greenhouse gas (“GHG”) emissions in alignment with the 2015 Paris Agreement regarding climate change

•  Completed reference life cycle assessments on seven of our nine major product lines to measure and understand their carbon footprint

•  Released internally developed waste generation and water usage playbooks to promote best practices on these topics within our facilities, enabling increased operational efficiency and potentially reducing costs

•  Continued to develop and commercialize innovative products that support key sustainable and emerging industry trends, such as battery disconnect units for high voltage applications, FlexAirTM, our 100% recyclable non-foam alternative, and ReNewKnitTM, a sueded alternative material that is fully recyclable and composed of 100% recycled plastic

•  Conducted more than 200,000 hours of Diversity, Equity and Inclusion (“DEI”) and anti-harassment training

•  The first group of Lear employees completed our Together We Grow program, which was launched in 2021 to assist diverse, high-potential leaders in developing executive skills and a pathway to career advancement

•  Continued to expand our global Driving Wellness program, which includes localized initiatives to support the mental health and wellness of employees

•  Including 2022 spend, have spent approximately $5.4 billion with diverse suppliers in the past 10 years

•  We have published on our website our consolidated EEO-1 summary data as submitted to the U.S. Equal Employment Opportunity Commission for calendar year 2021, and will disclose such data for calendar year 2022 when available

•  Since 2021, we have assessed over 2,800 production supplier sites across the globe against ESG criteria, including environmental stewardship and human rights

•  Updated our Code of Business Conduct & Ethics to include additional or enhanced sections on topics such as social media and human rights, and expanded our Code of Business Conduct & Ethics training program to include hourly employees

•  Our Nominating and Corporate Governance Committee revised its committee charter to further describe its responsibilities with respect to sustainability matters, including the oversight of climate risk, as well as to change its name to the “Governance and Sustainability Committee” in light of these responsibilities

•  Continued to enhance transparency and ESG reporting with reference to the Global Reporting Initiative’s (“GRI”) standards, as well as the Sustainability Accounting Standards Board (“SASB”) and Task Force on Climate-Related Financial Disclosures (“TCFD”) recommendations

•  Increased engagement with current and potential investors, as well as other stakeholders, on ESG topics of interest throughout the year

4	|	LEAR CORPORATION

ELECTION OF DIRECTORS

(PROPOSAL NO. 1)

Upon the recommendation of our G&S Committee, the Board has nominated the ten individuals listed below to stand for election to the Board for a one-year term ending at the annual meeting of stockholders in 2024 or until their successors, if any, are elected or appointed. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (“Bylaws”) provide for the annual election of directors. Each director nominee must receive the affirmative vote of a majority of the votes cast to be elected (i.e., the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). Unless contrary instructions are given, the shares represented by your proxy will be voted FOR the election of all director nominees. In addition, our Corporate Governance Guidelines contain a resignation policy which provides that in the event an incumbent director fails to receive a majority of the votes cast in an uncontested election, such director shall promptly tender his or her resignation to the Board for consideration. The Board has determined that each director nominee, other than Mr. Scott, if elected, would be an independent director, as further described below in “Directors and Corporate Governance — Independence of Directors.”

Our Corporate Governance Guidelines also includes a mandatory retirement age policy whereby an individual who has reached the age of seventy-five may not stand for election or re-election to the Board.

All of the director nominees listed below have consented to being named in this proxy statement and to serve if elected. However, if any nominee becomes unable to serve, proxy holders will have discretion and authority to vote for another nominee proposed by our Board. Alternatively, our Board may reduce the number of directors to be elected at the Annual Meeting.

Name	Position
Mei-Wei Cheng	Director
Jonathan F. Foster	Director
Bradley M. Halverson	Director
Mary Lou Jepsen	Director
Roger A. Krone	Director
Patricia L. Lewis	Director
Kathleen A. Ligocki	Director
Conrad L. Mallett, Jr.	Director
Raymond E. Scott	Director, President and Chief Executive Officer
Gregory C. Smith	Director, Non-Executive Chairman

Biographical information relating to each of the director nominees is set forth below under “Directors and Corporate Governance” and incorporated by reference herein.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF LEAR’S DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT.

PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THE ELECTION OF EACH OF LEAR’S DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

2023 Proxy Statement	|	5

DIRECTORS AND CORPORATE GOVERNANCE

Director Biographical Information and Qualifications

Set forth below is a description of the business experience of each director nominee, as well as the specific qualifications, skills and experiences considered by the G&S Committee and the Board in recommending our slate of director nominees. Each director nominee listed below is nominated for election to the Board for a term expiring at the annual meeting of stockholders in 2024. See “Election of Directors (Proposal No. 1).”

Mei-Wei Cheng	Age: 73 Lear Committees:

•  Audit

•  P&C

Biography

Mr. Cheng has been a director of the Company since January 2019. Additionally, Mr. Cheng is a member of the Board of Directors of NIU Technologies (Nasdaq: NIU). He also serves as a member of the Board of Directors and special advisor of Grobest Group Limited, an Asian aquaculture feed company. Mr. Cheng served as the Non-Executive Chairman of both HCP Packaging from August 2018 to January 2022 and Interplex Holdings Pte. Ltd., from September 2019 to January 2022, both Baring Private Equity Asia portfolio companies. Mr. Cheng has served as an Advisory Board member of (i) CareSyntax, a technology and services platform for hospitals from May 2018 to May 2021, and (ii) Lumileds, a privately held leading LED company with an automotive lamps business, since April 2018. Additionally, Mr. Cheng currently serves as a Senior Venture Partner of Fontinalis Capital Partners II, a position he has held since December 2014. He is also a member of the Cornell Engineering College Advisory Council, the Cornell China Advisory Board and the Dartmouth Tuck Asia Advisory Board. From July 2012 to October 2018, Mr. Cheng served as a member of the Audit and Finance Committee of the Board of Directors for Seagate Technology (Nasdaq: STX), a data storage company. From February 2015 to January 2017, Mr. Cheng served as the Chairman of the Board of Directors of Pactera Technology International Ltd., a portfolio company of Blackstone Group. Mr. Cheng also served as a member of the Audit Committee of the Board of Directors of Diebold Nixdorf, Inc. (NYSE: DBD) from 2009 to 2013. Mr. Cheng serves as a Senior Advisor of Iconiq Motors, a new energy vehicle company from September 2017 to the present. From July 2010 to April 2014, Mr. Cheng served as the Chief Executive Officer of Siemens Northeast Asia and as President and Chief Executive Officer of Siemens China. Prior to joining Siemens, Mr. Cheng served as the Chairman and Chief Executive Officer of Ford Motor (China) Ltd. from 1998 to 2008, and as Group Vice President of Ford Motor Company (NYSE: F) from 2009 to 2010. Before joining Ford, Mr. Cheng held various senior executive positions at General Electric Corporation (NYSE: GE) and AT&T (NYSE: T). Mr. Cheng earned a bachelor’s degree in industrial engineering and operations research from Cornell University, a master’s degree in business administration from Rutgers University and is a graduate of both Dartmouth’s Tuck Executive Program and Massachusetts Institute of Technology’s Program for Senior Executives.

Skills and Qualifications

•  Significant international senior management and leadership experience, with a particular focus on Asian markets, including at board chairman level

•  Public company directorship and committee experience

•  Extensive international, business development, technological and sales and marketing expertise

•  Senior management experience in international automotive operations

•  Extensive knowledge of the automotive industry

•  Independent of management

6	|	LEAR CORPORATION

DIRECTORS AND CORPORATE GOVERNANCE

Jonathan F. Foster	Age: 62 Lear Committees:

•  Audit (Chair)

•  G&S

Biography

Mr. Foster has been a director of the Company since November 2009. Mr. Foster is Managing Director of Current Capital Partners LLC, a mergers and acquisitions advisory, corporate management services and private equity investing firm. Previously, from 2007 until 2008, Mr. Foster served as a Managing Director and Co-Head of Diversified Industrials and Services at Wachovia Securities. From 2005 until 2007, he served as Executive Vice President — Finance and Business Development of Revolution LLC. From 2002 until 2004, Mr. Foster was a Managing Director of The Cypress Group, a private equity investment firm and from 2001 until 2002, he served as a Senior Managing Director and Head of Industrial Products and Services Mergers & Acquisitions at Bear Stearns & Co. From 1999 until 2000, Mr. Foster served as the Executive Vice President, Chief Operating Officer and Chief Financial Officer of Toysrus.com, Inc. Previously, Mr. Foster was with Lazard, primarily in mergers and acquisitions, for over ten years, including as a Managing Director. Mr. Foster is a director of publicly traded Masonite International Corporation (NYSE: DOOR), Berry Global Group, Inc. (NYSE: BERY) and Five Point Holdings LLC (NYSE: FPH). He also has served as a director of Lumileds, a privately held leading LED company with an automotive lamps business, since 2022. Mr. Foster was previously a director of privately held automotive suppliers Aludyne (f/k/a Chassix), TI Automotive, Stackpole, Rimstock Holdings plc, Techniplas, LLC and Dayco Products. In addition, Mr. Foster previously was a director of publicly traded companies Chemtura Corp., Sabine Oil & Gas and Smurfit-Stone Container Corporation, as well as of numerous privately held companies. Mr. Foster has a bachelor’s degree in accounting from Emory University, a master’s degree in accounting and finance from the London School of Economics and has attended the Executive Education Program at Harvard Business School and the University of California, Berkeley, School of Law.

Skills and Qualifications

•  Senior management and leadership experience

•  Public company directorship and committee experience, including with global manufacturing companies

•  Experience in financial statement preparation and accounting, financial reporting, compliance and internal controls

•  Previous experience as a chief financial officer

•  Extensive transactional experience in mergers and acquisitions, debt financings and equity offerings

•  Extensive experience as an investment banker, private equity investor and director with industrial companies, including those in the automotive sector

•  Independent of management

2023 Proxy Statement	|	7

DIRECTORS AND CORPORATE GOVERNANCE

Bradley M. Halverson	Age: 62 Lear Committee:

•  Audit

•  P&C

Biography

Mr. Halverson has been a director of the Company since June 2020. Mr. Halverson served as the Group President and Chief Financial Officer of Caterpillar Inc. (NYSE: CAT), the world’s leading manufacturer of construction and mining equipment, diesel and gas engines, turbines, and locomotives, from 2013 to 2018. He joined Caterpillar in 1988, serving in various roles of increasing responsibility including leading the Caterpillar Financial business unit as well as the human resources, global supply chain and information services functions. Mr. Halverson currently serves on the board of Sysco Corporation (NYSE: SYY), where he is the Audit Committee Chairman, on the board of Satellogic Inc. (Nasdaq: SATL), where he is the Audit Committee Chairman, and on the board of Constellation Energy Corporation (Nasdaq: CEG). He also previously served as a director for the U.S. Chamber of Commerce. Mr. Halverson attended the University of Illinois, where he received a Bachelor of Science degree in Accounting and an Executive Masters of Business Administration. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Skills and Qualifications

•  Senior management and leadership experience, including in international operations

•  Previous experience as a chief financial officer of a large, publicly-traded global manufacturing company

•  Extensive experience in financial analysis, financial statement preparation, financial reporting, compliance and internal controls

•  Public company directorship and committee experience, including at committee chairman and lead independent director levels

•  Independent of management

8	|	LEAR CORPORATION

DIRECTORS AND CORPORATE GOVERNANCE

Mary Lou Jepsen	Age: 58 Lear Committees

•  G&S

•  P&C

Biography

Dr. Jepsen was appointed a director of the Company in March 2016. Dr. Jepsen is the CEO, Founder and Chairman of the Board of Openwater, a start-up company pioneering advanced diagnostic and therapeutic medical devices as well as brain computer interfaces. Previously, Dr. Jepsen was the Executive Director of Engineering at Meta, Inc. (f/k/a Facebook, Inc.) (Nasdaq: META) and Head of Display Technologies at Oculus where she led advanced consumer electronics, optoelectronic and display design and manufacturing efforts. From 2012 to 2015, Dr. Jepsen had a similar role at Google, Inc. (Nasdaq: GOOGL) and Google X. She also co-founded One Laptop per Child and was the lead architect of the $100 laptop, millions of which were shipped to children in the developing world. Since February 2021, Dr. Jepsen has served on the board of directors of Luminar Technologies, Inc. (Nasdaq: LAZR). She is the principal inventor on approximately 250 patents. She has broad advisory experience in Peru, China, Uruguay, Taiwan, Brazil and the United States, as well as at the United Nations. Dr. Jepsen holds a doctorate degree from Brown University in optical sciences, a Master of Science from Massachusetts Institute of Technology in Visual Studies and a Bachelor of Science in electrical engineering from Brown University.

Skills and Qualifications

•  One of the world’s foremost display and optical innovators

•  Exceptional track record of leadership and innovation

•  Significant experience in working with Asia’s largest computer manufacturers

•  Experience and leadership in engineering with global technology companies

•  Globally recognized with dozens of prestigious awards, including TIME magazine’s “Time 100” as one of the 100 most influential people in the world, a CNN top 10 thinker and by the leading global professional societies in optics, display and electronics

•  Senior management and executive experience

•  Independent of management

2023 Proxy Statement	|	9

DIRECTORS AND CORPORATE GOVERNANCE

Roger A. Krone	Age: 66 Lear Committee:

•  Audit

•  G&S

Biography

Mr. Krone has been a director of the Company since November 2020. Mr. Krone has served as the Chief Executive Officer of Leidos Holdings, Inc. (NYSE: LDOS) since July 2014 and as the Chair of its Board since March 2015. Mr. Krone is expected to retire from his positions with Leidos Holdings, Inc. in May 2023. Previously, Mr. Krone served as President of Network and Space Systems for The Boeing Company (NYSE: BA) from 2006 to 2014. Mr. Krone also previously held various senior program management and finance positions at Boeing, McDonnell Douglas Corp. and General Dynamics Corporation (NYSE: GD). Mr. Krone currently serves on the board of the Greater Washington Educational Telecommunications Association, Inc. (d/b/a WETA). From February 2017 to April 2019, Mr. Krone served as a director of BorgWarner Incorporated (NYSE: BWA). Mr. Krone has a bachelor’s degree in aerospace engineering from the Georgia Institute of Technology, a master’s degree in aerospace engineering from the University of Texas at Arlington, and a Master of Business Administration from the Harvard Graduate School of Business.

Skills and Qualifications

•  Senior management experience, including serving as a chief executive officer, at a publicly-traded company

•  Public company directorship and committee experience, including at the board chairman level

•  Valuable experience in global operational excellence within the engineering and aviation sectors

•  Significant leadership, business and corporate governance experience

•  Independent of management

10	|	LEAR CORPORATION

DIRECTORS AND CORPORATE GOVERNANCE

Patricia L. Lewis	Age: 61 Lear Committee:

•  G&S

•  P&C

Biography

Ms. Lewis has been a director of the Company since November 2020. Ms. Lewis currently serves as Executive Vice President and Chief Sustainability Officer at UnitedHealth Group Incorporated (NYSE: UNH), a position she has held since February 2022 in which she is responsible for leading the development and implementation of an enterprise ESG strategy, including establishing and meeting environmental goals, health equity goals, and diversity, equity and inclusion commitments and initiatives. Ms. Lewis previously served as Chief Human Resources Officer at UnitedHealth Group from October 2019 to February 2022. Prior to that, Ms. Lewis served in various senior management roles at Lockheed Martin Corporation (NYSE: LMT), including Senior Vice President and Chief Human Resources Officer from 2014 to October 2019; Vice President, Human Resources, Information Systems and Global Solutions from 2012 to 2014; and Vice President, Human Resources, Electronic Systems from 2011 to 2012. Ms. Lewis previously held various human resources positions at International Business Machines Corporation (NYSE: IBM) and E.I. du Pont de Nemours and Company (NYSE: DD). Prior to that, Ms. Lewis spent 15 years in a variety of operational roles at DuPont and National Semiconductor encompassing manufacturing, logistics and materials management. In 2021, Ms. Lewis was recognized by Savoy magazine as one of the Most Influential Black Corporate Directors and, in 2023, by Sustainability magazine as one of the Top 100 Women in Sustainability. Ms. Lewis has a bachelor’s degree in industrial relations management from the University of Bridgeport.

Skills and Qualifications

•  Senior management, leadership and operational experience with multiple global companies across several industries, including health care, national security, life sciences and technology

•  Over two decades experience in all aspects of human capital management spanning multiple complex and highly regulated industries, including serving as a Chief Human Resources Officer at large manufacturing and technology companies with significant operations throughout the world

•  Significant leadership experience in ESG, including responsibility for leading employee and stakeholder engagement; diversity, equity and inclusion; health equity; and environmental strategies.

•  Independent of management

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Kathleen A. Ligocki	Age: 66 Lear Committees:

•  G&S

•  P&C (Chair)

Biography

Ms. Ligocki has been a director of the Company since September 2012. She currently serves on the boards of Carpenter Technology (NYSE: CRS), where she chairs the Human Resources Committee and sits on the Nominating & Governance and Strategy Committees; PPG Industries Inc. (NYSE: PPG), where she sits on the Audit and Sustainability/Innovation Committees; Farmers Business Network, where she is the chair of the board and sits on the Audit and Compensation Committees; and the Indiana University Foundation, where she chairs the Audit Committee and sits on the Legal/Governance Committee. Ms. Ligocki also serves on the boards of Aperia Technologies and Lime Rock New Energy. From December 2015 to February 2019, Ms. Ligocki served as the Chief Executive Officer of Agility Fuel Solutions, based in Costa Mesa, California. From 2014 to 2015, Ms. Ligocki served as the Chief Executive Officer of Harvest Power, Inc., one of the leading organics management companies in North America. From 2012 to 2014, she served as an Operating Partner at Kleiner Perkins Caufield & Byers, one of Silicon Valley’s top venture capital providers where she worked with the firm’s greentech ventures on strategic challenges, scaling operations and commercialization. Ms. Ligocki also has served as the Chief Executive Officer of two early-stage companies: Next Autoworks, an auto company with a unique low-cost business model, from 2010 to 2012, and GS Motors, a Mexico City-based auto retailer owned by Grupo Salinas, a large Mexican conglomerate, from 2008 to 2009. From 2008 to 2010, Ms. Ligocki was a Principal in Pine Lake Partners, a consultancy focused on startups and turnarounds. From 2003 to 2007, Ms. Ligocki was the Chief Executive Officer of Tower Automotive, a global Fortune 1000 automotive supplier. Previously, Ms. Ligocki held executive positions at Ford Motor Company (NYSE: F) and at United Technologies Corporation where she led operations in North America, Europe, Africa, the Middle East and Russia. Ms. Ligocki began her career at General Motors Corporation (NYSE: GM) working for 15 years at Delco Electronics Corporation. Ms. Ligocki formerly served as a director of Qell Acquisition Corp (Nasdaq: QELL), Agility Fuel Solutions, Harvest Power, Inc., Ashland Inc. (NYSE: ASH), Next Autoworks, BlueOak Resources, Lehigh Technologies, and Tower Automotive. Ms. Ligocki earned a bachelor’s degree with highest distinction in Liberal Studies from Indiana University Kokomo and holds a Master of Business Administration from the Wharton School at the University of Pennsylvania. She also has been awarded honorary doctorate degrees from Oakland University, Central Michigan University and Indiana University Kokomo.

Skills and Qualifications

•  Senior management and leadership experience, including as chief executive officer, in the automotive industry

•  Public company directorship and committee experience, including in the automotive industry

•  Extensive experience in financial analysis, financial statement preparation, financial reporting, compliance and internal controls

•  Senior management experience in international automotive operations

•  Understanding of a wide range of issues through experience with businesses ranging from start-ups to large, global manufacturing operations

•  Independent of management

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Conrad L. Mallett, Jr.	Age: 69 Lear Committees:

•  Audit

•  G&S (Chair)

Biography

Justice Mallett has been a director of the Company since August 2002. In April 2022, Justice Mallett was named Corporation Counsel of the City of Detroit. Justice Mallett was previously the Deputy Mayor of the City of Detroit from June 2020 to April 2022 and the Chief Administrative Officer of Detroit Medical Center from September 2019 to December 2020. Prior to that, he served as the Chief Executive Officer of Detroit Medical Center’s Sinai-Grace Hospital from August 2017 to September 2019, the Interim Chief Executive Officer of Detroit Medical Center’s Huron Valley Sinai Hospital from March 2017 to August 2017 and the Executive Vice President and Chief Administrative Officer of Detroit Medical Center from January 2012 to August 2017. Previously, he served as President and Chief Executive Officer of Detroit Medical Center’s Sinai Grace Hospital from August 2003 until December 2011. Prior to that, Justice Mallett served as the Chief Legal and Administrative Officer of the Detroit Medical Center beginning in March 2003. Previously, he served as President and General Counsel of La-Van Hawkins Food Group LLC from April 2002 to March 2003 and Chief Operating Officer for the City of Detroit from January 2002 to April 2002. From August 1999 to April 2002, Justice Mallett was General Counsel and Chief Administrative Officer of the Detroit Medical Center. Justice Mallett was also a Partner in the law firm of Miller, Canfield, Paddock & Stone from January 1999 to August 1999. Justice Mallett was a Justice of the Michigan Supreme Court from December 1990 to January 1999 and served a two-year term as Chief Justice beginning in 1997. Justice Mallett formerly served as a director of Kelly Services, Inc. (Nasdaq KELYA). In 2021 and 2016, Justice Mallett was recognized by Savoy magazine as one of the Most Influential Black Corporate Directors. Justice Mallett has a bachelor’s degree from the University of California, Los Angeles, a Juris Doctorate and a Master of Public Administration from the University of Southern California and a Master of Business Administration from Oakland University.

Skills and Qualifications

•  Senior management and leadership experience

•  Leadership experience gained as Chief Justice of the Michigan Supreme Court and through multiple executive-level roles with Detroit Medical Center

•  Public company directorship and committee experience

•  Extensive legal and governmental experience, including significant involvement in state, municipal and community governmental activities

•  Independent of management

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Raymond E. Scott	Age: 57 President and Chief Executive Officer

Biography

Mr. Scott was appointed as President and Chief Executive Officer of the Company on March 1, 2018. Previously, Mr. Scott also served as the Company’s Interim President, E-Systems from January 28, 2019 to September 3, 2019. Prior to that, he served as the Company’s Executive Vice President and President, Seating, a position he had held since November 2011, and prior to that, as the Company’s Senior Vice President and President, E-Systems, a position he had held since February 2008. Previously, he served in other positions at the Company, including Senior Vice President and President, North American Seat Systems Group since August 2006, Senior Vice President and President, North American Customer Group since June 2005, President, European Customer Focused Division since June 2004 and President, General Motors Division since November 2000. Mr. Scott earned a Bachelor of Science in economics from the University of Michigan. He also earned a Master of Business Administration from Michigan State University’s Advanced Management Program.

Skills and Qualifications

•  Senior management and leadership experience with the Company, with extensive knowledge of the Company’s business, operations and global strategy

•  Track record of leadership, achievement, innovation and execution in the Company’s Seating and E-Systems businesses

•  More than 30 years of experience in the automotive industry

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Gregory C. Smith	Age: 71 Non-Executive Chairman

Biography

Mr. Smith has served as the Company’s Non-Executive Chairman since May 2020 and been a director of the Company since November 2009. Mr. Smith, a retired Vice Chairman of Ford Motor Company (NYSE: F), currently serves as Principal of Greg C. Smith LLC, a private management consulting firm, a position he has held since 2007. Previously, Mr. Smith was employed by Ford Motor Company for over 30 years until 2006. Mr. Smith held various executive-level management positions at Ford Motor Company, most recently serving as Vice Chairman from 2005 until 2006, Executive Vice President and President — Americas from 2004 until 2005, Group Vice President — Ford Motor Company and Chairman and Chief Executive Officer — Ford Motor Credit Company from 2002 to 2004, Vice President — Ford Motor Company, and President and Chief Operating Officer — Ford Motor Credit Company from 2001 to 2002. As Vice Chairman, Mr. Smith was responsible for Ford’s Corporate Strategy and Staffs, including Human Resources and Labor Affairs, Information Technology, and Automotive Strategy. During his career at Ford, Mr. Smith ran several major business units and had extensive experience in Financial Services, Strategy, Marketing and Sales, Engineering and Product Development. Mr. Smith also was responsible for Hertz when Ford owned it, and, in 2005, Automotive Components Holdings, the portion of Visteon that Ford repurchased. Mr. Smith currently serves as a director of publicly traded Penske Automotive Group (NYSE: PAG), where he serves as the chair of the Audit Committee, and formerly served as a director of the Federal National Mortgage Association (Fannie Mae), Penske Corporation and Solutia Inc. Mr. Smith serves on the Risk Oversight Advisory Council of the National Association of Corporate Directors (NACD). Mr. Smith has a bachelor’s degree in mechanical engineering from Rose-Hulman Institute of Technology and a Master of Business Administration from Eastern Michigan University.

Skills and Qualifications

•  Senior management and leadership experience, including in the automotive industry

•  Public company directorship and committee experience

•  Served on audit committees of public and private companies

•  Experience actively overseeing finance departments and personnel

•  Extensive experience and knowledge of automotive industry

•  Experience and knowledge of automotive company operations and strategic issues, including engineering, manufacturing, marketing, human resources and finance

•  Independent of management

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Criteria for Selection of Directors

The following are the general criteria for the selection of our directors that the G&S Committee utilizes in evaluating candidates for Board membership. The G&S Committee considers, without limitation, a director nominee’s independence, skills and other attributes, experience, perspective, background and diversity (which we define broadly to include differences in viewpoints, background, experience, skill, education, national origin, gender, race, age, culture and current affiliations that may offer the Company exposure to contemporary business issues and is considered in the context of the Board as a whole). These qualifications may vary from year to year, depending on the needs of the Company at the time.

The Board believes that board diversity is important to serving the long-term interests of Lear and its stockholders. In the event the G&S Committee determines to recruit candidates as potential nominees to join the Board, the candidate pool will include qualified female and racially and/or ethnically diverse candidates and any third-party recruitment utilized in connection with such search will be instructed to include such individuals in the list of candidates they provide the G&S Committee.

The general criteria set forth below are not listed in any particular order of importance:

The above criteria should not be construed as minimum qualifications for director selection nor is it expected that director nominees will possess all of the criteria identified. Rather, they represent the range of complementary talents, backgrounds and experiences that the G&S Committee believes would contribute to the effective functioning of our Board.

Our Corporate Governance Guidelines and G&S Committee charter provide guidelines with respect to the consideration of director candidates. Under these guidelines, the G&S Committee is responsible for, subject to approval by the Board, establishing and periodically reviewing the criteria for Board membership and selection of new directors, including independence standards. The G&S Committee also may recommend to the Board changes to the portfolio of director skills, experience, perspective and background required for

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the effective functioning of the Board, considering the Company’s strategy and its regulatory, geographic and market environments. Any such changes to the director selection criteria must be approved by the Board.

The G&S Committee screens candidates and recommends director nominees to the Board for approval. The G&S Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. Additionally, the Board annually conducts an in-depth talent review to discuss leadership depth and succession. The G&S Committee also may retain a search firm (which may be paid a fee) to identify director candidates. Once a potential candidate has been identified, the G&S Committee evaluates the potential candidate based on the Board’s criteria for selection of directors (described above) and the composition and needs of the Board at the time. All director candidates are evaluated on the same basis. Candidates also are evaluated in light of Board policies, such as those relating to director independence and service on other boards, as well as considerations relating to the size and structure of the Board.

Board Composition

The following matrix provides certain information regarding the members of our Board, including certain types of knowledge, skills experiences and attributes possessed by one or more of our directors which our Board believes are relevant to our business or industry. The matrix does not encompass all of the knowledge, skills, experiences or attributes of our directors, and the fact that a particular knowledge, skill, experience or attribute is not listed does not mean that a director does not possess it. In addition, the absence of a particular type of knowledge, skill, experience, or attribute with respect to any of our directors does not mean the director in question is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skill and experience listed below may vary among members of the Board.

Category	Profile / Skills	Mei-Wei Cheng	Jon Foster	Brad Halverson	Mary Lou Jepsen	Roger Krone	Patricia Lewis	Kathleen Ligocki	Conrad Mallett	Ray Scott	Greg Smith

	Woman				×		×	×
	African-American / Black						×		×
	Pan-Asian	×
	Non-U.S. Resident	×
	LGBTQ						×

	CEO / Large Business Head	×	×	×	×	×		×	×	×	×
	CFO / Treasurer / Fin. Serv. Exec.		×	×		×					×
	Auto Industry	×	×			×		×		×	×
	Technology	×			×	×	×	×		×	×
	Strategy	×	×	×	×	×	×	×	×	×	×
	Finance	×	×	×		×		×	×		×
	Commercial / Marketing	×			×			×	×	×	×
	Operations	×			×	×	×	×	×	×	×
	Human Capital Management	×		×	×	×	×	×	×	×	×
	Legal / Governmental	×	×			×			×
	Environmental, Social, Governance	×	×	×	×	×	×	×	×	×	×
	International	×	×	×	×	×	×	×		×	×

In the table above, an “X” indicates experience in the category gained directly or through active oversight of one responsible for the category.

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Recommendation of Directors by Stockholders

In accordance with its charter, the G&S Committee will consider candidates for election as a director of the Company recommended by any Lear stockholder, provided that the recommending stockholder follows the procedures set forth in Section 1.13 of the Company’s Bylaws for nominations by stockholders of persons to serve as directors. The G&S Committee evaluates such candidates in the same manner by which it evaluates other director candidates considered by the G&S Committee, as described above.

Pursuant to Section 1.13 of the Bylaws, nominations of persons for election to the Board at a meeting of stockholders may be made by any stockholder of the Company entitled to vote for the election of directors at the meeting who sends a timely notice in writing to our Corporate Secretary. To be timely, a stockholder’s notice must be delivered to, or mailed and received by, our Corporate Secretary at the Company’s principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the annual meeting is more than 30 days prior to the anniversary of the preceding year’s annual meeting or more than 70 days after such anniversary date, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which “public announcement” of the date of such annual meeting is made by the Company. For purposes of the Bylaws, “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by us with the SEC.

The stockholder’s notice or recommendation is required to contain certain prescribed information about each person whom the stockholder proposes to recommend for election as a director, the stockholder giving notice and the beneficial owner, if any, on whose behalf notice is given. The stockholder’s notice must also include the consent of the person proposed to be nominated and to serve as a director if elected. Recommendations or notices relating to director nominations should be sent to Lear Corporation, 21557 Telegraph Road, Southfield, Michigan 48033; Attention: Harry A. Kemp, Senior Vice President, Chief Administrative Officer and General Counsel. See “Stockholder Proposals for 2024 Annual Meeting of Stockholders.” In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Lear nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

A copy of our Bylaws has been filed as an exhibit to our Current Report on Form 8-K filed with the SEC on November 9, 2009.

Independence of Directors

A majority of the members of the Board, and each member of the Audit Committee, P&C Committee and G&S Committee, must meet the criteria for independence set forth under applicable law and the NYSE listing standards. No director qualifies as independent unless the Board determines that the director has no direct or indirect material relationship with the Company. In addition to considering the NYSE independence criteria, the Board will consider all relevant facts and circumstances of which it is aware in making an independence determination with respect to any director.

The Board has made director independence determinations with respect to each of our current directors. Based on the NYSE independence guidelines, the Board has affirmatively determined that (i) Messrs. Cheng, Foster, Halverson, Dr. Jepsen, Mr. Krone, Mses. Lewis and Ligocki and Messrs. Mallett and Smith (A) have no relationships or only immaterial relationships with us, (B) meet the NYSE independence guidelines with respect to any such relationships and (C) are independent; and (ii) Mr. Scott is not independent. Mr. Scott is our President and Chief Executive Officer (the “CEO”).

Board Retirement Policy

In 2023, the Board amended the Company’s Corporate Governance Guidelines to increase the mandatory retirement age for Board members. The revised policy states that an individual may not stand for election or re-election to the Board if such individual has reached seventy-five years of age. However, the Board may, in its discretion, waive this policy.

The Board believes that the increase in the mandatory retirement age from seventy-two to seventy-five is consistent with, among other things, prevailing market practice and the Company’s desire to avoid losing the contributions of directors who have unique skill sets or insight into the Company’s industry, business or operations.

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Board’s Role in Risk Oversight

The Company’s management continually monitors the material risks facing the Company. Our enterprise risk management process is designed to facilitate the identification, assessment and management of certain key risks the Company may encounter and which may impact our ability to achieve our strategic objectives. The enterprise risk management process supplements management’s ongoing responsibilities to monitor and address risks by working with risk owners to identify the key mitigating actions for certain risks, which then are discussed with senior management.

The Board, with the assistance of the Board committees, is responsible for overseeing such management actions to ensure that material risks affecting the Company are identified and managed appropriately. The Board and the Board committees oversee risks associated with their principal areas of focus, as summarized below:

Board/Committee Areas of Risk Oversight and Actions

Full Board

•  Carefully evaluates the reports received from management and makes inquiries of management on areas of particular interest to the Board

•  Reviews with management material strategic, operational, financial, compensation and compliance risks, including risks related to cybersecurity, product quality and safety and other environmental, social and governance issues

•  Considers specific risk topics in connection with strategic planning and other matters

•  Oversees risk oversight and related activities conducted by the Board committees through reports of the committee chairperson to the Board

Audit Committee

•  Responsible for ensuring that the Company has an internal audit function to provide management and the Audit Committee with ongoing assessments of the Company’s risk management process and system of internal controls

•  Discusses with management the Company’s process for assessing and managing risks, including the Company’s major risk exposures related to tax matters, financial instruments, litigation, cybersecurity and information security and the steps necessary to monitor and control such exposures

•  Central oversight of financial and compliance risks

•  Meets periodically with senior management, our vice president of audit services, our chief compliance officer and our independent auditor, Ernst & Young LLP, and reports on its findings at each regularly scheduled meeting of the Board

•  Periodically assesses reports provided by management on risks addressed in the enterprise risk management process and other risks, and reports to the Board, as appropriate

•  Periodically reviews our Code of Business Conduct & Ethics

P&C Committee	• Oversees the review and evaluation of the risks associated with our compensation policies and practices (see also “Compensation and Risk”)

G&S Committee

•  Oversees risks associated with our governance structure and processes

•  Reviews our organizational documents, Corporate Governance Guidelines and other policies

•  Oversees sustainability issues, including as they pertain to environmental (including climate) and corporate social responsibility matters

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Environmental, Social and Governance

Every Day, Striving for Better – Environmental, Social and Governance at Lear

Consistent with Lear’s vision, Making Every Drive Better, we work to ensure that our passion for our business is also channeled into creating possibilities for a better world. This means that as part of our ESG initiatives, which we execute under the mantra of Every Day, Striving for Better, we are committed to safety in our workplaces, integrity in the conduct of our business, advancing sustainability in our operations and products, and supporting the global communities in which we live and work. Furthermore, we expect all of our suppliers of production goods and services to share our commitment to social responsibility and ethical conduct.

ESG Oversight

The G&S Committee of our Board of Directors has responsibility for oversight of the Company’s ESG strategy, including as it pertains to environmental (including climate), human rights and other corporate social responsibility matters. In this regard the G&S Committee works closely with our other Board Committees, Audit and P&C, that have responsibility for overseeing certain elements of ESG such as compliance and human capital management, respectively. To better integrate sustainability considerations throughout our Company, Lear also has added specific ESG responsibilities to senior management (as shown in the chart below).

Our ESG strategy is realized through, among other things, our comprehensive human capital management initiatives which emphasize leadership development, employee engagement and a culture that values individuals of all backgrounds; innovative product development focused on key sustainability trends like electrification; and policies, procedures and practices that ensure alignment with our core value to Get Results the Right Way. In addition, we value transparency in communication. In 2022, Lear released our annual Sustainability Report that includes disclosures with reference to the GRI standards, as well as reporting with the SASB and TCFD recommendations. Lear is a participant in the United Nations Global Compact (“UNGC”), and we align our sustainability efforts with the ten principles on human rights, labor, environment, and anti-corruption, along with the Sustainable Development Goals (“SDGs”). To learn more, see Lear’s Sustainability Report: www.lear.com/sustainability. The information on our website is not part of this proxy statement and is not deemed to be incorporated by reference herein.

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Environmental Efforts

We are committed to advancing sustainability in our products and operations. Our core value of innovation helps us not only to create and use environmentally friendly materials, but also to develop advanced technologies that facilitate sustainable, longer-term automotive industry megatrends like electrification and shared mobility. At the same time, our core capability of operational excellence drives us to focus continuously on improving energy efficiency and reducing our consumption of natural resources and creation of waste. More specifically:

Our innovative technologies enable electrification and use renewable materials

•	We have included a design directive within our engineering systems that requires sustainability to be considered as a part of all product designs, including as to raw materials sourcing, manufacturing processes, logistics, and recyclability / reusability

•	Many of our product offerings are aligned with the continuing shift to electrification, such as our electrical distribution and connection systems and battery disconnect units, which control all electrical energy flowing into and out of the high voltage battery on electrified vehicles

•	Our vertical integration capabilities, together with our lightweight seat recliners, tracks, latches and other components, can facilitate weight reductions and other performance efficiencies in our products, in turn enabling enhanced fuel efficiency, lower emissions and increased battery driving range

•	We are leveraging available technology to replace certain petroleum-based products with more sustainable alternatives, such as SoyFoamTM and, more recently, FlexAirTM, our 100% recyclable non-foam alternative that is anticipated to reduce both CO2 emissions and mass as compared to traditional foam offerings

•	We are developing and commercializing a range of fabrics that contain recycled, renewable or recyclable yarns, including our ReNewKnitTM sustainable sueded alternative material, which is a first-to-market automotive textile that is fully recyclable at its end of life and composed of 100% recycled plastic bottles

•	Lear’s INTU™ intelligent seating with Thermal Comfort focuses on faster and more efficient heating and ventilation for the occupant, which enables reduced energy consumption and extended battery driving range for electric vehicles

•	Our ConfigurE+ seating architecture, with electrified tracks and a configurable seating or racking system, supports shared mobility and has potential commercial applications, including for last mile delivery

We have set carbon reduction goals against a 2019 baseline

•	50% reduction in carbon emissions at our facilities by 2030

•	100% usage of renewable energy for our electricity consumption by 2030

•	Net zero emissions at our facilities, and both upstream and downstream where we have influence, by 2050

We are implementing a multifaceted strategy to achieve our carbon reduction goals

•	In 2022, we finalized and began implementing our comprehensive renewable energy strategy, which includes on-site renewable energy generation at certain sites, the purchase of energy attribution certificates in certain locations on an ongoing basis, and virtual power purchase agreements to support new renewable energy projects in the United States and Europe

•	On-site solar array installations are providing a portion of the electricity consumed at nine of our facilities worldwide, and in 2022 we completed the installation of our largest array in Europe to date in Valls, Spain

•	Our renewable energy strategy has resulted in 100% electricity purchased being from renewable sources for all Lear facilities in Germany, Hungary, Poland, and the United Kingdom

•	We continue to conduct life cycle assessments (“LCAs”) on our major product lines to measure their carbon footprint and identify potential carbon reduction opportunities; as a result of our continued efforts we have now completed reference LCAs on seven of our nine major product lines

•	In 2022, we joined Climate Group’s RE100, a global renewable electricity initiative comprised of companies committed to sourcing 100% of their operations’ electricity from renewable sources, and formally committed to the SBTi by agreeing to reduce GHG emissions in alignment with the 2015 Paris Agreement regarding climate change

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We are reducing emissions, saving energy and conserving natural resources in our operations

•	Our Energy Efficiency Playbook, first released in 2021, continues to be leveraged at our global manufacturing sites on an ongoing basis to improve energy efficiency and reduce energy usage

•	In 2022, we released additional playbooks specific to waste generation and water usage which, like the Energy Efficiency Playbook, are focused on promoting sustainable operating practices within our global facilities, while at the same time increasing operational efficiency and potentially reducing costs
•	100% of our eligible manufacturing facilities are currently ISO 14001:2015 compliant and new facilities are required to obtain certification as soon as possible after opening

•	In 2021, we introduced updated facility specifications regarding the use of energy efficient equipment, such as LED lighting and plant-wide ventilation systems or other HVAC initiatives, when practicable at our new and refurbished plants; these specifications continue to be implemented on an ongoing basis

Social Initiatives

We believe the best way to deliver the highest quality products and services is to maintain a work environment that prioritizes safety and fosters collaboration, inclusion, tolerance and respect. More specifically:

We create meaningful employment and development opportunities for our approximately 169,000 team members around the world

•	Our approximately 148,000 hourly employees receive competitive pay and benefits such as transportation, meals, medical leave, paid holidays and health care

•	In 2022, we delivered more than five million hours of safety, development, leadership, quality, continuous improvement, lean manufacturing, and ISO and IATF certification training

•	Our health and safety management system is compliant with the ISO 45001:2015 standard, and we are currently implementing a more comprehensive health and safety program which combines ISO 14001:2015 and 45001:2018 requirements to improve efficiency and performance

•	Launched in 2017, Lear’s Together We Win program is a global employee engagement program focused on driving cultural change in our operations by providing best practices and a roadmap for our plants to improve in the areas of leadership, work environment, employee involvement and team empowerment

We strive for diversity, equity and inclusion in all we do

•	Lear’s Together We Belong encompasses Lear’s internal initiatives and education programs for DEI. In 2022, we delivered “Expect Respect” training globally to approximately 56,000 employees. Together We Belong continues to help our employees increase their understanding of their unique differences and the importance of an inclusive culture
•	We have an Executive Diversity Council that oversees our DEI strategy, prioritizes activities, and drives accountability and results

•	In 2022, the first group of Lear employees progressed through Together We Grow, a merit-based leadership development program which was launched in 2021 for our diverse, high-potential leaders; the program is designed to accelerate professional growth and provide a pathway for career advancement

•	We support six employee-led resource groups (“ERGs”) spanning 15 countries; each group is supported by a senior executive sponsor and is open to all employees. Lear’s ERGs build community, a sense of belonging, and a culture where everyone in our diverse and global workforce feels heard, accepted and valued

•	Lear spent approximately $5.4 billion with diverse suppliers in the past 10 years

•	In 2022, our teams completed more than 200,000 hours of DEI and anti-harassment training

•	In 2022, we completed a pay equity study on 100% of salaried females in addition to ethnic minorities in the U.S. Based on our findings, 0.7% of the salaried employees reviewed were recommended for an adjustment to base salary

•	We have published on our website our consolidated EEO-1 summary data as submitted to the U.S. Equal Employment Opportunity Commission for calendar year 2021, and will disclose such data for calendar year 2022 when available

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Lear employees dedicate themselves to supporting the global communities where they live and work

•	Our Michigan-based employees donated almost $1 million to local and global charities during 2022 through our annual Company giving initiative

•	Our Company and our employees collectively contributed over $100,000, as well as food and supplies, to Ukraine humanitarian relief efforts in 2022, and a number of
Ukrainian refugees have become employed at a Lear facility in Moldova

•	In 2022, we continued to expand our global Driving Wellness program, which includes localized initiatives to support the mental health and wellness of employees

•	Lear has recommitted to the UNGC every year since first becoming a participant in 2020, and we align our ESG initiatives with the 10 UNGC principles supporting human rights, labor, environment and anti-corruption

Governance

Governance at Lear is driven by our commitment to Get Results the Right Way. This means not only developing systems and processes to ensure compliance with regulations and company policies, but also creating a culture of ethics and integrity in everything we do. We expect our supply chain partners to share and demonstrate the same commitment, and we work with them to reinforce this expectation.

We have an experienced and diverse Board of Directors

•	50% of our Directors are diverse by ethnicity and/or gender

•	See page 17 for a description of Director skills and experiences

Our cybersecurity efforts protect our products, our customers and our enterprise

•	Lear’s inhouse cybersecurity experts design and deploy security into our vehicle components and offer security monitoring throughout the life cycle of the vehicle

•	We have an experienced enterprise cybersecurity team, many of whom possess industry-leading certifications like those offered by the International Information System Security Consortium and Certified Ethical Hacker

We partner with our suppliers to ensure sustainability throughout the supply chain

•	We require suppliers to comply with our Supplier Sustainability Policy, which includes commitments to human rights, environmental standards, safe working conditions and responsible sourcing

•	Leveraging a third-party supply chain management partner, Lear has assessed more than 2,800 global production supplier sites against ESG criteria, including environmental stewardship and human rights, since 2021

•	Lear’s Supplier Portal provides access to our policies and commitments, along with resources and awareness materials on certain ESG topics, such as human rights, and forced and child labor
•	Our No Deforestation Policy requires that all materials supplied to us are from legal sources, that land is not clear-cut or burned for production or development, and that our suppliers comply with governmental laws, regulations and guidelines regarding deforestation

Other key aspects of our corporate governance efforts include:

•	All of our director nominees are independent, except our President and Chief Executive Officer

•	We have a non-executive Chairman of the Board

•	We have a majority voting standard with a director resignation policy for uncontested director elections

•	We have robust stock ownership guidelines for our directors and management

•	Risk oversight is conducted by the full Board and committees

•	All directors are elected annually

•	Executive sessions of independent directors are held at regularly scheduled Board meetings

•	Excellent track record of attendance at all Board and committee meetings in 2022

•	Board and committees complete written self-evaluations and participate in oral evaluations

The Board has approved Corporate Governance Guidelines, which were revised in 2022 to include a succession planning process for directors to the Board’s responsibilities and in 2023 to increase the mandatory retirement age for directors as

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mentioned above in “Board Retirement Policy.” The Board has also approved a Code of Business Conduct & Ethics, which was revised in 2022 to include additional or enhanced sections on topics such as social media and human rights. In 2022, all directors completed the same training course on our revised Code of Business Conduct & Ethics as was completed by our employees. Our corporate governance documents, including the Corporate Governance Guidelines, the Code of Business Conduct & Ethics and committee charters, are available on our website at www.lear.com or in printed form upon request by contacting Lear Corporation at 21557 Telegraph Road, Southfield, Michigan 48033, Attention: Investor Relations. The Board regularly reviews corporate governance developments and modifies these documents as warranted. Any modifications will be reflected on our website. The information on our website is not part of this proxy statement and is not deemed to be incorporated by reference herein.

Other Board Information

Leadership Structure of the Board

Gregory C. Smith is our Non-Executive Chairman of the Board and has served in that role since May 2020. Our Board has decided to maintain separate non-executive chairperson and CEO roles to allow our CEO to focus on the execution of our business strategy, growth and development, while allowing the non-executive chairperson to lead the Board in its fundamental role of providing advice to, and independent oversight of, management, as well as oversight of Board meetings. The Board recognizes the time, effort and energy that the CEO is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman. While our Bylaws and Corporate Governance Guidelines do not require that our non-executive chairperson and CEO positions be separate, the Board believes that having separate positions and having an independent director serve as non-executive chairperson is the appropriate leadership structure for the Company at this time.

Board Meetings

In 2022, our Board held six meetings. In addition to our Board meetings, our directors attend meetings of committees established by our Board. Each of Lear’s director nominees attended at least 75% of the meetings of our Board and the committees on which he or she served during 2022 that were held when he or she was a director. Our directors are encouraged to attend all annual and special meetings of our stockholders. In 2022, our annual meeting of stockholders was held on May 19, 2022, in virtual format, and all directors attended.

Meetings of Non-Employee Directors

In accordance with our Corporate Governance Guidelines and the listing standards of the NYSE, our non-employee directors meet regularly in executive sessions of the Board without management present. Mr. Smith, our Non-Executive Chairman, has presided over these executive sessions through the Annual Meeting.

Committees of the Board

The Board has three standing committees: the Audit Committee, the P&C Committee and the G&S Committee.

The following chart sets forth the directors who currently serve as members of each of the Board committees.

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Directors	Audit Committee	P&C Committee	G&S Committee
Mei-Wei Cheng	X	X
Jonathan F. Foster	C		X
Bradley M. Halverson	X	X
Mary Lou Jepsen		X	X
Roger A. Krone	X		X
Patricia L. Lewis		X	X
Kathleen A. Ligocki		C	X
Conrad L. Mallett, Jr.	X		C
Raymond E. Scott
Gregory C. Smith*	E	E	E

*	Non-Executive Chairman of the Board

“C”	Denotes member and chair of committee

“X”	Denotes member

“E”	Denotes Ex Officio member

Audit Committee

In 2022, the Audit Committee held eight meetings. Each of the members of the Audit Committee is a non-employee director. In addition, the Board has determined that all of the members of the Audit Committee are independent, financially literate and financial experts, as further discussed under “Audit

Committee Report.” For a description of the Audit Committee’s responsibilities and findings and additional information about the Audit Committee, see “Audit Committee Report.”

A copy of the current charter is available on our website at ir.lear.com or in printed form upon request.

People and Compensation Committee

In 2022, the P&C Committee held four meetings. Each of the members of the P&C Committee is a non-employee director. In addition, the Board has determined that all of the members of the P&C Committee are independent as defined in the listing standards of the NYSE, including the independence standards applicable to compensation committees. The P&C Committee has overall responsibility for approving and evaluating director and officer compensation plans, policies and programs of the Company and reviewing the disclosure of such plans, policies and programs to our stockholders in the annual proxy statement. The P&C Committee utilizes an independent compensation consultant to assist it in its duties. The P&C Committee operates under a written charter setting forth its functions and responsibilities. Effective May 19, 2022, the P&C Committee revised its charter to include supporting various Company initiatives pertaining to ESG matters that involve human capital management among its responsibilities.

A copy of the current charter is available on our website at ir.lear.com or in printed form upon request.

In consultation with the Company’s management, the P&C Committee establishes the general policies relating to senior management compensation and oversees the development and administration of such compensation programs. Our human resources executives and staff support the P&C Committee in its work. These members of management work with compensation consultants whose engagements have been approved by the P&C Committee, accountants and legal counsel, as necessary, to implement the P&C Committee’s decisions, to monitor evolving competitive practices and to make compensation recommendations to the P&C Committee. Our human resources management develops specific compensation recommendations for senior executives, which are first reviewed by senior management and then presented to the P&C Committee and its independent compensation consultant. The P&C Committee has final authority to approve, modify or reject the recommendations and to make its decisions in executive session. The P&C Committee approves all compensation of our executive officers, including equity awards. Under our equity award policy, an aggregate equity award pool to

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non-executive officers may be approved by the P&C Committee and allocated to individuals by the Company’s CEO. The policy also allows the P&C Committee to delegate to the CEO the ability to grant equity awards to non-executive officer employees who are newly hired or promoted or deemed to be deserving of special retention or recognition awards.

The P&C Committee utilizes Pay Governance LLC (“Pay Governance”) as its independent compensation consultant. The consultant reports directly to the P&C Committee, including with respect to management’s recommendations of compensation programs and awards. The P&C Committee has the sole authority to approve the scope and terms of the engagement of such compensation consultant and to terminate such engagement. The mandate of Pay Governance is to serve the Company and work with the P&C Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, program design, market trends and technical considerations. Pay Governance has assisted the P&C Committee with the development of competitive market data and a related assessment of the Company’s executive and director compensation levels, evaluation of annual and long-

term incentive compensation strategy and compilation and review of total compensation data and tally sheets (including data for certain termination and change in control scenarios) for the Company’s NEOs (as defined in “Compensation Discussion and Analysis”). As part of this process, the P&C Committee also reviewed a comprehensive analysis of peer group companies provided by Pay Governance. See “Compensation Discussion and Analysis — Benchmarking.” Other than with respect to consulting on executive and director compensation matters, Pay Governance has performed no other services for the P&C Committee or the Company.

In 2022, the Company retained Frederic W. Cook & Co., Inc. (“Frederic W. Cook”) to provide support on an as-needed basis in the review of various executive compensation programs, including review of the performance measures used by the Company in its long-term incentive program.

The Company and the P&C Committee reviewed the independence of Pay Governance and Frederic W. Cook in light of SEC rules and NYSE listing standards regarding compensation consultants and has concluded that the work performed by the consultants for the Company and the P&C Committee does not constitute a conflict of interest.

Governance and Sustainability Committee

In 2022, the G&S Committee held four meetings. Each of the members of the G&S Committee is a non-employee director. In addition, the Board has determined that all of the members of the G&S Committee are independent as defined in the listing standards of the NYSE.

The G&S Committee is responsible for, among other things: (i) identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board; (ii) recommending director nominees to the Board for election at the next annual meeting of the stockholders of the Company; (iii) in the event of a vacancy on or an increase in the size of the Board, recommending director nominees to the Board to fill such vacancy or newly established Board seat; (iv) recommending directors to the Board for membership on each committee of the Board; (v) establishing and reviewing annually our Corporate Governance Guidelines; (vi) reviewing potential conflicts of interest involving our executive officers; and (vii) overseeing sustainability issues, including as they pertain to environmental, human rights and other corporate social responsibility matters. The G&S Committee operates under a written charter setting forth its functions and responsibilities. Effective September 22, 2022, the G&S Committee revised its charter to further describe its oversight of sustainability matters, including climate risk, which is further reflected in the committee’s name change from the “Nominating and Corporate Governance Committee” to the “Governance and Sustainability Committee.”

A copy of the current charter is available on our website at ir.lear.com or in printed form upon request.

Communications to the Board

Stockholders and interested parties can contact the Board (including the Non-Executive Chairman and non-employee directors) through written communication sent to Lear Corporation, 21557 Telegraph Road, Southfield, Michigan 48033, Attention: Harry A. Kemp, Senior Vice President, Chief Administrative Officer and General Counsel. Our General Counsel reviews all written communications and forwards to the Board a summary and/or copies of any such correspondence that is directed to the Board or that, in the opinion of the General Counsel, deals with the functions of the Board or Board committees or that he otherwise determines requires the Board’s or any Board committee’s attention. Concerns relating to accounting, internal accounting controls or auditing matters are immediately brought to the attention of our internal audit department and handled in accordance with procedures established by the Audit Committee with respect to

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such matters. From time to time, the Board may change the process by which stockholders may communicate with the Board. Any such changes will be reflected in our Corporate Governance Guidelines, which are posted on our website at ir.lear.com.

Communications of a confidential nature can be made directly to our non-employee directors or the Chairman of the Audit Committee regarding any matter, including any accounting, internal accounting control or auditing matter, by submitting such concerns to the Audit Committee or the Non-Executive Chairman. Any submissions to the Audit Committee or the Non-Executive Chairman should be marked confidential and addressed to the Chairman of the Audit Committee or the Non-Executive Chairman, as the case may be, c/o Lear Corporation, P.O. Box 604, Southfield, Michigan 48037. In addition, confidential communications may be submitted in accordance with other procedures set forth from time to time in our Corporate Governance Guidelines, which are posted on our website at ir.lear.com. Any submission should contain, to the extent possible, a full and complete description of the matter, the parties involved, the date of the occurrence or, if the matter is ongoing, the date the matter was initiated and any other information that the reporting party believes would assist the Audit Committee or the Non-Executive Chairman in the investigation of such matter.

Director Compensation

The following table summarizes the annual compensation for our non-employee directors during 2022. A summary of the director compensation program and elements is presented after the table below.

2022 Director Compensation
Name	Fees Earned or Paid in Cash(1)	Stock Awards(3)	Total

Mei-Wei Cheng(2)	$115,000	$174,911	$289,911

Jonathan F. Foster	$135,000	$174,911	$309,911

Bradley M. Halverson	$115,000	$174,911	$289,911

Mary Lou Jepsen	$115,000	$174,911	$289,911

Roger A. Krone(2)	$115,000	$174,911	$289,911
Patricia L. Lewis	$115,000	$174,911	$289,911
Kathleen A. Ligocki	$135,000	$174,911	$309,911
Conrad L. Mallett, Jr.	$130,000	$174,911	$304,911
Gregory C. Smith	$195,000	$294,971	$489,971

(1)

Includes cash retainer and other fees earned for service as directors in 2022. The base annual cash retainer is $115,000 and as described below, there is an additional cash retainer for the Non-Executive Chairman and the Chair of each of the Audit Committee, P&C Committee and G&S Committee.

(2)	Messrs. Cheng and Krone deferred $115,000 of their 2022 retainer fees.

(3)

As described below under the heading “Equity Compensation,” on May 19, 2022, each of our non-employee directors who were members of the Board on the date of the annual meeting of stockholders received a restricted stock unit (“RSU”) grant that vests on the earlier of the first anniversary of the grant date and the date of the next annual meeting of stockholders that is at least 50 weeks following the immediately preceding year’s annual meeting of stockholders, subject to each director’s continued service on the Board. The amounts reported in this column for each director reflect the aggregate grant date fair value determined in accordance with Accounting Standards Codification (“ASC”) 718, “Compensation-Stock Compensation.” As of December 31, 2022, each of our non-employee directors who were members of the Board on such date held the following outstanding and unvested RSUs: Messrs. Cheng, Foster, Halverson, Krone and Mallett, along with Dr. Jepsen and Mses. Lewis and Ligocki – 1,317; and Mr. Smith – 2,221. Messrs. Cheng and Krone, along with Ms. Ligocki, each elected to defer 100% of their 2022 RSU grants; and Mr. Mallett elected to defer 75% of his 2022 RSU grant (in each case, subject to vesting of the RSUs).

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Summary of 2022 Director Compensation

Overview

In order to attract and retain highly qualified directors to represent stockholders, our philosophy is to set compensation to be within a competitive range of non-employee director pay at comparable companies. At least every two years, the independent compensation consultant presents an analysis of director pay levels among our Comparator Group (described in “Compensation Discussion and Analysis — Benchmarking” below) and a broader set of large companies. The most recent competitive pay study was reviewed in August 2021. Based on the most recent benchmarking analysis, the director compensation is near the market median level within the Comparator Group.

Annual Cash Retainer

The base annual cash retainer for each non-employee director under the Outside Directors Compensation Plan is $115,000. The additional cash retainer for the chairs of the P&C Committee and the Audit Committee is $20,000, the additional cash retainer for the chair of the G&S Committee is $15,000 and the additional cash retainer for the Presiding Director, if any, is $10,000. The annual cash retainer for each non-employee director is paid in advance in equal installments on the last business day of the month. Because the Company has an independent Non-Executive Chairman, there currently is no Presiding Director.

Non-employee directors generally do not receive Board or standing committee meeting fees; however, each non-employee director is eligible to receive $1,500 for each Board meeting in excess of twelve that he/she attends in a calendar year. Meeting fees for a special committee of the Board are set by the Board at the time of the formation of the special committee and usually are set at the rate of $1,000 per meeting. Meeting fees, if any, are paid on the last business day of the month (for that month’s meeting fees).

Equity Compensation

Pursuant to the Outside Directors Compensation Plan, in addition to a cash retainer, each non-employee director receives a portion of his or her annual compensation in the form of equity compensation, which is granted each year on the date of the annual meeting of stockholders at which a director is elected or re-elected to serve on the Board. Such equity compensation is paid in the form of an annual grant of

RSUs with a grant date value of approximately $175,000. The RSU awards will vest on the earlier of the first anniversary of the grant date and the date of the next annual meeting of stockholders that is at least 50 weeks following the immediately preceding year’s annual meeting, subject to forfeiture in the event that a director’s service on the Board ceases for any reason prior to the vesting date.

Non-Executive Chairman Compensation

In 2022, the additional compensation for our Non-Executive Chairman, currently Mr. Smith, was an additional annual cash retainer in the amount of $80,000 and an additional annual grant of RSUs with a grant date value of approximately

$120,000. The payment and vesting schedule for this additional annual compensation is the same as that described above.

Deferrals

A non-employee director may elect to defer receipt of all or a portion of his or her annual retainer and any meeting fees pursuant to a valid deferral election. To the extent that any such cash payments are deferred, they are credited to a notional account and bear interest at an annual rate equal to the prime rate (as defined in the Outside Directors Compensation Plan). Non-employee directors may also elect to defer all or a portion of their annual RSU grant into a stock account where, subject to and following satisfaction of the applicable vesting requirements, notional stock units are credited until distribution in the form of shares of common stock upon the pre-selected date(s).

In general, amounts deferred are paid to a non-employee director as of the earliest of:

•	the date elected by such director;

•	the date the director ceases to be a director; or

•	the date a change of control (as defined in the Outside Directors Compensation Plan) occurs.

Retainer, meeting fees and restricted cash amounts that are deferred are paid in cash in a single sum payment or, at the director’s election, in installments. Amounts of the RSU grants that are deferred are paid in the form of shares of common stock in a lump sum or installments in accordance with the director’s election.

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Stock Ownership Guidelines

The Company has a long-standing practice of having stock ownership guidelines for non-employee directors. Each non-employee director must achieve a stock ownership level of a number of shares with a value equal to five times the base annual cash retainer and must hold 50% of the net shares from their annual stock grants received until they are in compliance with these guidelines. As of our latest measurement date (December 31, 2022), all of our non-employee directors who were directors on the measurement date (other than Mr. Cheng, who joined the Board in January 2019, Mr. Halverson, who joined the Board in June 2020, and Mr. Krone and Ms. Lewis, who joined the Board in November 2020, each of whom is in compliance with the 50% hold requirement) met the required ownership guideline level.

General

Directors who are also our employees receive no compensation for their services as directors except reimbursement of expenses incurred in attending meetings of our Board or Board committees.

Security Ownership of Certain Beneficial Owners, Directors and Management

The following table sets forth, as of March 24, 2023 (except as indicated below), beneficial ownership, as defined by SEC rules, of our common stock (including shares of common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 24, 2023) and ownership of restricted stock units (“RSUs”) by the persons or groups specified. Each of the persons listed below has sole voting and investment power with respect to the beneficially owned shares listed unless otherwise indicated. The percentage calculations set forth in the table are based on 59,060,758 shares of common stock outstanding on March 24, 2023, rather than based on the percentages set forth in stockholders’ Schedules 13G or 13D, as applicable, filed with the SEC.

	Number of Shares of Common Stock Owned Beneficially	Percentage of Common Stock Owned Beneficially	Number of RSUs Owned(19)

5% Beneficial Owners:

BlackRock, Inc.(1)	8,565,052	14.5%	—

Pzena Investment Management, LLC(2)	6,865,532	11.6%	—

The Vanguard Group(3)	5,687,817	9.6%	—

NEOs and Directors:

Raymond E. Scott(4)(5)(6)	178,118	*	27,818

Jason M. Cardew(4)(7)	36,637	*	35,449

Carl A. Esposito(4)(7)	37,616	*	37,931

Frank Orsini(4)(7)	45,031	*	43,225

Thomas A. DiDonato(4)(5)(19)	54,332	*	—

Mei-Wei Cheng(6)(8)	5,245	*	—

Jonathan F. Foster(6)(9)	10,857	*	—

Bradley M. Halverson(6)(10)	3,556	*	—

Mary Lou Jepsen(6)(11)	8,278	*	—

Roger A. Krone(6)(12)	2,771	*	—

Patricia L. Lewis(6)(13)	2,771	*	—

Kathleen A. Ligocki(6)(14)	17,738	*	—

Conrad L. Mallett, Jr.(6)(15)	11,837	*	—

Gregory C. Smith(6)(16)	16,112	*	—

Total Executive Officers and Directors as a Group (18 individuals)(17)	443,623	*	176,498

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*	Less than 1%

(1)

Information contained in the table above and this footnote is based on a report on Schedule 13G/A filed with the SEC on January 26, 2023, by BlackRock, Inc. (“BlackRock”). BlackRock is the beneficial owner of 8,565,052 shares, with sole dispositive power as to all such shares and sole voting power as to 8,048,349 such shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from, the sale of the Company’s common stock. No one person’s interest in the Company’s common stock is more than five percent of the total outstanding common stock. BlackRock’s principal place of business is 55 East 52nd Street, New York, New York 10055.

(2)

Information contained in the table above and this footnote is based on a report on Schedule 13G/A filed with the SEC on January 20, 2023, by Pzena Investment Management, LLC (“Pzena”). Pzena is the beneficial owner of 6,865,532 shares, with sole dispositive power as to all such shares and sole voting power as to 5,945,234 such shares. Pzena’s principal place of business is 320 Park Avenue, 8th Floor, New York, New York 10022.

(3)

Information contained in the table above and this footnote is based on a report on Schedule 13G/A filed with the SEC on February 9, 2023, by The Vanguard Group (“Vanguard”). Vanguard is the beneficial owner of 5,687,817 shares, with sole dispositive power as to 5,557,368 such shares, shared dispositive power as to 130,449 such shares and shared voting power as to 46,047 such shares. Vanguard’s principal place of business is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(4)	The individual is a NEO (as defined in “Compensation Discussion and Analysis”).

(5)

Messrs. Scott and DiDonato are retirement-eligible and therefore each qualifies for accelerated vesting of all of his time-vesting Career Shares and RSUs that would have vested if the date of retirement had been 24 months later than it actually occurred. As a result, Mr. Scott’s share ownership includes 48,777 time-vesting Career Shares and 25,490 unvested RSUs and Mr. DiDonato’s share ownership includes 7,911 time-

vesting Career Shares and 5,731 unvested RSUs (all Career Shares and RSUs awarded more than one year prior to the record date). Each of Messrs. Scott and DiDonato’s time-vesting Career Shares and unvested RSUs would be forfeited only if he were terminated for “cause” pursuant to the terms of his employment agreement. Messrs. Scott and DiDonato’s respective share ownership also includes 87,111 and 20,690 shares of common stock, respectively, that each person has the right to acquire pursuant to stock options that are currently exercisable. Mr. DiDonato also has indirect beneficial ownership of 20,000 shares of common stock held by GRAT.

(6)	The individual is a director.

(7)

Messrs. Cardew, Esposito and Orsini are not yet retirement-eligible, and thus, their share ownership does not include any time-vesting Career Shares or unvested RSUs. If they remain employed by the Company, Messrs. Cardew, Esposito and Orsini will become retirement-eligible on June 29, 2025, September 1, 2026, and April 2, 2027, respectively. Messrs. Cardew, Esposito and Orsini’s respective share ownership also includes 20,394, 18,201, and 24,890 shares of common stock, respectively, that each person has the right to acquire pursuant to stock options that are currently exercisable.

(8)

For Mr. Cheng, the information contained in the table above includes 2,916 deferred stock units, which are fully vested and convert into shares of common stock on a 1-for-1 basis upon the earliest of the director’s departure from the Board, a change in control or the pre-established date elected by the director. The table also includes 1,317 RSUs vesting on May 18, 2023, within 60 days following the record date, which will be deferred upon vesting in accordance with the director’s election.

(9)	For Mr. Foster, the information contained in the table above includes 1,317 RSUs vesting on May 18, 2023, within 60 days following the record date.

(10)	For Mr. Halverson, the information contained in the table above includes 1,317 RSUs vesting on May 18, 2023, within 60 days following the record date.

(11)	For Dr. Jepsen, the information contained in the table above includes 1,317 RSUs vesting on May 18, 2023, within 60 days following the record date.

(12)

For Mr. Krone, the information contained in the table above includes 875 deferred stock units, which are fully vested and convert into shares of common stock on a 1-for1 basis upon the earliest of the director’s departure from the Board, a change in control or the pre-established date elected by the director. The table also includes 1,317 RSUs vesting on May 18, 2023, within 60 days following the record date, which will be deferred upon vesting in accordance with the director’s election.

(13)	For Ms. Lewis, the information contained in the table above includes 1,317 RSUs vesting on May 18, 2023, within 60 days following the record date.

(14)

For Ms. Ligocki, the information contained in the table above includes 13,220 deferred stock units, which are fully vested and convert into shares of common stock on a 1-for-1 basis upon the earliest of the director’s departure from the Board, a change in control or the pre-established date elected by the director. The table also includes 1,317 RSUs vesting on May 18, 2023, within 60 days following the record date, which will be deferred upon vesting in accordance with the director’s election.

(15)

For Mr. Mallett, the information contained in the table above includes 10,520 deferred stock units, which are fully vested and convert into shares of common stock on a 1-for-1 basis upon the earliest of the director’s departure from the Board, a change in control or the pre-established date elected by the director. The table also includes 1,317 RSUs vesting on May 18, 2023, within 60 days following the record date, a portion of which will be deferred upon vesting in accordance with the director’s election.

(16)

For Mr. Smith, the information contained in the table above includes 2,221 RSUs vesting on May 18, 2023, within 60 days following the record date. The table also includes 13,891 shares of common stock held in Ann Cournoyer Smith Irrev Trust for the benefit of Mr. Smith’s children of which Mr. Smith is the trustee.

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(17)	Includes Alicia Davis, Amy Doyle, Harry Kemp and Marianne Vidershain.

(18)

Includes, as of March 30, 2023, time-vesting Career Shares and unvested RSUs owned by our executive officers. These time-vesting Career Shares and unvested RSUs are subject to all of the economic risks of stock ownership but may not be voted or sold and are subject to vesting provisions as set forth in the respective grant agreements.

(19)	Mr. DiDonato is retiring in September 2023.

Delinquent Section 16(a) Reports

Based upon our review of reports filed with the SEC and written representations that no other reports were required, we believe that all of our directors, executive officers and beneficial owners of more than ten percent of our equity securities complied with the reporting requirements of Section 16(a) of the Exchange Act during 2022, with the exception of a late Form 4 filed on February 10, 2023, for Mr. Foster reporting four transactions for a total of 202 shares of common stock, due to an inadvertent administrative error.

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COMPENSATION DISCUSSION AND ANALYSIS

The following section discusses the material elements of the compensation for our Chief Executive Officer (CEO), Chief Financial Officer (CFO) and each of the other executive officers listed in the “2022 Summary Compensation Table” (collectively, our named executive officers, referred to herein as our “NEOs”) during the year ended December 31, 2022. To assist in understanding compensation for 2022, we have included a discussion of our compensation policies and practices for periods before and after 2022 where relevant. To avoid repetition, in the discussion that follows we make cross-references to specific compensation data and terms for our NEOs contained in “Executive Compensation.” In addition, because we have a global team of managers in 37 countries, our compensation program is designed to provide some common standards throughout the Company and, therefore, much of what is discussed below applies to executives in general and is not limited specifically to our NEOs.

NEOs

Our NEOs for 2022 are:

Raymond E. Scott, President and Chief Executive Officer

Jason M. Cardew, Senior Vice President and Chief Financial Officer

Frank C. Orsini, Executive Vice President and President, Seating

Thomas A. DiDonato, Senior Vice President and Chief Administrative Officer

Carl A. Esposito, Senior Vice President and President, E-Systems

Executive Summary

Key highlights of the main sections for our Compensation Discussion and Analysis are as follows:

2022 Compensation Discussion and Analysis Roadmap
Performance

•  Sales of $20.9 billion, an increase of 8% over 2021 and resulting in sales growth over market of 5 percentage points

•  Core operating earnings increase of 5%

•  Free cash flow of $383 million compared to $85 million for 2021

Risk and Governance

•  Appropriate mix of base salary, annual bonus opportunities, and long-term equity compensation, including performance-based equity compensation, with the majority of at-risk compensation tied to performance in our incentive plans

•  Rigorous clawback and recovery provisions applicable to all incentive-based cash and equity compensation granted to current and former executive officers

•  Stock ownership guidelines that align executive and stockholder interests

NEO Compensation

•  The 2022 Annual Incentive Plan (“AIP”) resulted in payout at 124% of target based on performance against two financial measures (Adjusted Operating Income and Free Cash Flow)

•  The 2020 – 2022 Performance Shares resulted in payout at 111% of target based on performance against one financial measure (Adjusted Annual Pretax Income) and one market measure (Relative TSR)

•  2023 Performance Shares have a three-year performance period (2023 – 2025) and will pay out in 2026

•  NEO pay levels are commensurate with 2022 performance and overall business results — reinforcing Lear’s pay-for-performance compensation philosophy based on performance against two financial measures (Adjusted Annual Pretax Income and Adjusted Return on Invested Capital Improvement) and one market measure (Relative TSR)

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COMPENSATION DISCUSSION AND ANALYSIS

2022 Compensation Discussion and Analysis Roadmap
2022 Say-on-Pay

•  2022 Say-on-Pay vote received 89% support; approval has averaged 96% since 2015

•  Investor meetings were held throughout 2022 to discuss Lear’s strategic goals and to receive feedback on various topics, including executive compensation

Pay Aligned with Performance

•  Compensation programs are designed to be aligned with our business strategy and are correlated to business performance and stockholder return

•  Annual incentive plan and long-term incentive plan tied to achievement of key financial measures

•  Pay is tied to rigorous risk and governance practices

2022 Business Highlights

We are a global automotive technology leader in Seating and E-Systems, enabling superior in-vehicle experiences for consumers around the world. We supply seat systems, key seat components, complete electrical distribution and connection systems, battery disconnect units and other electronic products to all of the world’s major automotive manufacturers. At Lear, we are Making every drive better™ by providing the technology for safer, smarter and more comfortable journeys, while adhering to our values — Be Inclusive. Be Inventive. Get Results the Right Way.

Lear, headquartered in Southfield, Michigan, employs a diverse team of talented employees in 37 countries and is driven by a commitment to innovation, operational excellence and sustainability. We have 253 manufacturing, engineering and administrative locations globally, and continue to restructure our manufacturing footprint to optimize our cost structure with 67% of our manufacturing facilities and 86% of our employees located in low-cost countries. We continue to grow our business in all automotive producing regions of the world, both organically and through complementary acquisitions. We have an executive compensation program that is generally market-median based for achievement of targets with the opportunity to earn more (or less) commensurate with the Company’s performance.

Lear is built on a foundation and strong culture of innovation, operational excellence, and engineering and program management capabilities. We use our product, design and technological expertise, as well as our global reach and competitive manufacturing footprint, to achieve the following financial goals and objectives:

•	Continue to deliver profitable growth, balancing risks and returns;

•	Invest in innovation to drive business growth and profitability;

•	Maintain a strong balance sheet with investment grade credit metrics; and

•	Consistently return capital to our stockholders.

Highlights of our performance and recent significant events include the following:

Accelerating Growth and Increasing Stockholder Value

•	Sales increased 8% to $20.9 billion, resulting in sales growth over market of 5 percentage points *

•	Core operating earnings increased 5% to $871 million **

•	Adjusted net income and adjusted earnings per share increased 9% and 10%, respectively, to $523 million and $8.72, respectively **

•	Generated free cash flow of $383 million in 2022, compared to $85 million for 2021**

•	Returned $286 million of cash to stockholders through dividends and share repurchases

•	Maintained a 25% global market share in Seating

•	2023 to 2025 sales backlog of $2.85 billion, driven by market share gains in Seating and new products in E-Systems that support customer shifts to electric vehicles

•	Executed strategic acquisitions in Seating:

◾

Expanding our product capabilities in the area of thermal comfort management and growth potential through vertical integration with the acquisitions of Kongsberg Automotive’s Interior Comfort Systems business unit and I.G. Bauerhin (expected to close in 2023)

◾	Driving operational excellence through Industry 4.0 technologies with the acquisitions of Thagora Technology SRL and InTouch Automation

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COMPENSATION DISCUSSION AND ANALYSIS

Recognition

◾	Received more than 100 awards from global customers, industry organizations and publications for ESG initiatives, operational excellence, innovation, quality and safety, including:

◾	Two first-place J.D. Power 2022 U.S. Seat Quality and Satisfaction StudySM awards

◾

Automotive News PACEpilot Innovation to Watch award for ConfigurE+ with zonal safety technology. This safety solution is the first wireless and electronics-based system that identifies seat location and status – key to the adoption of reconfigurable seating in vehicles. The smart technology automatically activates safety features in the second and third rows of a vehicle based on the detected location of occupants

◾	Being named one of America’s Most Responsible Companies by Newsweek
◾	Being named one of Fortune magazine’s World’s Most Admired Companies for the seventh consecutive year – awarded the highest ranking of any North American-based automotive supplier in the survey

◾	Being recognized as a top employer in the Czech Republic, Macedonia, Morocco, Romania, Serbia and Spain, as awarded by the Top Employers Institute in each of these countries

*

Sales growth over market excludes the impact of foreign exchange, commodity cost recovery and acquisitions. The change in industry production on a Lear sales-weighted bases is calculated using Lear’s prior year regional sales.

**

Core operating earnings, adjusted net income, adjusted earnings per share and free cash flow are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). For more information regarding our non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures, see Appendix A, “Reconciliation of Non-GAAP Financial Measures.”

Macroeconomic and Global Operating Environment

Considering the significant challenges in 2022, the Lear team delivered solid financial results. In most areas, our results exceeded our 2021 performance, despite industry and economic conditions that, since 2020, have been influenced directly and indirectly by macroeconomic events, including the COVID-19 pandemic and, beginning in the first quarter of 2022, the Russia-Ukraine conflict. These events have resulted in unfavorable operating conditions, such as shortages of semiconductor chips and other components, elevated inflation levels, higher interest rates, and labor and energy shortages in certain markets.

Our leadership position in operational excellence and strong product capabilities drove new business wins in 2022. Our three-year backlog includes more than $1 billion of market share gains in Seating and more than half of our E-Systems backlog is in products supporting the customer shift toward electric vehicles. In addition, our new business launched in 2022 and our leading position in luxury, large sport utility and pick-up trucks resulted in sales growth over market of five percentage points. We continue to invest in innovation and technology to further strengthen our capabilities.

Executive Compensation Highlights

Our overarching objective is to maximize stockholder value by delivering profitable growth while balancing risk and returns, maintaining a strong balance sheet with investment grade credit metrics, and delivering superior stockholder returns over the long term. Critical to achieving this objective is a highly qualified global team that is strongly motivated to execute our strategy, while navigating uncertainty, through market-competitive pay programs that emphasize at-risk, performance-based pay over annual and multi-year periods and hold employees accountable for delivering our financial, operational and strategic goals.

Program Design and Performance

Since 2020 there has been significant volatility and uncertainty in the markets in which we operate, as described above. During this time, these factors significantly impacted our executive compensation programs as reflected in our incentive plan performance results, corresponding incentive payouts, and incentive plan design, as summarized below.

•	Commensurate with our results versus preset goals, from 2020 to 2022, annual incentive payouts varied from 60% to
124% of target, and the performance share payouts in the long-term incentive plan varied from 22% to 111% of target.

•	Annual incentive plan awards reflect Adjusted Operating Income and Free Cash Flow results. Weightings for the performance measures in 2022 was 80% Adjusted Operating Income and 20% Free Cash Flow.

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COMPENSATION DISCUSSION AND ANALYSIS

•	Long-term incentive award mix is heavily weighted to Performance Shares, requiring multi-year goals be met to earn shares. Our 2022 grant mix was 70% Performance
Shares and 30% RSUs. For the 2020 – 2022 period, our Performance Shares were earned based on Adjusted Annual Pretax Income and relative TSR results.

For 2023, the incentive plans were modified to adjust the weightings and measures of the performance measures. See pages 38 to 40 for further details. Additionally:

•	The performance measures in the annual incentive plan will revert to our historical equal weighting of 50% each of Adjusted Operating Income and Free Cash Flow.

•	Our CEO’s 2023 long-term incentive grant mix reflects increased emphasis on performance-based awards with a weighting of 76% Performance Shares and 24% RSUs.

•	An Adjusted Return on Invested Capital improvement (“ROIC Improvement”) performance measure has been incorporated into the 2023- 2025 performance period. ROIC had previously been a performance measure, but we temporarily suspended it as a measure from 2020 through 2022 as the Company and the automotive industry managed through the macroeconomic challenges described above. We also recognize that ROIC has a strong correlation to performance and stockholder returns. For the 2023-2025 performance cycle, we have reintroduced ROIC Improvement as a performance measure. The Performance Shares granted in 2023 will be earned based on three financial performance measures – Annual Adjusted Pretax Income, relative TSR, and ROIC Improvement. See further in this discussion for details on changes to incentives for 2023.

The rest of this “Compensation Discussion and Analysis” provides detailed discussion and analysis of the 2022 pay programs, as well as further context for recent and future changes. Later in this proxy, we have included a new Pay Versus Performance section, as mandated by the SEC, which is intended to illustrate how compensation of the CEO and other NEOs is directly aligned with stockholder returns.

2022 Incentive Payouts

Incentive payouts are aligned to and directly commensurate with our financial results. Earned equity awards are also subject to changes in our stock price over a multi-year period. Our strategic, operational and financial performance over time is reflected in our results and returns to stockholders. In 2022, two performance-based incentive cycles, each of which covered different time periods, were completed, as summarized below (detailed discussion follows later in this “Compensation Discussion and Analysis”):

•	As shown below, the annual incentive was earned at 124% of target, reflecting our performance (including certain adjustments as described on page 46) against 2022 Adjusted Operating Income and Free Cash Flow goals.

•	As shown below, the 2020-2022 cycle of Performance Shares was earned at 111% of target, reflecting our performance (including certain adjustments as described on page 48) against Cumulative Adjusted Pretax Income and relative TSR three-year goals.

For information regarding changes to the Company’s annual incentive and long-term incentive plans for 2023, see pages 38 to 40.

2023 Proxy Statement	|	35

COMPENSATION DISCUSSION AND ANALYSIS

2022 Annual Incentive Program

2020-2022 Performance Shares

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COMPENSATION DISCUSSION AND ANALYSIS

(See “Pay for Performance,” “Annual Incentives” and “Long-Term Incentives” below for more information regarding these financial measures.)

•	Long-term incentive awards granted in January 2022 to our NEOs were solely in the form of equity to directly link the interests of our executives with those of our stockholders. We awarded Performance Shares (weighted 70%), which require achievement of financial and relative TSR goals over a three-year period and RSUs (weighted 30%).

Compensation Governance and Alignment with Stockholders

As part of a market-based pay program, we maintain many design features and corporate governance practices to ensure a strong link between executive pay, Company performance and stockholder interests:

Pay for Performance	More information on page 74

•  We utilize a high percentage of performance-based pay, with 91% of 2022 total target annual compensation for the CEO at risk and 77% granted in equity, while, on average, 80% of 2022 target annual compensation for the other NEOs is at risk and 61% is granted in equity.

•  Our pay program is aligned with our business strategy; earnings is a key driver in the Company achieving its business strategy goals, which we capture for purposes of our incentive-based compensation with the measures of Adjusted Operating Income for our annual cash incentive plan and Annual Pretax Adjusted Income for our Performance Shares.

• We include relative TSR as a market measure for our Performance Shares to align stockholders’ interests with our executives’ pay outcomes.

• We do not provide excise tax gross-ups or any guarantees of regular incentive pay.

• Our plans and awards do not provide for automatic vesting of equity awards in connection with a single-trigger change in control event.

Compensation Governance	More information on page 68
• We conduct annual reviews of our compensation programs to ensure continued alignment to our strategy and market practices.

• We annually evaluate our compensation programs to ensure they are designed to discourage risk and safeguard stockholder value.

• The P&C Committee engages an independent compensation consultant.

• We do not provide single-trigger change in control severance benefits.

• We maintain post-termination restrictive covenants, clawback, anti-hedging and anti-pledging policies.

• We maintain robust stock ownership guidelines for our executives and directors.

• We have a retention requirement as part of our Stock Ownership Guidelines until the ownership guideline is met/maintained.

• We prohibit repricing of stock option awards.

Target Pay Mix for CEO and Other NEOs

Base salary and annual and long-term incentive award opportunities (as more fully described below) are the elements of our NEOs’ total direct compensation. To support our compensation philosophy, our NEOs’ total direct compensation opportunity is heavily weighted toward at-risk compensation within our annual incentive and long-term incentive programs. Our annual incentive awards and the performance-based component of our long-term incentive awards are considered performance-based pay, as the payouts are dependent on the achievement of specific financial performance measures. Our long-term incentive program utilizes time-based RSU awards that are subject to 3-year cliff vesting, further aligning the NEOs with our stockholders as the final value realized is based on the Company’s share price after the 3-year period.

2023 Proxy Statement	|	37

COMPENSATION DISCUSSION AND ANALYSIS

The significant portion of performance-based pay aligns our NEOs with our stockholders’ interests. The compensation mix for our CEO and for our other NEOs on average is shown below for 2022:

Target Total Direct Compensation Allocation (Assuming Performance-Based Components at Target and not including Career Shares)

We continuously monitor our executive compensation programs and consider appropriate modifications that allow us to drive achievement of our business strategy and targeted financial results, meet our talent needs and maintain fully competitive compensation programs and practices to maximize long-term stockholder value. As part of such review, the Company amended our CEO’s compensation mix to increase the portion of his target total direct compensation that is considered at-risk, performance-based pay from 70% in 2022 to 73% starting in 2023.

Compensation Alignment with Stockholders

The executive compensation program is designed to drive execution of our business strategy by strongly aligning pay opportunities with performance outcomes. The P&C Committee considers multiple perspectives in assessing the achievement of this critical objective, including a multi-year history of incentive payouts as a percentage of target, financial and TSR results, and the NEOs’ pay relative to the Comparator Group (as defined below). These analyses found that relative to the Comparator Group:

1.	The NEOs’ target pay levels are in the competitive range of market median, on average, with an emphasis on performance-based pay opportunities.

2.

Lear’s incentive plan performance measures are well-aligned to its business strategy, correlative to TSR and are generally consistent with the measures used by the Comparator Group (and the broader industrial market).

3.	Lear’s annual incentive and performance share payouts are directionally aligned with performance relative to the Comparator Group.

Consistent with the Company’s pay-for-performance philosophy, challenging goals are set for the annual incentive and performance share award opportunities. As such, in some years, payouts will be above target (when our results exceed the target for the performance period), and in other years, payouts will be below target (when our results are below the target for the performance period). Our last three completed incentive cycles reflect this pay-performance alignment with payouts varying commensurate with results. Due to the challenges during this time, payouts have ranged from 22% to 124% of target.

•	Annual incentive payouts: 2020, 60% of target; 2021, 100% of target; and 2022, 124% of target

•	Performance Share payouts: 2018-20, 22% of target; 2019-21, 74% of target; and 2020-22, 111% of target

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COMPENSATION DISCUSSION AND ANALYSIS

Our typical pay administration approach for promoted executives is to move target pay levels to market median over several years while emphasizing at-risk, performance-based incentive award opportunities. For example, our CFO was first promoted into his role in 2019. As he has developed in the role, his target pay has moved closer to market median with the majority of the increase in target pay provided in at-risk performance share award opportunities (with a three-year performance period), as well as stock options prior to 2022.

The actual values realized, if any, from performance share award opportunities (and stock option awards prior to 2022) can vary significantly (due to performance and the Company’s stock price) from the grant amounts shown in the Stock Awards column of the Summary Compensation Table. This is reflected in the CEO’s target pay mix, with 91% of total pay at-risk and 56% of total pay from performance share opportunities.

2022 Advisory Vote on Executive Compensation

The P&C Committee reviewed the results of the 2021 stockholder advisory vote on NEO compensation and incorporated the results as one of the many factors considered in connection with the discharge of its responsibilities. Our compensation practices have been consistently supported by stockholders, as evidenced by our Say-on-Pay results. In 2022, we received 89% stockholder support on our Say-on-Pay advisory vote, and our average result has been 96.4% for the period 2015 through 2022.

Say-on-Pay Stockholder Support
Vote Year	2022	2021	2020	2019	2018	2017	2016	2015
Stockholder Support (%)	89.0%	97.0%	97.0%	97.2%	98.3%	96.5%	98.3%	98.2%

Engaging with Stockholders to Continue to Enhance our Compensation Program

Our directors and management recognize the benefits from robust dialogue with stockholders and we have engaged consistently in broad, direct, governance-focused stockholder outreach. We continue to solicit the perspectives of our investors and share such perspectives with the P&C

Committee. Among other topics, we invite dialogue with our stockholders regarding best practices and policy issues, our compensation programs, the financial measures that drive our business strategy and other issues to inform our compensation program review process.

Feedback From Our Stockholders Considered as Part of the Actions Taken by the Committee

The predominant feedback we have received from investors with respect to our compensation programs and practices was that they were satisfied with them. During October 2022, we talked with nine stockholders whose holdings represent approximately 50% of our shares outstanding related to ESG matters, including our executive compensation programs. Some stockholders asked questions about recent changes made to the financial measures and weightings in our annual and long-term incentive plans, specifically requesting additional narrative in the “Compensation Discussion and Analysis” describing the drivers and decision-making regarding the incentive plan measures and weightings. The P&C Committee and the management team reviewed and discussed the feedback as part of their comprehensive review and discussion of the compensation programs’ alignment to our business strategy, support of our talent needs, market practices and other factors. When the P&C Committee assessed the incentive plan structure and performance measures, this feedback was one of the factors considered.

In addition to the formal outreach discussed above, members of management continue to have regular and extensive interaction with our investors throughout the year to discuss our business segments, end markets, financial results and operational execution at investor conferences, Company-hosted events, non-deal roadshows and quarterly conference calls. In 2022, Lear met with 104 institutional investors for a total of 218 interactions. We have also shared financial and ESG information relevant to our shareholders through our Sustainability Report, our Investor Relations website, our 2022 Annual Report on Form 10-K and this proxy statement.

2023 Proxy Statement	|	39

COMPENSATION DISCUSSION AND ANALYSIS

2023 Incentive Plans

The following changes were made to the 2023 incentive programs:

•	Annual Incentive Plan (AIP): Lear had historically weighted the financial measures in its AIP at 50% Adjusted Operating Income and 50% Free Cash Flow. Due to the higher levels of volatility caused by the pandemic and ongoing supply chain challenges, the 2022 AIP weightings were set at 80% Adjusted Operating Income and 20% Free Cash Flow. This change was made to manage the ongoing volatility (which tends to have a greater impact on Free Cash Flow) as well as ensure payouts aligned with performance. Although supply chain and other operations pressures persist, the Committee and management team determined that reverting to the historical equal weighting for the two financial measures was appropriate for 2023.

•	Long-Term Incentive Plan (LTI): ROIC had been a measure in the Lear LTI until the 2020 performance cycle, when it was removed due to the challenges caused by the global pandemic, significant volume reductions and supply chain constraints. As part of our ongoing discussions with the Board and key stockholders, management engaged Frederic W. Cook as a compensation consultant to perform an analysis of key Lear financial measures and their impact on long-term stockholder value creation. In addition to the financial measures that were already part of the LTI, ROIC was found to be strongly correlated with stockholder value creation, and the Company’s long-term performance. The P&C Committee and management team determined that ROIC is a relevant incentive measure for evaluating the long-term performance of the company and subsequently included an ROIC Improvement measure for the 2023 – 2025 LTI performance cycle.

These changes ensure an ongoing strong tie to stockholders’ interests and investment experience in a challenging market. A detailed depiction of the 2023-2025 performance period measures can be found in “Long-Term Incentives” on page 47.

Total Compensation Process and Review

The P&C Committee oversees the executive compensation program design and decision-making process for our NEOs. The P&C Committee is comprised of independent, non-employee members of the Board. The P&C Committee works very closely with its independent consultant and management to review the effectiveness of the Company’s executive compensation program throughout the year. The P&C Committee’s charter which reflects the specific details of its authority and responsibilities may be accessed on our website at https://ir.lear.com/corporate-governance.

The P&C Committee annually reviews key elements of our executive compensation program, including materials setting forth the various components of compensation for our NEOs and a summary of market practices and emerging trends, and discusses potential implications to the Company in the context of our business strategy and talent needs. This includes a specific review of dollar amounts for pay elements and potential payment obligations under our executive employment agreements, including an analysis of the resulting impact created by a change in control of the Company. The

P&C Committee reviews total compensation summaries or tally sheets for our NEOs on an annual basis. Tally sheets provide for an overall assessment of our compensation program while ensuring the proper linkage to financial performance and stockholder interests. In addition, although each component is assessed independently, the total complement of the components must work in harmony to achieve a proper balance, which, in turn, helps manage compensation risk. We also annually complete a comprehensive compensation risk assessment with assistance from our outside legal counsel and Pay Governance.

Compensation decisions are anchored in a clearly articulated compensation philosophy with strong pay-for-performance alignment, recommendations and market data from the independent compensation consultant, stockholder feedback, assessment of NEO performance and achievement of Company goals, and the P&C Committee’s assessment of business climate and industry factors.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Considerations

The P&C Committee, with the support of the independent compensation consultant and management, considers many factors when making executive compensation decisions including, but not limited to:

•	Company performance
•	Financial and operational performance
•	Performance relative to present goals and financial guidance
•	Historic absolute and relative performance

•	Stockholder value
•	Long-term stockholder value creation
•	Performance relative to peers and competitors

•	Talent development and retention
•	Development, motivation and retention of a diverse team of top talent
•	Skills, experience and tenure of executive incumbents
•	Market pay levels and practices for comparably situated executives among our peer group and other industrial companies

Benchmarking Methodology

The P&C Committee targets base salaries, annual incentive awards, long-term incentive awards and total direct compensation of our NEOs and other executive officers on average to be within a competitive range (i.e., +/- 10%) of the median of the Company’s comparator group (the “Comparator Group”) and other comparably sized companies in the same general industry. In addition to reviewing annual market pay benchmarking, other factors (including our business strategy, talent needs, executives’ experience levels and cost) are considered in setting target pay which may result in some positions having target pay higher or lower than the competitive range. Actual compensation relative to target pay opportunities will vary based on performance and, for long-term incentive awards, the value of common stock at payment. The P&C Committee regularly assesses the composition of the Comparator Group.

The 17 peer companies in our Comparator Group are focused on automotive parts and equipment, industrial machinery, heavy trucks and other durable goods manufacturing and have the following characteristics: (i) annual revenues typically ranging from 0.5 times to 2.0 times the Company’s revenues;

(ii) global companies typically with U.S. headquarters; (iii) market capitalization typically ranging from 0.2 times to 5.0 times the Company’s market capitalization; and (iv) companies that are considered by independent proxy advisors to be the Company’s proxy peers. The Company supplements its review of the Comparator Group with a broader survey of general industrial companies (not individually selected or identified) for benchmarking of executive compensation levels and, as appropriate, compensation design practices.

The companies in the Comparator Group for 2022 are shown below. The revenues for this group in their most recently reported fiscal year ranged from $11.0 billion to $52.6 billion, with a median of $17.5 billion. Lear’s revenues for 2022 were $20.9 billion.

2022 Comparator Group

Adient plc (ADNT)	Eaton Corporation plc (ETN)	Magna International Inc. (MGA)	Textron Inc. (TXT)

Aptiv PLC (APTV)	Emerson Electric Co. (EMR)	PACCAR Inc. (PCAR)	Whirlpool Corporation (WHR)

BorgWarner Inc. (BWA)	Goodyear Tire & Rubber Company (GT)	Parker-Hannifin Corporation (PH)

Cummins Inc. (CMI)	Illinois Tool Works Inc. (ITW)	TE Connectivity Ltd. (TEL)

Deere & Company (DE)	L3Harris Technologies, Inc. (LHX)	Tenneco Inc. (TEN)

The above companies were used to inform the NEO base salary changes effective December 1, 2022, and target annual and long-term incentive changes effective January 2023.

2023 Proxy Statement	|	41

COMPENSATION DISCUSSION AND ANALYSIS

Role of Management in Setting Compensation Levels

Our human resources staff supports the P&C Committee in its work. They also work with compensation consultants, whose engagements have been approved by the P&C Committee, and with accountants, legal counsel and other advisors, as necessary, to implement the P&C Committee’s decisions, to monitor evolving competitive practices and to make compensation recommendations to the P&C Committee. The P&C Committee has engaged Pay Governance as its independent compensation consultant to assist with the ongoing review of our executive and director compensation programs and to ensure that our programs are competitive and appropriate given the Company’s objectives and prevailing market practices. For most compensation topics for which the P&C Committee is responsible, it has directed Pay Governance to work with management to develop recommendations that reflect the P&C Committee’s objectives for the compensation program. Pay Governance performs no other services for the Company. The P&C Committee has final authority to approve, modify or reject these recommendations and to make its decisions in executive session. Our President and CEO provides input with respect to compensation of the executive officers (other than himself) but is otherwise not involved in decisions of the P&C Committee affecting the compensation of our executive officers. While our CFO, General Counsel and Chief Administrative Officer and other members of our human resources management attend such meetings to provide information, present materials to the P&C Committee and answer related questions, they are not involved in decisions of the P&C Committee affecting the compensation of our executive officers. The P&C Committee typically meets in executive session after each of its regularly scheduled meetings to discuss and decide executive compensation matters.

Authority of P&C Committee Under Incentive Plans

Under the Annual Incentive Plan (“AIP”) and the 2019 Long-Term Stock Incentive Plan (the “LTSIP”), the P&C Committee retains the authority to provide for adjustments to the financial measures utilized for annual and long-term incentive awards, such as excluding the impact of gains or losses on the sale of assets, the effects of changes in accounting principles or the application thereof, or unusual or non-recurring items, including the impact of significant differences from the assumptions contained in the financial budget upon which the applicable performance targets were established. Any such adjustments to financial measures are intended to better reflect the actual performance of approximately 7,500 AIP and over 130 Performance-Vested LTI Award participants, align award payments with decisions that support the Company’s long-term financial plan and strategies, avoid unintended inflation or deflation of awards due to unusual or non-recurring items during the performance period, and emphasize the Company’s preference for long-term, sustainable growth.

Adjustments are limited in number and, when considered and applied, take into account our overarching objectives of ensuring strong alignment of pay decisions and Company performance results in support of stakeholder value creation and talent attraction, retention and motivation.

In addition, the P&C Committee generally has the discretion to make and, if permissible under the terms of the plans, modify awards under the AIP and the LTSIP to our executive officers, including the NEOs.

Executive Compensation Objectives and Core Elements

Our executive compensation programs reflect our pay-for-performance philosophy and encourage executives to make decisions that drive the creation of stockholder value for the short- and long-term.

The P&C Committee utilizes a mix of fixed and variable compensation elements in order to achieve the following objectives of our compensation program:

•	link executive pay to Company performance;

•	optimize profitability, cash flow and revenue growth, as well as return on investment;

•	align the interests of management with those of stockholders;
•	utilize multi-year vesting periods and measures aligned to long-term stockholder value creation including stock performance;

•	align management’s compensation with our business strategy and goals;

•	promote teamwork within our group of global managers (our “One Lear” concept); and

•	attract, motivate, reward and retain the best executive talent with market-based competitive compensation opportunities.

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COMPENSATION DISCUSSION AND ANALYSIS

To achieve these objectives, we provide a total compensation program for executive officers that consists of base salary, annual and long-term incentive award opportunities, which are summarized below for 2022, as well as certain benefits (covered later).

Element	Purpose	Performance Measure(s)	Fixed vs. Variable	Cash vs. Equity	Payout Range

Base Salary	Provide a competitive rate of pay to attract, motivate and retain executive officers of the Company	Individual performance, responsibilities, experience, time in position and critical skills	Fixed	Cash	n/a

2022 AIP	Align a portion of annual pay to performance against key goals and objectives for the year	Adjusted Operating Income (80%) Free Cash Flow (20%)	Variable	Cash	0-200% of target

Performance Shares under LTSIP (2022-2024)	Align executive pay with long-term stockholder interests through equity-based compensation tied to key performance measures of the Company over a three-year period	Annual Adjusted Pretax Income (66.7%) Relative TSR (33.3%)	Variable	Equity	0-200% of target number of shares; Performance Share value fluctuates with stock price movement

RSUs under LTSIP	Align executive pay with long-term stockholder interests through equity-based compensation	Stock price alignment	Variable	Equity	Fluctuates with stock price movement

The P&C Committee routinely reviews the elements noted above. In general, the P&C Committee monitors compensation levels to ensure that a higher proportion of an executive’s total compensation is awarded in the form of variable and performance-based components (dependent on Company performance) as the executive’s responsibilities increase.

Narrative descriptions of the individual elements of compensation are included below. Design changes made for 2023 are summarized at the end of the annual and long-term incentive sections below.

Base Salary

Base salaries for our NEOs are targeted, on average, around the median level for comparable positions based on market benchmarking, as well as a review of scope, duties and responsibilities, along with performance, experience and internal equity. Merit increases in base salary for our senior executives are also determined by the results of the Board’s annual leadership review. At this review, our CEO assesses the performance of our top executives and presents his perspectives to our Board. Our CEO’s base salary and total compensation are reviewed by the P&C Committee following the annual CEO performance review. Generally, in February of each year, the CEO and P&C Committee reach agreement on his goals and objectives for the upcoming year, and the P&C Committee evaluates his performance for the prior year against the prior year’s agreed goals and objectives. Our CEO has traditionally received a lower percentage of his total compensation in the form of fixed amounts like base salary relative to our other executives in order to link more closely his compensation to the performance of the Company.

2023 Proxy Statement	|	43

COMPENSATION DISCUSSION AND ANALYSIS

The 2021 and 2022 base salaries of our NEOs are summarized in the table below. The annual base salaries for our NEOs remained unchanged from the May 2021 annual base salary rates until the new base pay was approved effective December 1, 2022.

Base Salaries

	2021 Base Salary Rate (Effective May 1, 2021)	2022 Base Salary Rate (Effective December 1, 2022)	% Change
Raymond E. Scott	$1,270,000	$1,300,000	2.4%
Jason M. Cardew	$824,000	$850,000	3.2%
Frank C. Orsini	$824,000	$850,000	3.2%
Thomas A. DiDonato	$721,000	$721,000	0%*
Carl A. Esposito	$700,000	$725,000	3.6%

*	Mr. DiDonato did not receive a base salary adjustment due to his planned retirement in 2023.

44	|	LEAR CORPORATION

COMPENSATION DISCUSSION AND ANALYSIS

2022 Incentive Programs

Pay for Performance

Our strategic, operational and financial performance over time is reflected in our results and returns to stockholders. All of the annual incentive opportunity and the majority of the long-term incentive opportunity are determined based on specific performance measures that drive achievement of our business strategy while ensuring sharp focus on critical results. In addition, as part of the Company’s long-term strategy for providing competitive retirement benefits, the Company has historically granted time-based Career Shares, including in 2022. In order to drive profitable growth with efficient capital management, we selected complementary performance measures (which assess earnings and capital management over annual or three-year periods, as well as relative TSR) to use in our incentive plans for 2022:

Measure	Plan	Weighting	Background, Definition and Rationale

Adjusted Operating Income	AIP	80%

•  Pretax income before equity income, interest, other income/expense, restructuring costs and certain transactions and non-recurring items.

•  Adjusted Operating Income is a well understood operating metric that can be influenced by all levels of employees of the Company.

•  Provides motivation to maximize earnings from current operations.

Free Cash Flow	AIP	20%

•  Net cash provided by operating activities, less capital expenditures, excluding certain transactions and other non-recurring items.

•  Free Cash Flow is a well understood operating metric that can be influenced by all levels of employees of the Company.

•  Provides motivation to maximize cash flow through earnings and appropriate management of working capital and investments.

Annual Adjusted Pretax Income	LTSIP	66.7% for Performance Shares

•  Annual net income for each year in the performance period (2022, 2023 and 2024) before provision for income taxes, restructuring costs and certain transactions and non-recurring items.

•  Focuses on earnings generated from products sold, encouraging profitable revenue growth and efficient management of costs over time.

•  Performance results for each year are independently assessed to calculate an annual payout factor, which is averaged to determine the three-year payout.

Relative TSR	LTSIP	33.3% for Performance Shares

•  Relative TSR for the 2022 Performance Share awards for the three-year performance period (2022-2024) based on the three-year TSR achieved by the Company relative to the three-year TSR achieved by a group of auto suppliers and industrial companies over the performance period (starting TSR assessment period in December 2021 compared to ending TSR assessment period in December 2024).

•  Focuses on alignment of executive pay with value creation for our stockholders relative to our peers.

•  Target award earned for median relative TSR, with maximum award of 200% of target for relative TSR of at least 75th percentile. Award is capped at target if the Company’s TSR is negative for the performance period.

2023 Proxy Statement	|	45

COMPENSATION DISCUSSION AND ANALYSIS

Annual Incentives

Our NEOs and nearly 7,500 other employees are eligible to participate in the AIP, which provides annual cash incentive award opportunities based upon the achievement of financial performance goals important to the Company’s success. Awards, if earned, are typically paid early in the following year based on our performance achieved in the prior fiscal year.

Target Annual Incentive. Each NEO is assigned an annual target opportunity under the AIP expressed as a percentage of such officer’s base salary. An executive’s target annual incentive percentage generally increases as his or her ability to affect the Company’s performance increases. Consequently, as an executive’s responsibilities increase, his or her variable compensation in the form of an annual incentive, which is dependent on Company performance, generally makes up a larger portion of the executive’s total compensation.

For 2022, the target annual incentive opportunity for each of Messrs. Scott, Orsini, DiDonato, Cardew and Esposito was 150%, 100%, 100%, 100% and 80%, respectively, of their base salaries. For 2023, Mr. Scott’s target annual incentive opportunity has been increased to 160% of his base salary. Mr. DiDonato will not participate in the 2023 AIP due to his retirement from the Company.

Financial Measures. Our 2022 AIP, which was approved in December 2021, utilized Adjusted Operating Income and Free Cash Flow because they are highly visible and important measures of operating performance that are relied upon by investors.

•	Adjusted Operating Income measures our profit realized from operations. It aligns with how we communicate performance to investors and is a strong indicator of the Company’s financial success.

•	Free Cash Flow measures our ability to generate cash through earnings and the efficient management of working capital to support our capital allocation priorities which include organic and inorganic investments to facilitate growth and strengthen our business segments, as well as returning cash to stockholders through our quarterly dividends and share repurchase program.

The Company operates in highly cyclical industries with volatility and uncertainty having increased significantly since 2020. Forecasts of industry and macro conditions are part of the Company’s budgeting process that is the basis for the target financial goals which are set each year to have comparable degrees of difficulty based on the challenges and opportunities forecasted at the start of the year. As a result, in many years this yields target goals above the prior year actual (particularly in upward automotive industry cycles) and in other years, the target goals are below the prior year actual; in all years reflecting the intent of having appropriately challenging target goals each year. At the start of 2022 industry and macro conditions, including higher costs forecasted in many areas, resulted in the forecasted performance used to set 2022 target goals being somewhat below 2021 actual results.

Prior to 2022, these two key financial measures have been used in the AIP and historically were weighted equally. For the 2022 AIP, the P&C Committee determined that the measures would be weighted 80% Adjusted Operating Income and 20% Free Cash Flow. The P&C Committee chose to place a larger focus on Adjusted Operating Income since it is a key indicator of business strength and reduced the focus on Free Cash Flow due to fluctuations in working capital that resulted from ongoing macroeconomic uncertainty that may result in misalignment of actual performance and payouts. The goals applicable to the 2022 AIP were set based on the Board-approved budget, with the target goals reflecting a level of performance which at the time was anticipated to be challenging but achievable; the threshold goals reflecting a level of performance at which the P&C Committee believed a portion of the award should be earned; and the maximum goals established well above target, requiring significant achievements and reflecting a level of performance at which the P&C Committee believed a 200% target award was warranted.

46	|	LEAR CORPORATION

COMPENSATION DISCUSSION AND ANALYSIS

Payouts. Our actual 2022 Adjusted Operating Income and Free Cash Flow (as reflected in the charts above under the heading “Executive Summary — Executive Compensation Highlights — 2022 Annual Incentive Program”) resulted in annual incentive awards being earned at 124% of target, as shown below for each NEO. The P&C Committee excluded the impact of 2022 acquisitions as significant unplanned, unbudgeted items. Factoring in such exclusions, 2022 Adjusted Operating Income was slightly above target and 2022 Free Cash Flow exceeded the maximum. Our 2022 financial results, on a weighted average basis, for these performance measures earned payouts at 124% of target.

2022 Annual Incentives
	Target Opportunity (as % of Base)	Target Amount(1)	Results	2022 Incentive Amount(2)
Raymond E. Scott	150%	$1,950,000	124%	$2,418,000
Jason M. Cardew	100%	$850,000	124%	$1,054,000
Frank C. Orsini	100%	$850,000	124%	$1,054,000
Thomas A. DiDonato	100%	$721,000	124%	$894,040
Carl A. Esposito	80%	$580,000	124%	$719,200
(1)	Reflects target opportunity as a percentage of 12/31/22 base salary.

(2)	The 2022 Incentive amount represents the amount actually earned, which is calculated as the Target Amount multiplied by the Actual Performance (124%).

Changes for 2023 Annual Incentive Plan

In November 2022, the P&C Committee determined to revert to our historical equal weightings the for the 2023 AIP. Adjusted Operating Income composes 50% of the 2023 AIP (down from 80% in the 2022 AIP), while Free Cash Flow composes 50% of the 2023 AIP (up from 20% in the 2022

AIP). These key financial measures had been weighted differently in 2022 due to the expected ongoing volatility & uncertainty in Lear’s macroeconomic and global operating environment. The 2023 AIP bonus will be paid in early 2024.

Long-Term Incentives

The long-term incentive component of our executive compensation program is designed to provide our senior management with performance-based award opportunities, to drive superior long-term performance and to align the interests of our senior management with those of our stockholders. To achieve these goals, we have adopted a “portfolio” approach that recognizes the strengths and weaknesses that various forms of long-term incentives provide.

2022 Awards. In November 2021, the P&C Committee approved changes to the award mix for the long-term equity incentive compensation program for the January 2022 awards. The 2021 awards consisted of 60% Performance Shares, 20% RSUs and 20% Stock Options. The 2022 awards were granted in a mix of approximately 70% Performance Shares and 30% RSUs. Our weighting on Performance Shares is higher than most of the Comparator Group and many other large industrial companies which often assign Performance Shares a lower weighting (e.g., 50% to 60% of the regular annual equity award mix). The heavy weighting toward Performance Shares increases the sensitivity of the value of our NEOs’ long-term equity incentives to Company performance – not only does the underlying value of a Performance Share fluctuate generally with changes to the Company’s stock price, but the number of shares earned varies based on the Company’s achievement of financial and relative TSR goals. The Performance Shares granted in 2022 are earned based on two performance measures, the three-year average of Annual Adjusted Pretax Income (66.7% of the award) and the 3-year Relative TSR (33.3% of the award).

•	Annual Adjusted Pretax Income goals and performance will be set and measured annually, with final award payouts being determined based on the three-year average results. The use of Annual Adjusted Pretax Income goals set at the start of each year, instead of a cumulative goal with each annual component set at the start of each of the three years in the performance period. This was implemented due to the ongoing uncertainty resulting from the COVID-19 pandemic and persistent supply chain challenges that have created extreme volatility in commodity prices and availability of key components used in our products which has significantly impacted our customer production schedules. The long-term nature of the award opportunity is maintained with three-year cliff vesting to further align with stockholder goals.

2023 Proxy Statement	|	47

COMPENSATION DISCUSSION AND ANALYSIS

•	Relative TSR performance will be measured based on the Company’s three-year TSR achieved relative to the TSR achieved by the Relative TSR Peer Group, which is a group of approximately 25 auto suppliers and industrial companies (listed below). Unlike the Comparator Group that is selected by comparable revenues, this Peer Group includes companies with a wider range of revenues with a focus on companies with strong historical stock price correlation to Lear’s common stock. Awards are capped at target performance if the Company’s TSR is negative for the performance period.

The specific amounts and terms of the 2022 long-term incentive awards are shown in and following the “2022 Grants of Plan-Based Awards” table below. The target levels of Annual Adjusted Pretax Income and Relative TSR performance for the Performance Shares were set in November 2021 by reference to the Board-approved 2022 Company budget based on the forecast for the period reflecting a level of performance which at the time was anticipated to be challenging, but achievable. The threshold level was set to be reflective of performance at which the P&C Committee believed a portion of the award opportunity should be earned. The maximum level was set significantly above the target, requiring significant achievements and reflecting performance at which the P&C Committee believed a 200% target award was warranted.

The Relative TSR peer group for these awards is as follows:

2022-2024 Performance Shares – Relative TSR Peer Group
Adient plc	Cooper-Standard Holdings Inc.	Gentherm Incorporated	Valeo SA
Allison Transmission Holdings, Inc.	Cummins Inc.	Goodyear Tire & Rubber Co.	Visteon Corporation
American Axle & Mfg. Holdings, Inc.	Dana Incorporated	LCI Industries	Standard Motor Products, Inc.
Aptiv PLC	Dorman Products, Inc.	Magna International Inc.	Tenneco Inc.
Autoliv, Inc.	Eaton Corporation plc	Meritor, Inc.
BorgWarner Inc.	Faurecia S.A.	Modine Manufacturing Company
Continental Aktiengesellschaft	Gentex Corporation	PACCAR Inc.

Vesting of 2020 Performance Share Awards. In 2020, each of our NEOs received grants of Performance Shares for the 2020-2022 performance period, with performance vesting terms based on Cumulative Adjusted Pretax Income (66.7% of the award) and relative TSR (33.3% of the award). The RSUs and stock options that were granted at the same time as the 2020 Performance Shares (which each represented 20% of the total equity award value at target) vested in January 2023.

The threshold, target, maximum and actual Cumulative Adjusted Pretax Income levels and relative TSR for the 2020-2022 performance period are shown above under the heading “Executive Summary — 2020-2022 Performance Shares.” If the threshold, target or maximum goals for these measures were attained during the performance period, 50%, 100% or 200% of the target Performance Shares for each executive, respectively, would be earned.

In determining the payouts of the 2020 Performance Shares, consistent with our pay-for-performance philosophy of providing incentive payouts for delivering operating results relative to the three-year goals, the P&C Committee deemed it appropriate to exclude a portion of the estimated impact of the COVID-19 pandemic from our 2020 financial performance results as a significant unplanned, unbudgeted item. Similarly, the P&C Committee excluded the impact of acquisitions made during the three-year period. Factoring in such exclusions, Cumulative Adjusted Pretax Income was achieved at 102% of target and Relative TSR was achieved at 129% of target. Based on the weighting of the performance measures, the overall award was earned at 111% of target (see the charts above under the heading “Executive Summary — Executive Compensation Highlights — 2020-2022 Performance Shares” for our Cumulative Adjusted Pretax Income and Relative TSR results).

48	|	LEAR CORPORATION

COMPENSATION DISCUSSION AND ANALYSIS

The resulting share amounts earned by our NEOs are shown in the table below:

2020-2022 Performance Shares
	Target Shares (#)	Result	Actual Shares Earned (#)
Raymond E. Scott	35,976	111%	39,933
Jason M. Cardew	8,094	111%	8,984
Frank C. Orsini	10,279	111%	11,409
Thomas A. DiDonato	8,544	111%	9,483
Carl A. Esposito	7,516	111%	8,343

Changes for 2023 Equity Awards. In November 2022, the P&C Committee approved certain changes to the long-term equity incentive compensation program for 2023. As described above, an ROIC Improvement financial measure was added. The Performance Shares granted in 2023 will be earned based on three performance measures, Annual Adjusted Pretax Income (50% of the award), relative TSR (25% of the award) and ROIC Improvement (25% of the award). Our NEOs received these awards in January 2023 for the 2023 – 2025 performance period. For additional information on the changes made to the financial measures and weightings for 2023, see pages 38 – 40.

Effective as of January 1, 2023, the target value award mix of the 2023 long-term incentive opportunity for Mr. Scott changed to 24% RSUs and 76% Performance Shares, further linking his compensation to Company performance and our stockholder returns.

2023 Proxy Statement	|	49

COMPENSATION DISCUSSION AND ANALYSIS

Retirement Benefits

Summary of Retirement Benefits

Our NEOs participate in our retirement savings plan, qualified pension plan, pension equalization plan and supplemental savings plan, as eligible. These benefits provide rewards for long-term service to the Company and an income source in an executive’s post- employment years. The various components of our retirement benefit program (including our frozen defined benefit pension plans) disclosed in this proxy statement are summarized in the table below. The general terms of these plans and formulas for calculating benefits are summarized following the 2022 Summary Compensation Table, 2022 Pension Benefits table and 2022 Nonqualified Deferred Compensation table, respectively, in “Executive Compensation.”

Summary of Retirement Benefits
Type	Plan/Program	Component/Feature	Purpose	Pages for Further Details

Defined Contribution	Salaried Retirement Program (Qualified)	Deferral	Standard 401(k) plan and matching contribution	62
Company Match
		Pension Savings Plan	Company contribution

	Salaried Retirement Restoration Program (Non-Qualified)	Deferral	Excess programs for amounts above qualified plan limits	62-63
Company Match
Pension Savings Plan

Defined Benefit (frozen as of 12/31/06)	Lear Corporation Pension Plan	Qualified Pension Plan (frozen)	n/a	61-62
	Pension Equalization Program	Part of SERP (frozen)		62
	Salaried Retirement Restoration Program (Pension Makeup)	Part of SERP (frozen)		62-63

Additional	Time-Based Career Shares (described below)	Shares not distributed until earlier of age 62 or 3 years after retirement	Intended to facilitate a very long-term stockholder perspective by the NEOs and other senior executives	50; 57; 67

Career Shares

Each November, the P&C Committee grants awards of Career Shares, which are RSUs that generally must be held until after retirement. The annual granting of Career Shares is an integral component of the Company’s strategy to align NEOs and other senior executives with the mindset of a long-term stockholder. The grants are also intended to motivate and retain key talent during industry cycles and support long-term talent initiatives and succession planning. Individual awards are differentiated by position level, performance and other factors.

On November 14, 2022, the P&C Committee approved grants of Career Shares pursuant to the LTSIP for the NEOs, in the amounts reported in “Executive Compensation — Summary Compensation Table” and “— Grants of Plan-Based Awards Table” below (the “Time-Based Career Shares”), and other senior leaders. Career Shares are generally required to be held until retirement, since they are not distributed until the later of age 62 or the vesting date. For purposes of illustration, our NEOs are required to hold the earned Time-Based Career Shares for an average of at least eight years from the grant date (based on number of years until the earliest distribution opportunity), during which time the Time-Based Career Shares will remain subject to forfeiture in the event of a voluntary resignation before retirement eligibility has been achieved.

50	|	LEAR CORPORATION

COMPENSATION DISCUSSION AND ANALYSIS

Management Stock Ownership Guidelines

The management stock ownership guidelines create a strong link between our long-term success and the ultimate pay of our executive officers through specified stock ownership levels based on a multiple of base salary, as shown in the table below. Under the guidelines, unvested awards generally do not count towards the ownership goal; however, once they are within 24 months of vesting, (i) for all executive officers, 60% of RSUs awarded count towards the goal, and (ii) for retirement-eligible executive officers only, 60% of Career Shares awarded count towards the goal. Until an executive meets the goal, he or she must hold 50% of the net shares acquired upon the vesting of equity awards. Share ownership targets for executives reaching age 60 are reduced by 10% annually up to a maximum reduction of 50%.

Position	Required Share Ownership Level (multiple of base salary)
CEO	6X
Executive Vice Presidents	3X
Senior Vice Presidents	3X
Other Executive Officers	1.5X

Our stock ownership guidelines are reviewed periodically to ensure ongoing market competitiveness and reasonableness. As of our latest measurement date (December 31, 2022), all of our NEOs who were subject to the guidelines have met their respective required ownership levels, other than Mr. Cardew, who became subject to the guidelines upon his transition to the role of Senior Vice President and CFO during 2019 and continues to build his ownership as he retains at least 50% of the net shares acquired upon the vesting of equity awards.

Equity Award Policy

We do not time the grant of equity awards in coordination with the release of material non-public information. Our equity awards are generally approved on the dates of our regularly scheduled P&C Committee meetings and are effective as of such dates or specified prospective dates. The P&C Committee has approved and formalized our equity award policy. It provides that the effective grant date of equity awards must be either the date of P&C Committee or other committee approval or some future date specifically identified in such approval. If such awards are granted, the exercise price of stock options and grant price of Stock Appreciation Rights shall be the closing market price of our common stock on the grant date. The P&C Committee must approve all awards to our executive officers. The policy also allows the P&C Committee to delegate to the CEO the ability to grant equity awards to non-executive officer employees who are newly hired or promoted or deemed to be deserving of special retention or recognition awards. In addition, the aggregate award pool to non-executive officers must be approved by the P&C Committee but may be allocated to individual employees by the CEO.

Employment Agreements/Termination/Change in Control Benefits

As described in detail and quantified in “Executive Compensation — Potential Payments Upon Termination or Change in Control,” our NEOs receive certain benefits under their employment agreements upon their termination by the Company without “cause” or upon their resignation for “good reason,” including such terminations following a change in control of the Company. The employment agreements also provide for restrictive covenants relating to non-competition, confidential information and non-solicitation of the Company’s employees and customers. These benefits are intended to ensure that members of senior management are not influenced by their personal situations and are able to be objective in evaluating a potential change in control transaction. The P&C Committee regularly reviews termination and change in control benefits and continues to believe that the severance benefits in connection with certain terminations of employment constitute reasonable levels of protection for our executives. The LTSIP provides all participants, including NEOs, double-trigger vesting (i.e., qualifying termination of employment following a change in control) of equity awards (that are not assumed or replaced by the successor company), which protects employees and supports and orderly transition of leadership.

2023 Proxy Statement	|	51

COMPENSATION DISCUSSION AND ANALYSIS

None of the employment agreements with the Company’s executive officers contains an excise tax gross-up provision.

As previously announced, Mr. DiDonato will retire from employment with the Company, effective September 30, 2023. In anticipation of his retirement, Mr. DiDonato also tendered written notice of his resignation as Senior Vice President and Chief Administrative Officer, effective January 15, 2023. Mr. DiDonato will continue to serve as a non-executive employee of the Company, in a transition and advisory role, until his retirement date (the “DiDonato Transition”). In connection with the DiDonato Transition, the Company and

Mr. DiDonato entered into an Amended and Restated Employment Agreement, which sets forth the terms of Mr. DiDonato’s employment in a non-executive capacity until his retirement. During this period, Mr. DiDonato will receive a base salary of $10,000 per month. He will not be eligible for a pro-rata payout under the 2023 AIP, and he did not receive any awards under the LTSIP in 2023. In the event that Mr. DiDonato’s employment terminates for any reason during the term, Mr. DiDonato will not be entitled to receive any cash severance benefits.

Health, Welfare and Certain Other Benefits

To remain competitive in the market for a high-caliber management team, the Company has traditionally provided its executive officers, including our CEO, with health, welfare and other fringe benefits. In addition, personal use of our corporate aircraft has been eliminated except with respect to our CEO, with approval of the Chairman of the Board or Chairman of the P&C Committee. The Company does not provide tax gross-up payments for the imputed income associated with personal use of corporate aircraft. There was personal use of corporate aircraft in 2022 by our CEO on a limited basis.

Clawback Policy

The Company maintains a formal clawback policy (the “Clawback Policy”) that applies to all incentive-based cash and equity compensation awards granted on or after February 7, 2013 (“Incentive Compensation”) to any current or former executive officer of the Company (collectively, the “Covered Recipients”). In the event that the Company is required by applicable U.S. federal securities laws to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under such securities laws where such accounting restatement was caused or substantially caused by the intentional misconduct of the Covered Recipient, the Company will recover from such Covered Recipient who received Incentive Compensation during the three-year period preceding the date on which the Company is required to prepare an accounting restatement, based on the erroneous data, the amount, if any, in excess of what would have been paid to the Covered Recipient under the accounting restatement.

The Clawback Policy is administered by the P&C Committee, which has the sole discretion in making all determinations under the Clawback Policy. The Company intends to amend its existing clawback policy consistent with the requirements of the final NYSE listing standards implementing Rule 10D-1 of the Exchange Act within the prescribed time period.

Hedging and Pledging

The Company maintains a formal policy prohibiting officers and directors from (i) entering into hedging or monetization transactions involving our Company stock and (ii) holding our Company stock in a margin account or pledging our Company stock as collateral for a loan. The policy was most recently revised effective September 13, 2017 to eliminate the General Counsel’s discretion to grant exceptions to the pledging prohibition.

52	|	LEAR CORPORATION

COMPENSATION DISCUSSION AND ANALYSIS

Tax Treatment of Executive Compensation

One of the factors the P&C Committee considers when determining executive compensation is the anticipated tax treatment to the Company and to the executives of the various payments and benefits. Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally provides that a publicly held company may not deduct compensation paid to certain covered executive officers to the extent that such compensation exceeds $1,000,000 per executive officer in any year. While the P&C Committee generally considers this limit when determining compensation, the P&C Committee has concluded, and reserves the discretion to conclude in the future, that it is appropriate to exceed the limitation on deductibility under Section 162(m) to ensure that executive officers are compensated in a manner that it believes to be consistent with the Company’s best interests and those of its stockholders. Furthermore, interpretations of and changes in the tax laws, and other factors beyond the P&C Committee’s control, may also affect the deductibility of compensation.

Impact of Accounting Treatment

We have generally considered the accounting treatment of various forms of awards in determining the components of our overall compensation program. We have generally sought to grant stock-settled equity awards to executives, which receive fixed accounting treatment, as opposed to cash-settled equity awards, which receive variable accounting treatment. We intend to continue to evaluate these factors in the future.

2023 Proxy Statement	|	53

EXECUTIVE COMPENSATION

The following table shows information concerning the annual compensation for services to the Company and its subsidiaries in all capacities of the CEO, CFO and the other NEOs during the last three completed fiscal years. The footnotes accompanying the 2022 Summary Compensation Table generally explain amounts reported for 2022, unless otherwise noted.

2022 Summary Compensation Table
Name and Principal Position(a)	Year(b)	Salary(c)	Stock Awards (1)(e)	Option Awards(f)	Non-Equity Incentive Plan Compensation(2)(g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)(h)	All Other Compensation(4)(i)	Total Compensation(j)
Raymond E. Scott, President and Chief Executive Officer	2022	$1,272,500	$11,118,747	$—	$2,418,000	$—	$567,097	$15,376,344
	2021	$1,246,667	$8,057,060	$1,680,012	$1,905,000	$—	$417,636	$13,306,375
	2020	$1,144,000	$10,020,830	$1,680,001	$1,080,000	$366,594	$423,344	$14,714,769
Jason M. Cardew, Senior Vice President and Chief Financial Officer	2022	$826,167	$2,990,707	$—	$1,054,000	$—	$268,735	$5,139,609
	2021	$782,667	$2,076,637	$420,003	$824,000	$—	$168,989	$4,272,296
	2020	$683,667	$2,720,077	$378,030	$378,000	$97,873	$149,485	$4,407,132
Frank C. Orsini, Executive Vice President, and President, Seating	2022	$826,167	$2,990,707	$—	$1,054,000	$—	$244,717	$5,115,591
	2021	$816,000	$2,337,543	$480,029	$824,000	$—	$188,767	$4,646,339
	2020	$781,333	$3,610,431	$480,026	$480,000	$164,954	$190,045	$5,706,789
Thomas A. DiDonato, Former Senior Vice President and Chief Administrative Officer(5)	2022	$721,000	$2,236,802	$—	$894,040	$—	$217,104	$4,068,946
	2021	$714,000	$1,885,109	$399,017	$721,000	$—	$168,601	$3,887,727
	2020	$683,667	$2,634,758	$399,011	$420,000	$—	$145,316	$4,282,752
Carl A. Esposito, Senior Vice President and President, E-Systems	2022	$702,083	$2,307,087	$—	$719,200	$—	$150,111	$3,878,481
	2021	$683,333	$1,776,488	$351,004	$560,000	$—	$116,388	$3,487,213
	2020	$634,833	$2,202,704	$351,015	$312,000	$—	$134,190	$3,634,742

(1)

The amounts reported in this column for 2022 reflect the aggregate value of Career Shares, RSUs and Performance Shares under the LTSIP awarded in the year. The 2022 values by award type are shown below. The grant date fair value of the Career Shares and RSUs has been determined in accordance with ASC 718, “Compensation – Stock Compensation.” The award date value of Performance Shares is based upon the probable outcome of the performance conditions and is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the award date, excluding the effect of estimated forfeitures. For purposes of the Summary Compensation Table, we have assumed that the probable outcome of the performance conditions would result in the award vesting at target and the best estimate available for the aggregate compensation cost to be recognized over the service period as of the award date would reflect the value of each performance share at the Company’s stock price on the award date. There can be no assurance that these values will ever be realized. See Note 13, “Stock-Based Compensation,” to the Company’s consolidated financial statements included in our 2022 Annual Report on Form 10-K for the assumptions made in determining these values.

Name	Career Share RSU Grant Date Value	RSU Grant Date Value	2022 Performance Shares Award Date Value	Total Grant Date Value	2022 Performance Shares at Maximum Value

Raymond E. Scott	$749,999	$2,857,444	$7,511,304	$11,118,747	$15,022,608

Jason M. Cardew	$299,882	$741,547	$1,949,278	$2,990,707	$3,898,556

Frank C. Orsini	$299,882	$741,547	$1,949,278	$2,990,707	$3,898,556

Thomas A. Di Donato	$—	$616,414	$1,620,388	$2,236,802	$3,240,776

Carl A. Esposito	$249,902	$566,861	$1,490,324	$2,307,087	$2,980,648

(2)

The amounts reported in this column for 2022 represent the amounts earned under the AIP, based on achievement of the 2022 AIP targets, as described above under the heading “Compensation Discussion and Analysis –- Elements of Compensation —- Annual Incentives.”

(3)

Represents the aggregate annualized change in the actuarial present value of each applicable NEO’s accumulated benefit under all defined benefit pension plans (including supplemental plans), all of which have been frozen since December 31, 2006. For 2022, there was an actuarial decrease in the present value of the benefits under these plans for Mr. Scott in the amount of ($633,875); for Mr. Cardew in the amount of ($184,440); and for Mr. Orsini in the amount of ($296,141). Because these amounts are negative, they are not reported in this column or in column (j).

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EXECUTIVE COMPENSATION

(4)	The amounts reported in this column for 2022 for each NEO include:

•	matching contributions allocated by the Company to each of the NEOs pursuant to the Retirement Savings Plan, Company contributions under the Pension Savings Plan (described below) and contributions to the Lear Corporation Salaried Retirement Restoration Program as follows:

Name	Pension Savings Plan Qualified Contribution	Salaried Retirement Restoration Program Nonqualified Contribution	Retirement Savings Plan Qualified Matching Contribution	Retirement Savings Plan Nonqualified Matching Contribution

Raymond E. Scott	$26,775	$348,645	$13,725	$129,263

Jason M. Cardew	$26,775	$165,365	$13,725	$60,533

Frank C. Orsini	$26,775	$141,347	$13,725	$60,533

Thomas A. DiDonato	$26,775	$119,490	$13,725	$51,165

Carl A. Esposito	$13,689	$77,292	$10,418	$46,375

•	imputed income with respect to life insurance coverage in the following amounts: Mr. Scott, $3,612; Mr. Cardew, $1,932; Mr. Orsini, $1,932; Mr. DiDonato, $5,544; and Mr. Esposito, $1,932

•	$405 in life insurance premiums paid by the Company on behalf of each of our NEOs

•	the aggregate incremental cost relating to Mr. Scott’s personal use of the Company’s aircraft of $44,672. The value of the personal use of the corporate aircraft is calculated based on the incremental variable cost to the Company, including fuel, aircraft maintenance expenses, flight crew travel expenses, landing fees, ground transportation fees, catering, and other miscellaneous variable expenses related to the air travel. Fixed costs, which do not change based on usage, such as lease expense, insurance, and aviation management service fees, are excluded as the Company’s aircraft is used predominantly for business purposes.

(5)

Mr. DiDonato resigned as an executive officer of the Company, effective January 15, 2023, and will continue to serve as a non-executive employee of the Company through his retirement from the Company on September 30, 2023.

Employment Agreements

We have entered into employment agreements with each of our NEOs. Each employment agreement specifies the annual base salary for the executive, which may be increased at the discretion of the P&C Committee. In addition, the employment agreements specify that the executives are eligible for an annual incentive compensation bonus and participation in the Company’s long-term incentive plan. Under the terms of the employment agreements, each NEO is also eligible to participate in the welfare, retirement and other benefit plans, practices, policies and programs, as may be in effect from time to time, for senior executives of the Company generally. Under the employment agreements, if the Company reduces an executive’s base salary, adversely changes the manner of computing an executive’s incentive compensation opportunity, defers payment of his or her compensation or eliminates or substantially modifies his or her benefits, the executive would have a basis to invoke his or her rights under the agreement for termination for good reason. For a description of the severance provisions of the employment agreements, see “— Potential Payments upon Termination or Change in Control.” As disclosed above, Mr. DiDonato entered into an amended and restated employment agreement in 2022 related to the DiDonato Transition (for a description of his arrangement, see “—Employment Agreements/Termination/Change in Control Benefits” above).

Lear Corporation Salaried Retirement Program

The Lear Corporation Salaried Retirement Program (“Retirement Program”) is comprised of two components: (i) the Retirement Savings Plan (deferral and match) and (ii) the Pension Savings Plan. We established the Retirement Program pursuant to Section 401(a) of the Internal Revenue Code for eligible employees. Under the Retirement Savings Plan, each eligible employee may elect to contribute, on a pretax basis, a portion of his or her eligible compensation in each year. The Company provides a matching contribution of 100% of an employee’s contribution up to the first 3% of the employee’s eligible compensation, plus 50% of an employee’s contribution up to the next 3% of the employee’s eligible compensation, regardless of service. In addition, the Retirement Savings Plan allows for discretionary Company matching contributions. Company matching contributions are initially invested in accordance with the Participant’s deferral contributions and can be transferred by the participant to other funds under the Retirement Savings Plan at any time. Company matching contributions generally become vested under the Retirement Savings Plan at a rate of 20% for each full year of service.

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EXECUTIVE COMPENSATION

Under the Pension Savings Plan, we make contributions to each eligible employee’s Pension Savings Plan account based on the employee’s “points,” which are the sum total of the employee’s age and years of service as of January 1 of the plan year. Based on an employee’s points, we contribute: (i) from 3% to 8% of eligible compensation up to the Social

Security Taxable Wage Base and (ii) from 4.5% to 12% of eligible compensation over the Social Security Taxable Wage Base. All Pension Savings Plan contributions are generally allocated semi-annually. Contributions generally become vested under the Pension Savings Plan at a rate of 20% for each full year of service.

2022 Grants of Plan-Based Awards

The following table discloses the grants of plan-based awards made to our NEOs in 2022.

Name(a)	Type of Award	Grant Date (b)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (i)(#)	Grant Date Value of Stock Awards(2) (j)
			Threshold (c)	Target (d)	Maximum (e)	Threshold (f)(#)	Target (g)(#)	Maximum (h)(#)

Raymond E. Scott	Annual Incentive Award	—	$975,000	$1,950,000	$3,900,000

	Performance Share Award(3)	1/4/2022				17,290	34,580	69,160		$7,511,304

	RSU Award(4)	1/4/2022							14,820	$2,857,444

	RSU Award (Career Shares)(5)	11/14/2022							5,117	$749,999

Jason M. Cardew	Annual Incentive Award	—	$425,000	$850,000	$1,700,000

	Performance Share Award(3)	1/4/2022				4,487	8,974	17,948		$1,949,278

	RSU Award(4)	1/4/2022							3,846	$741,547

	RSU Award (Career Shares)(5)	11/14/2022							2,046	$299,882

Frank C. Orsini	Annual Incentive Award	—	$425,000	$850,000	$1,700,000

	Performance Share Award(3)	1/4/2022				4,487	8,974	17,948		$1,949,278

	RSU Award(4)	1/4/2022							3,846	$741,547

	RSU Award (Career Shares)(5)	11/14/2022							2,046	$299,882

Thomas A. DiDonato	Annual Incentive Award	—	$360,500	$721,000	$1,442,000

	Performance Share Award(3)	1/4/2022				3,730	7,460	14,920		$1,620,388

	RSU Award(4)	1/4/2022							3,197	$616,414

Carl A. Esposito	Annual Incentive Award	—	$290,000	$580,000	$1,160,000

	Performance Share Award(3)	1/4/2022				3,430	6,861	13,722		$1,490,324

	RSU Award(4)	1/4/2022							2,940	$566,861

	RSU Award (Career Shares)(5)	11/14/2022							1,705	$249,902
(1)

For the Annual Incentive Award, the threshold, target and maximum amounts represent 50%, 100% and 200%, respectively, of the total bonus opportunity for each NEO. If actual performance falls between threshold and target or between target and maximum, the award would be calculated using linear interpolation. For the Annual Incentive Award, the target bonus opportunity for the NEOs was also based on a percentage of base salary, which is 150% for Mr. Scott, 100% for Messrs. Cardew, Orsini and DiDonato, and 80% for Mr. Esposito. The Target Amount is generally the NEO’s base salary multiplied by his respective Target Opportunity.

(2)

The amounts reported in this column for 2022 reflect the aggregate value of Performance Shares, RSUs and Career Shares under the LTSIP awarded in the year. There can be no assurance that these values will ever be realized. See Note 13, “Stock-Based Compensation,” to the Company’s consolidated financial statements included in our 2022 Annual Report on Form 10-K for the assumptions made in determining values.

(3)	See “— Performance Shares” below for an explanation regarding the vesting and distribution of the Performance Shares.

(4)	The RSUs generally vest and are paid in shares of Lear common stock on the third anniversary of the grant date.

(5)	See “— Career Shares” below for an explanation regarding the vesting and distribution of the Career Shares.

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Annual Incentives

A summary description of the Company’s AIP is included above under the heading “Compensation Discussion and

Analysis — Elements of Compensation — Annual Incentives.”

Long-Term Incentives

The Performance Shares and RSUs were all granted pursuant to the LTSIP, a summary description of which is included above under the heading “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentives.”

Performance Shares

Payment of each Performance Share award is contingent on the Company attaining certain levels of Annual Adjusted Pretax Income and Relative TSR in the 2022-2024 performance period. Two-thirds (66.7%) of each Performance Share award can be earned based on Annual Adjusted Pretax Income performance and one-third (33.3%) can be earned based on Relative TSR performance. Annual Adjusted Pretax Income goals and performance will be set and measured annually, with final award payouts being determined based on the three-year average results. If threshold, target or maximum performance goals are attained in a performance period, 50%, 100% or 200% of the target amount, respectively, may be earned. If actual performance falls between threshold and maximum, the award would be calculated using linear interpolation. For a description of the effect of a termination of employment or a change in control on the vesting of Performance Shares, please see “Executive Compensation — Potential Payments Upon Termination or Change in Control.”

Dividend equivalents are credited with respect to Performance Shares at the same time as dividends are paid on the Company’s common stock; however, the dollar amount of these dividend equivalents is not paid unless and until the performance goals are met with respect to the underlying Performance Shares.

Restricted Stock Units

In general, the RSUs vest and settle in shares of common stock on the third anniversary of the grant date, generally subject to the executive’s continued employment. For a description of the effect of a termination of employment or a change in control on the vesting of RSUs, please see “Executive Compensation — Potential Payments Upon Termination or Change in Control.”

Dividend equivalents are accrued with respect to RSUs at the same time as dividends are paid on the Company’s common stock. However, the dollar amount of these dividend equivalents is not paid unless and until the underlying RSUs vest and are paid.

Stock Options

In 2020 and 2021, Lear awarded stock options to its executives as part of its long-term incentive program. In general, the stock options vest over three years on each anniversary of the grant date, generally subject to the executive’s continued employment. For a description of the effect of a termination of employment or a change in control on the vesting of stock options, please see “Executive Compensation — Potential Payments Upon Termination or Change in Control.”

Retirement Benefits

Career Shares

In general, the underlying shares of common stock for the vested Career Shares are not distributed until the later of (i) age 62 or (ii) the vesting date. If the executive terminates due to a Career Share “qualifying retirement” (i.e., voluntary termination at or after age 62 or the date that the executive attains a combined number of age and years of service of 65, with a minimum age of 55 and minimum service of five years), the underlying shares of common stock for the vested Career Shares are not distributed until the earlier of (i) age 62 (or such later vesting date) or (ii) three years after the executive’s qualifying retirement. If the executive has attained a combined number of age and years of service of at least 65, with a minimum age of 55 and minimum service of five years, or the executive is terminated without “cause” or resigns for “good reason,” in each case after the first anniversary of the grant date, the underlying shares of common stock for the vested Career Shares are not distributed until the later of (i) age 62 (or such later vesting date) or (ii) three years after the executive’s termination of employment.

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2022 Outstanding Equity Awards At Fiscal Year-End

The following table shows outstanding equity awards as of December 31, 2022, for each NEO.

	Option Awards					Stock Awards
Name(a)	Number of Shares Underlying Unexercised Options (#) Exercisable (b)	Number of Shares Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($)(d)	Option Expiration Date (e)		Number of Shares or Units of Stock That Have Not Vested(2) (g)	Market Value of Shares or Units of Stock That Have Not Vested(3) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested(4) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have Not Vested(4) (j)

Raymond E. Scott	15,851	31,701	$157.44	1/4/2031	(1)	67,993	$8,738,680	133,184	$17,055,781

	36,940	18,469	$140.09	1/2/2030	(2)

Jason M. Cardew	3,963	7,925	$157.44	1/4/2031	(1)	21,138	$2,715,473	33,954	$4,347,619

	8,312	4,156	$140.09	1/2/2030	(2)

Frank C. Orsini	4,529	9,058	$157.44	1/4/2031	(1)	25,789	$3,317,372	36,240	$4,642,586

	10,555	5,277	$140.09	1/2/2030	(2)

Thomas A. DiDonato	3,765	7,529	$157.44	1/4/2031	(1)	16,490	$2,125,994	30,124	$3,859,083

	8,774	4,386	$140.09	1/2/2030	(2)

Carl A. Esposito	3,312	6,623	$157.44	1/4/2031	(1)	34,371	$4,460,944	27,098	$3,470,871

	7,718	3,859	$140.09	1/2/2030	(2)

(1)	The stock options vest ratably over three years, starting on the first anniversary of January 4, 2021.

(2)	The stock options vest ratably over three years, starting on the first anniversary of January 2, 2020.

(3)

The figures in column (g) represent the following RSU awards granted under the LTSIP, including the 2020 Performance-Based Career Shares since the award’s applicable performance goals were all met at target:

	Number of 2020 RSUs Vested January 2, 2023	Number of 2021 RSUs Vesting January 4, 2024	Number of 2022 RSUs Vesting January 4, 2025	Number of 2019 RSUs Vesting September 3, 2023	Number of 2020 Performance- Based Career Shares Vesting November 18, 2023	Number of 2021 Career Shares Vesting November 17, 2024	Number of 2022 Career Shares Vesting November 14, 2025

Raymond E. Scott	11,992	10,670	14,820	—	21,250	4,144	5,117

Jason M. Cardew	2,698	2,667	3,846	—	8,500	1,381	2,046

Frank C. Orsini	3,426	3,048	3,846	—	12,042	1,381	2,046

Thomas A. DiDonato	2,848	2,534	3,197	—	7,083	828	—

Carl A. Esposito	2,505	2,229	2,940	18,299	5,312	1,381	1,705

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EXECUTIVE COMPENSATION

(4)

The total values in column (h) equal the total number of RSUs held by each NEO multiplied by the market price of Company common stock at the close of the last trading day in 2022, which was $124.02 per share, plus the following accrued dividend equivalents and interest at the prime rate (which are paid if and when the underlying RSUs vest and are paid):

	2019 RSU Dividend Equivalents	2020 RSU Dividend Equivalents	2021 RSU Dividend Equivalents	2022 RSU Dividend Equivalents	2020 Performance- Based Career Share RSU Dividend Equivalents	2021 Career Share RSU Dividend Equivalents	2022 Career Share RSU Dividend Equivalents	Total RSU Dividend Equivalents

Raymond E. Scott	$—	$73,572	$53,474	$46,594	$112,234	$16,371	3,943	$306,188

Jason M. Cardew	$—	$16,553	$13,366	$12,092	$44,894	$5,456	1,577	$93,938

Frank C. Orsini	$—	$21,019	$15,275	$12,092	$63,601	$5,456	1,577	$119,020

Thomas A. DiDonato	$—	$17,473	$12,699	$10,051	$37,410	$3,271	—	$80,904

Carl A. Esposito	$127,645	$15,368	$11,171	$9,243	$28,056	$5,456	1,314	$198,253

(5)

The total amounts and values in columns (i) and (j) represent the total number of Performance Shares, at the maximum level for the 2022-2024 and 2021-2023 performance periods, held by each NEO multiplied by the market price of Company common stock at the close of the last trading day in 2022, which was $124.02 per share. These amounts exclude Performance Shares for the 2020-2022 performance period that vested based on performance through December 31, 2022, and are reported below in the “2022 Option Exercises and Stock Vested” table. These amounts also exclude the 2020 Performance-Based Career Shares that are no longer subject to performance goals, but which remain subject to the NEO’s continued service through November 14, 2023, subject to certain exceptions described above under “Career Shares.” In calculating the number of Performance Shares and their value, we are required by SEC rules to compare our performance through 2022 under the Performance Share grant against the threshold, target and maximum performance levels for the grant and report in these columns the applicable potential share number and payout amount. If the performance is between levels, we are required to report the potential payout at the next highest level. Based on performance through the end of the first year of the 2022-2024 performance period and the second year of the 2021-2023 performance period, we have reported the Performance Shares at the maximum award level for each of these two performance periods. Amounts also include the following accrued dividend equivalents for the Performance Shares, at the maximum level, which are not paid unless the performance goals are met with respect to the underlying Performance Shares:

	Number of 2021 Performance Shares (Maximum)	Number of 2022 Performance Shares (Maximum)	2021 Performance Share Dividend Equivalents (2021-2023 Awards)	2022 Performance Share Dividend Equivalents (2022-2024 Awards)	Total Dividend Equivalents

Raymond E. Scott	64,024	69,160	$320,862	$217,439	$538,301

Jason M. Cardew	16,006	17,948	$80,215	$56,429	$136,644

Frank C. Orsini	18,292	17,948	$91,672	$56,429	$148,101

Thomas A. DiDonato	15,204	14,920	$76,196	$46,909	$123,105

Carl A. Esposito	13,376	13,722	$67,035	$43,142	$110,177

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2022 Option Exercises and Stock Vested

The following table sets forth certain information regarding stock-based awards that vested during 2022 for our NEOs. No options were exercised during 2022.

	Option Awards		Stock Awards
Name(a)	Number of Shares Acquired on Exercise (#)(b)	Value Realized on Exercise ($)(c)	Number of Shares Acquired on Vesting (d)(1)	Value Realized on Vesting (e)(1)(2)

Raymond E. Scott	—	—	60,482	$9,575,532

Jason M. Cardew	—	—	12,839	$1,982,983

Frank C. Orsini	—	—	17,886	$2,833,355

Thomas A. DiDonato	—	—	15,961	$2,522,175

Carl A. Esposito	—	—	27,870	$4,017,671

(1)

For Messrs. Scott, Cardew, Orsini and DiDonato, consists of 2019 RSU awards that vested on January 2, 2022, for Mr. Esposito, consists of the second tranche of his 2019 RSU award that vested on September 3, 2022, and for all of the NEOs, consists of 2019 Career Shares that vested on November 14, 2022, and Performance Shares that vested based on performance during the three-year period ended December 31, 2022 (which were paid in 2023), in the following amounts:

	Number of 2019 RSU Shares Acquired on Vesting	2019 RSU Value Realized on Vesting	Number of 2019 Career Shares Acquired on Vesting	2019 Career Shares Value Realized on Vesting	Number of 2020 Performance Shares Acquired On Vesting (2020-2022 Awards)	2020 Performance Share Value Realized on Vesting (2020-2022 Awards)	Total RSU, Career Share and Performance Share Value

Raymond E. Scott	16,456	$3,010,625	4,093	$599,911	39,933	$5,592,217	$9,202,753

Jason M. Cardew	2,218	$405,783	1,637	$239,935	8,984	$1,258,119	$1,903,837

Frank C. Orsini	4,840	$885,478	1,637	$239,935	11,409	$1,597,716	$2,723,129

Thomas A. DiDonato	4,023	$736,008	2,455	$359,829	9,483	$1,327,999	$2,423,836

Carl A. Esposito	18,300	$2,499,048	1,227	$179,841	8,343	$1,168,354	$3,847,243

(2)	For all NEOs, includes dividend equivalent payments, including interest, in the following amounts:

	2019 RSU Dividend Equivalents	2019 Career Share Dividend Equivalents	2020 Performance Share Dividend Equivalents (2020-2022 Awards)	Total Dividend Equivalent Payments

Raymond E. Scott	$101,094	$25,131	$246,554	$372,779

Jason M. Cardew	$13,626	$10,051	$55,469	$79,146

Frank C. Orsini	$29,733	$10,051	$70,441	$110,225

Thomas A. DiDonato	$24,714	$15,075	$58,550	$98,339

Carl A. Esposito	$111,383	$7,534	$51,511	$170,428

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EXECUTIVE COMPENSATION

2022 Pension Benefits

Name(a)	Plan Name(s)(b)	Number of Years Credited Service (c)	Number of Years of Vesting Service(1)	Present Value of Accumulated Benefit(2)(d)	Payments During Last Fiscal Year(e)

Raymond E. Scott	Pension Plan (tax-qualified plan)	18.4	34.4	$439,124	N/A

	Pension Equalization Program	18.4	34.4	$542,635	N/A

	Salaried Retirement Restoration Program	18.4	34.4	$351,862	N/A

Jason M. Cardew(3)	Pension Plan (tax-qualified plan)	14.5	30.5	$243,199	N/A
	Pension Equalization Program	14.5	30.5	$5,317	N/A

	Salaried Retirement Restoration Program	14.5	30.5	$17,867	N/A

Frank C. Orsini	Pension Plan (tax-qualified plan)	12.7	28.7	$207,592	N/A

	Pension Equalization Program	12.7	28.7	$74,189	N/A

	Salaried Retirement Restoration Program	12.7	28.7	$94,900	N/A

Thomas A. DiDonato(3)	N/A

Carl A. Esposito(3)	N/A

(1)

The pension programs were frozen with respect to any new benefits as of December 31, 2006, but vesting service continues to accrue after such date towards vesting requirements. As a result of their vesting service and/or age and service, all participating NEOs are vested in their pension benefits.

(2)

Present values determined using a December 31, 2022 measurement date and reflect benefits accrued based on service and pay earned through such date. Figures for the tax-qualified pension plan are determined based on post-commencement valuation mortality (white collar Pri-2012 retiree mortality table with 96.9% multiplier, projected generationally using MP-2020 improvement scale, modified by using the Long-Term Improvement Rates (LTIR) based on the proxy SSA rates released by the SOA), commencement of benefits at age 65 and an assumed discount rate of 5.55% as of the measurement date (up from 3.00% as of last year’s December 31, 2021 measurement date). Figures for the Pension Equalization Program and the Salaried Retirement Restoration Program (collectively, the “SERP”) are determined based on the mortality prescribed by Revenue Ruling 2001-62, commencement of benefits at the later of age 60 and full vesting and an assumed discount rate of 5.30% as of the measurement date (up from 1.90% as of last year’s December 31, 2020 measurement date). The assumed future SERP present value conversion rate for those not yet in payment is 4.00% (up from 1.94% last year).

(3)	Messrs. DiDonato and Esposito are not participants in the Pension Plan, Pension Equalization Program or Salaried Retirement Restoration Program pension make-up account (“Pension Make-Up Account”).

Qualified Pension Plan

The NEOs (as well as other eligible employees), other than Messrs. DiDonato and Esposito, participate in the Lear Corporation Pension Plan (the “Pension Plan”), which was frozen with respect to any new benefits as of December 31, 2006. The Pension Plan is intended to be a qualified pension plan under the Internal Revenue Code, and its benefits are integrated with Social Security benefits. In general, an eligible employee became a participant on July 1st or January 1st after completing one year of service (as defined in the plan). Benefits are funded by employer contributions that are determined under accepted actuarial principles and the Internal Revenue Code. The Company may make contributions in excess of any minimum funding requirements when the Company believes it is financially advantageous to do so and based on its other capital requirements and other considerations.

The Pension Plan contains multiple benefit formulas. Under the principal formula, which applies to all applicable NEOs, pension benefits are based on a participant’s “final average pay,” which is the average of the participant’s compensation for the five calendar years in the last ten years of employment in which the participant had the highest earnings. Compensation is generally defined under the plan to mean (i) all cash compensation reported for federal income tax purposes other than long-term incentive bonuses, and (ii) any elective contributions that are not includable in gross income under Internal Revenue Code Section 125 or 401(k). A participant’s annual retirement benefit, payable as a life annuity at age 65, equals the greater of:

•	(a) 1.10% times final average annual earnings times years of credited service before 1997 (to a maximum of 35 years), plus (b) 1.00% times final average annual earnings times

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•	years of credited service after 1996 (with a maximum of 35 years reduced by years of credited service before 1997), plus (c) 0.65% times final average annual earnings in excess of covered compensation (as defined in IRS Notice 89-70) times years of credited service (with a maximum of 35 years); and

•	$360.00 times years of credited service.

Any employee who on December 31, 1996 was an active participant and age 50 or older earned benefits under the 1.10% formula for years of credited service through 2001.

Credited service under the Pension Plan includes all years of pension service under the Lear Siegler Seating Corp. Pension Plan, and a participant’s retirement benefit under the Pension Plan is reduced by his or her benefit under the Lear Siegler Seating Corp. Pension Plan. The benefits under the Pension Plan became vested once the participant accrued five years of vesting service under the plan. Service performed after December 31, 2006 continued to count towards vesting credit even though no additional benefits accrued under the plan after that date. All remaining Pension Plan participants are 100% vested.

Pension Equalization Program

The Pension Equalization Program, which was frozen as to any new benefits as of December 31, 2006, provides benefits in addition to the Pension Plan. The Pension Plan is subject to rules in the Internal Revenue Code that restrict the level of retirement income that can be provided to, and the amount of compensation that can be considered for, highly paid executives under the Pension Plan. The Pension Equalization Program is intended to supplement the benefits under the Pension Plan for certain highly paid executives whose Pension Plan benefits are limited by those Internal Revenue Code limits. A participant’s Pension Equalization Program benefit equals the difference between the executive’s actual vested accrued Pension Plan benefit and the Pension Plan benefit the executive would have accrued under the Company’s formula if the Internal Revenue Code limits on considered cash compensation and total benefits did not apply. Highly compensated executives and other employees whose compensation exceeds the Internal Revenue Code limits for at least three years are eligible to participate in the Pension Equalization Program. Each of the NEOs, other than

Messrs. DiDonato and Esposito, participated in the Pension Equalization Program. The benefits under the Pension Equalization Program become vested once the participant has either (i) attained age 55 and has 10 years of vesting service, attained age 65, or becomes eligible for disability retirement under the Pension Plan, or (ii) attained 20 years of vesting service. Vesting service will continue to accrue after December 31, 2006.

On December 18, 2007, the Pension Equalization Program was amended to provide for its termination and the wind down of the Company’s obligations pursuant thereto. All distributions will be completed within five years after the last participant vests or turns age 60, whichever is later. For an active participant who is eligible to receive benefits, amounts that would otherwise be payable will be used to fund a third-party annuity or other investment vehicle. In such event, the participant will not receive any cash payments until the participant retires or otherwise terminates employment with the Company.

Lear Corporation Salaried Retirement Restoration Program

We have established the Lear Corporation Salaried Retirement Restoration Program, which was previously named the Lear Corporation PSP Excess Plan and before that, the Lear Corporation Executive Supplemental Savings Plan.

The Salaried Retirement Restoration Program has both defined benefit and defined contribution elements. The defined benefit element has been quantified and described in the 2022 Pension Benefits table and in the narrative below. The 2022 Nonqualified Deferred Compensation table below identifies the defined contribution components of the Salaried Retirement Restoration Program.

The Salaried Retirement Restoration Program was most recently amended and restated effective December 29, 2017. The amended and restated plan provides greater flexibility to participants to determine distribution dates for their deferrals, permits participants to defer up to 75% of base salary and up to 90% of their AIP awards and allows participants to modify distribution dates.

Defined Benefit Element

The Salaried Retirement Restoration Program (through a Pension Make-up Account) provides retirement benefits that would have been accrued through December 31, 2006, under the Pension Plan and/or the Pension Equalization Program if

the participant had not elected to defer compensation under the Salaried Retirement Restoration Program as from time to time was in effect.

62	|	LEAR CORPORATION

EXECUTIVE COMPENSATION

Defined Contribution Element

In 2022, the defined contribution component of the Salaried Retirement Restoration Program generally provided a defined contribution benefit of an amount that the participant would have received under the Pension Savings Plan but could not receive due to Internal Revenue Code limits applicable to the Pension Savings Plan as well as the opportunity to make deferrals of salary and bonus and to receive Company matching contributions above Internal Revenue Code limits. Participants generally become vested in excess Pension Savings Plan and Company matching contributions under the

Salaried Retirement Restoration Program after three years of vesting service. Distributions of the excess Pension Savings Plan contributions, deferral contributions and Company matching contributions are made in accordance with the participant’s deferral election. Plan earnings under the excess Pension Savings Plan contributions, deferral contributions and Company matching contributions are generally tied to rates of return on investments available under the qualified Retirement Program generally, as directed by plan participants.

2022 Nonqualified Deferred Compensation

Name(a)	Plan Name	Executive Contributions in Last FY(b)	Company Contributions in Last FY(1)(c)	Aggregate Earnings in Last FY(d)(2)	Aggregate Withdrawals/ Distributions(e)(3)	Aggregate Balance at Last FYE(f)(4)
Raymond E. Scott	Salaried Retirement Restoration Program	$190,650	$477,908	$(1,363,352)	$—	$6,809,388
	Vested Career Shares	$—	$625,042	$(1,153,500)	$—	$3,253,848
Jason M. Cardew	Salaried Retirement Restoration Program	$99,010	$225,897	$(415,014)	$—	$2,424,363
	Vested Career Shares	$—	$249,986	$(436,426)	$—	$1,245,336
Frank C. Orsini	Salaried Retirement Restoration Program	$99,010	$201,880	$(694,445)	$—	$3,674,163
	Vested Career Shares	$—	$249,986	$(649,194)	$—	$1,785,633
Thomas A. DiDonato	Salaried Retirement Restoration Program	$86,520	$170,655	$(647,791)	$—	$2,451,608
	Vested Career Shares(5)	$—	$—	$—	$—	$—
Carl A. Esposito	Salaried Retirement Restoration Program	$1,030,563	$123,668	$(415,326)	$—	$2,965,269
	Vested Career Shares	$—	$187,375	$(26,643)	$—	$160,732

(1)

Salaried Retirement Restoration Program amounts are included in column (i) of the 2022 Summary Compensation Table. For Vested Career Shares, amounts represent the value of the Vested Career Shares (and accrued dividend equivalents) on November 14, 2022, the vesting date.

(2)	For Vested Career Shares, amounts represent accrued dividend equivalents plus stock price appreciation or depreciation.

(3)

For Vested Career Shares, amounts reflect the closing price of the Company’s common stock on the last trading day in 2022, which was $124.02, and accrued dividend equivalents (see the 2022 Options Exercised and Stock Vested table for more information).

(4)	All amounts reflected in this table are vested.

(5)	Because Mr. DiDonato is over the age of 62, the shares of the Company’s common stock underlying the Career Shares that vested on November 14, 2022, were distributed to him immediately upon vesting.

Salaried Retirement Restoration Program

The defined contribution element of the Salaried Retirement Restoration Program is described in the narrative accompanying the 2022 Pension Benefits table above and is quantified in the 2022 Nonqualified Deferred Compensation table.

Vested Career Shares

We have included the Vested Career Shares in the 2022 Nonqualified Deferred Compensation table because they vested in a previous year(s) but distribution of the underlying shares of common stock is deferred, as described above in the narrative on the Career Shares program accompanying the 2022 Grants of Plan-Based Awards table.

2023 Proxy Statement	|	63

EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change in Control

The table below shows estimates of the compensation payable to each of our NEOs upon their termination of employment with the Company. The amount payable is shown for each of six categories of termination triggers. All amounts are calculated as if the executive terminated effective December 31, 2022. Values of accelerated equity awards are based on the closing price of our common stock on the last trading day of the year, December 30, 2022, which was

$124.02. The actual amounts due to any one of the NEOs upon termination of employment can only be determined at the time, and depending on the circumstances, of the termination. There can be no assurance that a termination or change in control would produce the same or similar results as those described below if it occurs on any other date or at any other stock price, or if any assumption is not, in fact, correct.

Accrued amounts under the Company’s pension and deferred compensation plans are not included in this table. For these amounts, see the 2022 Pension Benefits table above and the 2022 Nonqualified Deferred Compensation table above.

NEO and Triggering Event	Cash Severance(1)	Continuation of Medical/Welfare Benefits (Present Value)(2)	Accelerated Vesting or Payout of Equity Awards(3)	Total Termination Benefits

Raymond E. Scott

• Involuntary Termination without Cause (or for Good Reason) With Change in Control	$6,500,000	$32,812	$17,266,570	$23,799,382

• Involuntary Termination without Cause (or for Good Reason)	$6,500,000	$32,812	$12,319,482	$18,852,294

• Retirement(4)	$—	$—	$10,434,912	$10,434,912

• Voluntary Termination (or Involuntary Termination for Cause)	$—	$—	$—	$—

• Disability or Death(5)	$—	$—	$12,958,035	$12,958,035

Jason M. Cardew

• Involuntary Termination without Cause (or for Good Reason) With Change in Control	$3,400,000	$29,621	$4,889,282	$8,318,903

• Involuntary Termination without Cause (or for Good Reason)	$3,400,000	$29,621	$3,528,883	$6,958,504

• Retirement	N/A	N/A	N/A	N/A

• Voluntary Termination (or Involuntary Termination for Cause)	$—	$—	$—	$—

• Disability or Death(5)	$—	$—	$3,784,205	$3,784,205

Frank C. Orsini

• Involuntary Termination without Cause (or for Good Reason) With Change in Control	$3,400,000	$29,621	$5,638,665	$9,068,286

• Involuntary Termination without Cause (or for Good Reason)	$3,400,000	$29,621	$4,229,105	$7,658,726

• Retirement	N/A	N/A	N/A	N/A

• Voluntary Termination (or Involuntary Termination for Cause)	$—	$—	$—	$—

• Disability or Death(5)	$—	$—	$4,484,427	$4,484,427

Thomas A. DiDonato

• Involuntary Termination without Cause (or for Good Reason) With Change in Control	$2,884,000	$36,482	$4,055,536	$6,976,018

• Involuntary Termination without Cause (or for Good Reason)	$2,884,000	$36,482	$3,096,052	$6,016,534

• Retirement(4)	$—	$—	$2,689,509	$2,689,509

• Voluntary Termination (or Involuntary Termination for Cause)	$—	$—	$—	$—

• Disability or Death(5)	$—	$—	$3,096,052	$3,096,052

Carl A. Esposito

• Involuntary Termination without Cause (or for Good Reason) With Change in Control	$2,610,000	$29,621	$6,196,380	$8,836,001

• Involuntary Termination without Cause (or for Good Reason)	$2,610,000	$29,621	$5,114,097	$7,753,718

• Retirement	N/A	N/A	N/A	N/A

• Voluntary Termination (or Involuntary Termination for Cause)	$—	$—	$—	$—

• Disability or Death(5)	$—	$—	$5,326,865	$5,326,865

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EXECUTIVE COMPENSATION

(1)

Cash severance (in an amount equal to two times the sum of base salary plus target annual incentive bonus amount) is paid in a lump sum to each NEO on the date that is six months after the date of termination (other than Mr. DiDonato, who would receive cash severance payments in installments over 24 months), consistent with the requirements of Section 409A of the Internal Revenue Code. In addition to the amounts shown in the table, the executive would receive any accrued salary, bonus and all other amounts to which he is entitled under the terms of any compensation or benefit plans of the Company upon termination for any reason, and would receive a pro-rated bonus based on actual performance in the event of termination without “cause” or for “good reason.”

(2)	Consists of continuation of health insurance, life insurance premium and imputed income amounts.

(3)

Represents accelerated or pro rata (as applicable) vesting of RSUs and stock options and payout of Performance Shares (at target level) and any associated dividend equivalents with interest. Unvested Career Shares become vested and the underlying shares are immediately distributed (along with those for vested Career Shares) upon the executive’s (i) death, (ii) disability or (iii) involuntary “without cause” or “good reason” termination of employment within 24 months following a change in control. Payments under any of the plans of the Company that are determined to be deferred compensation subject to Section 409A of the Internal Revenue Code are delayed by six months to the extent required by such provision. Accelerated and pro rata portions of the RSUs, stock options and Performance Shares are valued based on the December 31, 2022, closing price of the Company’s common stock.

(4)

As of December 31, 2022, Messrs. Scott and DiDonato were retirement-eligible, and therefore, qualify for accelerated vesting of certain incentive awards upon retirement. The Company does not provide for enhanced early retirement benefits under its pension programs.

(5)

Messrs. Scott, Cardew and Orsini are fully vested in their pension benefits, and as such, there would be no pension vesting enhancement with respect to death benefits for them. Messrs. DiDonato and Esposito do not participate in the Pension Plan, and as such, they are not eligible for such death benefit.

Payments and benefits to a NEO upon termination or a change in control of the Company are determined according to the terms of his or her employment agreement and equity or incentive awards and the Company’s compensation and incentive plans. The severance benefit payments shown in the table and discussed below are generally available to our executive officers, including the NEO, who currently have employment agreements with the Company. The amounts due to an executive upon his or her termination of employment depend largely on the circumstances of his or her termination, as described below.

Change in Control

The employment agreements do not provide benefits solely upon a change in control. The LTSIP provides for accelerated vesting or payout of awards immediately upon a “change in control” (as defined in the LTSIP) only if the successor company does not agree to assume or replace such existing awards with an equivalent award upon the change in control.

Otherwise, awards will only receive accelerated vesting if a change in control occurs and the executive is terminated by the Company without “cause” (as defined in the LTSIP) or resigns for “good reason” (as defined in the executive’s employment agreement, if applicable) within 24 months of such change in control.

Payments Made Upon Involuntary Termination (or for “Good Reason”) with a Change in Control

If a change in control occurs, the awards are assumed or replaced with equivalent awards, and the NEO is terminated by the Company without “cause” (as defined in the LTSIP) or resigns for “good reason” (as defined in the NEO’s employment agreement) within 24 months of such change in control, the NEO will receive accelerated vesting with respect to outstanding and unvested equity awards, as disclosed in the table above. Unvested Performance Shares will vest at target, any unvested RSUs (other than Career Shares) and unvested stock options that were granted less than 12 months prior to the NEO’s termination of employment will vest on a pro rata basis. Vested stock options will remain exercisable for 60 days post-termination.

None of our NEOs is a party to an employment agreement containing a provision which would reimburse the executive for any excise taxes he becomes subject to under Section 4999 of the Internal Revenue Code upon a change in control. Instead, the employment agreements for each of our NEOs contains a provision that reduces their change in control benefits below the level at which an excise tax is triggered, but only if the reduction results in greater after-tax proceeds to the executive.

2023 Proxy Statement	|	65

EXECUTIVE COMPENSATION

Payments Made Upon Involuntary Termination (or for “Good Reason”)

Upon termination of employment by the executive for “good reason” (as defined in the employment agreements) or by the Company other than for “cause” or “incapacity” (each as defined in the employment agreement), the executive will receive base salary (at the higher of the rate in effect upon termination or the rate in effect 90 days prior to termination) through the date of termination, plus all other amounts owed under any compensation or benefit plans, including a bonus pro-rated for the portion of the performance period occurring prior to the date of termination. If the executive executes a release relating to his or her employment, he will also receive a lump sum payment equal to two times the sum of his or her annual base salary rate and annual target bonus amount, each as in effect as of the termination date.

In the event of an involuntary termination for any reason other than cause, or by the executive for good reason, the award agreements under the LTSIP provide that

(i) all unvested RSUs (other than Career Shares) and stock options that were granted at least 12 months prior to the termination of employment become vested in their entirety, (ii) all unvested RSUs (other than Career Shares) and stock options that were granted less than 12 months prior to the termination of employment vest on a pro rata basis, and (iii) a pro rata amount of Performance Shares may be earned through the termination date if actual performance during the performance period meets the pre-established performance requirements. Each NEO’s employment agreement provides more favorable treatment than items (i) and (ii) in the foregoing sentence, and instead, any unvested awards that vest based on the passage of time would immediately vest in their entirety upon a termination by the NEO for good reason or by the Company for incapacity or other than for cause. In addition, executives would receive all dividend equivalents with interest associated with the accelerated RSUs and any Performance Shares earned at the time of vesting. Vested stock options will remain exercisable for 60 days post-termination.

Payments Made Upon Retirement

The employment agreements do not distinguish between retirement and voluntary termination for other reasons, but under the LTSIP, an executive who retires with a combined number of age and years of service of at least 65, with a minimum age of 55 and minimum service of five years when he terminates, is entitled to additional vesting credit for RSU and stock option awards. The executive will be entitled to receive the shares underlying the RSUs and will be entitled to exercise the portion of any stock option, in each case, that would have vested if the date of termination had been

24 months later than it actually occurred. A pro rata amount of Performance Shares may be earned through the retirement date if actual performance during the performance period meets the pre-established performance requirements. In addition, executives would receive all dividend equivalents with interest associated with the accelerated RSUs and any Performance Shares earned at the time of vesting. Each vested stock option will remain exercisable until its normal expiration date.

Payments Made Upon Voluntary Termination (or for “Cause”)

An executive who voluntarily resigns or whose employment is terminated by the Company for “cause” (as defined in the employment agreement) will receive unpaid salary and benefits, if any, he has accrued through the effective date of his or her termination. If an executive terminates voluntarily and has not attained a combined number of age and years of service of at least 65, with a minimum age of 55 and minimum service of five years, he will be entitled to receive all of the shares underlying his or her vested RSUs and associated dividend equivalents with interest and will be entitled to exercise any then-vested stock options for 60 days post-termination, but all unvested RSUs and Performance Shares and any associated dividend equivalents with interest, and any unvested stock options, will be forfeited. If an executive is terminated for cause, he will forfeit all RSUs, stock options, and Performance Shares along with any associated dividend equivalents with interest (if applicable).

Payments Made Upon Termination for Disability

Following termination of the executive’s employment for disability, the executive will receive all base salary and other accrued amounts then payable through the date of termination. The executive will also receive compensation payable under the Company’s disability and medical plans. In the event of the executive’s termination for disability, all unvested RSUs and stock options become vested in their entirety upon termination and a pro rata amount of Performance Shares may be earned through the termination date if actual performance during the performance period

66	|	LEAR CORPORATION

EXECUTIVE COMPENSATION

meets the pre-established performance requirements. In addition, executives would receive all dividend equivalents with interest associated with the accelerated RSUs and any

Performance Shares earned at the time of distribution. Each vested stock option will remain exercisable until 12 months following the termination of employment.

Treatment of Career Shares

All Career Shares (vested and unvested) are forfeited by the executive upon a voluntary termination by the executive prior to the Career Share qualifying retirement date (i.e., age 62 or the date that the executive attains a combined number of age and years of service of 65, with a minimum age of 55 and minimum service of five years) or for violating non-competition and non-solicitation covenants prior to distribution of the shares. If the executive has a Career Share qualifying retirement or is terminated without “cause” or resigns for “good reason,” in each case within 24 months of the vesting date, any Career Shares will continue to vest as originally scheduled, subject to achievement of any applicable performance goals for the Performance-Based Career Shares.

In general, the underlying shares of common stock for the vested Career Shares are not distributed until the later of (i) age 62 or (ii) the vesting date. If the executive terminates due to a qualifying retirement, the underlying shares of common stock for the vested Career Shares are not distributed until the earlier of (i) age 62 (or such later vesting date) or (ii) three years after the executive’s qualifying retirement. If the executive has attained a combined number of age and years of service of at least 65, with a minimum age of 55 and minimum service of five years, and the executive is terminated without “cause” or resigns for “good reason,” the underlying shares of common stock for the vested RSUs are not distributed until the earlier of (i) age 62 (or such later vesting date) or (ii) three years after the executive’s termination of employment.

Unvested Career Shares become vested (subject to achievement of any applicable performance goals) and the underlying shares are immediately distributed (along with those for vested Career Shares) upon the executive’s (i) death, (ii) disability or (iii) involuntary or “good reason” termination of employment within 24 months following a change in control. The Career Shares do not automatically vest nor are the underlying shares distributed upon a change in control unless the successor company does not assume or replace the awards with awards of equivalent terms and value.

Payments Made Upon Death

Following the death of the executive, we will pay to his or her estate or designated beneficiary a pro rata portion of any bonus earned prior to the date of death. In the event of the executive’s death, all unvested RSUs and stock options become vested in their entirety and a pro rata amount of Performance Shares may be earned through the date of death if actual performance during the performance period meets the pre-established performance requirements. In addition, the estate or designated beneficiary would receive all dividend equivalents with interest associated with the accelerated RSUs and any Performance Shares earned at the time of vesting. Each vested stock option will remain exercisable until 12 months following the termination of employment.

Conditions and Obligations of the Executive

Each executive who has entered into an employment agreement with the Company is obligated to:

•	comply with confidentiality, non-competition and non-solicitation covenants during employment;

•	comply with non-competition and non-solicitation covenants for one year after the date of termination (extended to two years in the case of termination upon disability, termination by the Company without “cause” or by the executive for “good reason”);

•	in order to receive severance payments due under the employment agreement, sign a general release relating to his or her employment (applies only in the case of termination by the Company without “cause” or by the executive for “good reason”);

•	return data and materials relating to the business of the Company in his or her possession;

•	make himself reasonably available to the Company to respond to periodic requests for information regarding the Company or his or her employment; and

•	cooperate with litigation matters or investigations as the Company deems necessary.

2023 Proxy Statement	|	67

EXECUTIVE COMPENSATION

Compensation and Risk

We have conducted a risk assessment of our employee compensation policies and practices, including our executive compensation programs and measures. The risk assessment was conducted by senior leaders of the Company, including representatives from finance, legal and human resources, and included a review of the employee compensation structures and pay administration practices. The P&C Committee and its independent compensation consultant reviewed and discussed the findings of the assessment and concluded that our employee compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and do not incent executives or other employees to take unnecessary or excessive risks. As a result, we believe that risks arising from our employee compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. In reaching these conclusions, we considered the attributes of all of our programs, including:

•	Appropriate compensation mix between fixed (base salary) and variable (annual and long-term incentive) pay opportunities;

•	Review of market data and competitive practices for elements of executive compensation;
•	Performance measures that are tied to key Company short and long-term performance measures and are correlated to total stockholder returns;

•	Alignment of annual and long-term award objectives to ensure that both types of awards encourage consistent behaviors and sustainable performance results;

•	Balanced mix of performance measures for incentive awards (Adjusted Operating Income, Free Cash Flow, Annual Adjusted Pretax Income, Relative TSR) that encourage value creation, retention and stock price appreciation; and

•	Long history of pay outcomes aligning to our performance with incentive opportunities and payouts varying commensurate with our financial and TSR performance results.

We also reviewed our compensation programs for certain design features that may have the potential to encourage excessive risk-taking, including: over-weighting towards annual incentives, highly leveraged payout curves, unreasonable performance thresholds and steep payout cliffs at certain performance levels that may encourage short-term business decisions to meet payout thresholds. We concluded that our compensation programs do not include such elements.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Raymond E. Scott, our President and CEO in 2022.

For 2022, our last completed fiscal year:

•	The median of the annual total compensation of all employees of the Company (other than our CEO) was $8,943; and

•	The annual total compensation of our CEO was $15,376,344.

Based on this information, for 2022, our CEO’s annual total compensation was approximately 1,719 times that of the annual total compensation of the median employee (as determined below).

This pay ratio is a reasonable estimate calculated in good faith, in a manner consistent with Item 402(u) of Regulation

S-K, based on our payroll and employment records and the methodology described below. The SEC rules for identifying the “median employee” and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratios reported by other companies may not be comparable to the pay ratio set forth above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

To identify the median of the annual total compensation of all of our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments and estimates that we used were as follows:

68	|	LEAR CORPORATION

EXECUTIVE COMPENSATION

1.

In accordance with Instruction 2 to Item 402(u) of Regulation S-K, because there has been no change in our employee population or employee compensation arrangements in the past fiscal year that we reasonably believe would result in a significant change to our pay ratio disclosure, we elected to utilize the same median employee that we had identified in 2020 to calculate our 2022 CEO pay ratio. The process that we used to determine our median employee in 2020 is summarized below:

i)

We determined that, as of October 1, 2020, our employee population consisted of approximately 171,000 individuals working at the Company and its consolidated subsidiaries, with approximately 10,000 of these individuals located in the United States and approximately 161,000 of these individuals located outside of the United States.

ii)	We employed a proportionate stratified statistical sampling methodology to help simplify the identification of the median employee. The sample size used was approximately 1,500 employees.

iii)

We utilized 2020 base pay as our consistently applied compensation measure to identify the median employee from our employee population, which we applied to all employees included in our analysis. We did not make any cost of living adjustments in identifying the median employee. Using this methodology, we determined that the estimated median employee was an hourly employee located outside of the United States.

2.

With respect to the annual total compensation of the median employee, we identified and calculated the elements of such employee’s compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $8,943.

3.

With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column (column (j)) of our “2022 Summary Compensation Table” included in this proxy statement and incorporated by reference under Item 11 of Part III of our 2022 Annual Report on Form 10-K.

2023 Proxy Statement	|	69

EXECUTIVE COMPENSATION

Pay Versus Performance Disclosures

In August 2022, the SEC adopted a new Pay Versus Performance (“PVP”) disclosure rule as mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act. Compliance with the new rules is required for fiscal years ending on or after December 16, 2022. The final rules were codified under Item 402(v) of Regulation
S-K
(together with other official guidance, “Item 402(v)”) and require us to provide the following tabular and narrative disclosures.

Pay Versus Performance
Background

The following section has been prepared in accordance with the new PVP disclosure rule, which requires public companies to disclose information reflecting the relationship between the company’s financial performance and two newly defined terms, Compensation Actually Paid (“CAP”) and Average Compensation Actually Paid (“Average CAP”). We have calculated CAP and Average CAP in accordance with the PVP disclosure rule which does not reflect the actual or average amount of compensation paid to, received by, or earned by our Principal Executive Officer (“PEO”) and our non-PEO
NEOs during the applicable years.
To calculate the CAP for the PEO and the Average CAP for the non-PEO
NEOs, adjustments are made to Total
Compensation reported in the Summary Compensation Table
for the applicable years. These adjustments are described in the tables below the PVP Table.
The P&C Committee does not use CAP or Average CAP as a basis for making compensation decisions, nor does it use the performance measures defined by the SEC for the PVP Table to measure performance for incentive plan purposes.
Refer to pages 74 for how we align pay with performance and pages 41-43 for a description of how the P&C Committee approaches the design of our executive co mpensation
program.

Pay
Versus Performance Table

Our long-term incentive equity award mix is heavily weighted toward Performance Shares, resulting in more compensation at risk. These awards are impacted directly by the Company’s performance and stock price. See “Compensation Discussion and Analysis” for details regarding the equity award mix.
CAP and Average CAP amounts can vary significantly from
year-to-year.
The key drivers of this volatility for Lear include:

•	Point in time measurements, reflecting value only on certain specific and required dates;

•	Stock price;

•	Changes in expected performance year-over-year (to a lesser extent); and
•	Stock volatility.
Base salary, annual bonus,
non-equity
incentive plan compensation and all other compensation are each calculated in the same manner for both summary compensation table (“SCT”) and CAP purposes. The difference between SCT and CAP total compensation is due primarily to changes in the fair value of equity awards and, to a lesser extent, changes in the expected or actual performance of performance-based equity awards. The CAP table includes changes in the fair value of equity awards and does not represent the PEO’s and non-PEO
NEOs’ actual compensation received or earned. The difference between SCT and CAP total compensation reflects differences in the value assigned to equity awards under each calculation as described below:

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EXECUTIVE COMPENSATION

	SCT	CAP*
Equity Awards	Grant date fair value of equity awards granted during the current year
SCT and CAP calculations use the same methodologies to determine the fair value of equity awards. However, CAP total compensation includes changes in the fair value of equity awards during each year as a result of changes in stock price and expected or actual performance of each equity award (which is not included in SCT total compensation).
1.

Granted During the Year
:
End of year fair value of equity awards outstanding at the end of the year and/or vesting date fair value of equity awards vested during the year
2.

Prior Awards that Remain Outstanding
:
Change in fair value during the year of equity awards that are unvested at both end of prior year and end of current year
3.

Awards that Vested During the Year
:
Change in fair value of equity awards that vested during the year from end of prior year to the vesting date

*
CAP reflects the end of year and/or vesting date fair value of the current year award (1), as summarized in the right column above. CAP also adds two other categories of equity awards that are not part of the SCT (2 and 3), as summarized above.

In accordance with the PVP disclosure rule, the following table sets forth (i) the total and average total compensation set forth in the SCT for the CEO and the NEOs as a group (excluding the CEO), respectively; (ii) the total and average total CAP (as determined in accordance with Item 402(v)) for the CEO and the NEOs as a group (excluding the CEO), respectively;
(iii) the Company’s
cumulative
TSR (“Cumulative TSR”) and the cumulative TSR (“Peer Group Cumulative TSR”) of our Item 402(v) peer group (“PVP Peer Group”), as determined in accordance with Item 402(v); and (iv) Net Income and Adjusted Operating Income, for the previous three years.

					Value of Initial Fixed $100 Investment Based on (4) :
Year(a) (1)	SCT Total for PEO(b)	Compensation Actually Paid to PEO(c) (2)(3)	Average SCT Total for Non-PEO NEOs(d) (3)	Average Compensation Actually Paid to Non-PEO NEOs(e) (2)(3)	Total Shareholder Return(f)	Peer Group Total Shareholder Return(g) (5)	Net Income ($ in millions) (h)	Adjusted Operating Income ($ in millions) (i) (6)
2022	$15,376,344	$4,822,793	$4,550,657	$530,131	$94	$86	$328	$886
2021	$13,306,375	$23,444,040	$4,073,394	$6,711,337	$136	$128	$374	$958
2020	$14,714,769	$16,162,189	$4,507,854	$5,697,177	$117	$117	$159	$614

(1)	Mr. Scott served as PEO and Messrs. Cardew, Orsini, DiDonato and Esposito served as non-PEO NEOs for 2022, 2021 and 2020.

(2)
Represents CAP for our PEO and average CAP for our
non-PEO
NEOs as a group, as determined in accordance with Item 402(v) and does not reflect the compensation ultimately earned or realized by our PEO or non-PEO
NEOs.

(3)	Reflects the average SCT and CAP “Total Compensation” of each of the non-PEO NEOs (determined as set forth below).

(4)
Reflects our Cumulative TSR and our Peer Group Cumulative TSR for each measurement period from December 31, 2019 through December 31, 2022. Dividends are assumed to be reinvested, and the returns of each company in our PVP Peer Group are weighted to reflect relative stock market capitalization. Results assume that $100 was invested on December 31, 2019, in each of our common stock and the stocks comprising our PVP Peer Group.

(5)
Our PVP Peer Group is the same peer group used in the
Performance
Graph for
purposes
of Item 201(e)(1)(ii) of Regulation
S-K
in our Annual Report on Form
10-K
(“10-K
Peer Group”). Our
10-K
Peer Group was selected because we do not believe that there is a single published industry or line of business index that is appropriate for comparing total shareholder returns. As a result, our selected
10-K
Peer Group is

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EXECUTIVE COMPENSATION

comprised of representative independent automotive suppliers whose common stock is publicly traded. For 2022, column (g) reflects the three-year Peer Group Cumulative TSR, that was determined using our 2022
10-K
Peer Group, which is comprised of the following companies: Adient plc, American Axle & Manufacturing Holdings Inc., Aptiv PLC, Autoliv, Inc., BorgWarner Inc., Continental AG, Cooper-Standard Holdings Inc., Dana Incorporated, Faurecia, Gentex Corporation, Gentherm Incorporated, Magna International Inc., Valeo and Visteon Corporation. For 2021 and 2020, column (g) reflects the two-year
and
one-year
Peer Group Cumulative TSR, respectively, of our
10-K
Peer Group used in 2021 and 2020. This prior
10-K
Peer Group included the same companies as our 2022
10-K
Peer Group, plus Tenneco Inc. In 2022, Tenneco Inc. was acquired and is no longer a publicly traded company. As such, Tenneco Inc. is excluded from our
10-K
Peer Group. The 2022 three-year Peer Group Cumulative TSR reportable in column (g) would have been $85 if Tenneco Inc. had not been acquired and thus removed from our 2022
10-K
Peer Group.

(6)
Adjusted Operating Income is a performance measure in the annual incentive plan and highly correlated to the other financial measures used in the annual and long-term incentive plans. See “Compensation Discussion and Analysis” for a description of how this measure is determined in 2022 and our “Compensation Discussion and Analysis” sections from our 2021 and 2022 proxies for how this value is determined for 2020 and 2021, respectively.

Reconciliations of SCT Total Compensation to CAP Total Compensation for our PEO and Average SCT Total
Compensation to Average CAP Total Compensation for our
non-PEO
NEOs is shown below:

Adjustments to Determine CAP for PEO
Year	2022	2021	2020

SCT Total for PEO	$15,376,344	$13,306,375	$14,714,769
Pension Adjustments (1)
Subtract “Change in Actuarial Present Value” reported in the SCT	$0	$0	($366,594)
Equity Adjustments (2)
Subtract grant date fair value reported in the “Stock Awards” and “Option Awards” columns in the SCT	($11,118,747)	(9,737,072)	(11,700,831)
Add 1. Granted During the Year : end of year fair value of equity awards granted during the year that remain unvested as of year-end	$7,283,518	$12,089,428	$14,420,251
Add/Subtract 2. Prior Awards that Remain Outstanding : the change in fair value during the year of equity awards granted in a prior year that remain outstanding and unvested as of year-end	($3,867,535)	$1,757,058	$126,205
Add/Subtract 3. Prior Awards that Vested During the Year : the change in fair value of equity awards that vested during the year from the last day of the prior year to the vesting date	($2,850,787)	$6,028,251	($1,031,611)
TOTAL ADJUSTMENTS	($10,553,551)	$10,137,665	$1,447,420

CAP Total for PEO	$4,822,793	$23,444,040	$16,162,189

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EXECUTIVE COMPENSATION

Adjustments to Determine Average CAP for Non-PEO NEOs
Year	2022	2021	2020

Average SCT Total for Non-PEO NEOs	$4,550,657	$4,073,394	$4,507,854
Pension Adjustments (1)
Subtract “Change in Actuarial Present Value” reported in the SCT	$0	$0	($65,707)
Equity Adjustments (2)
Subtract grant date fair value reported in the “Stock Awards” and “Option Awards” columns in the SCT	($2,631,326)	($2,431,458)	(3,194,013)
Add 1. Granted During the Year : end of year fair value of equity awards granted during the year that remain unvested as of year-end	$1,730,867	$3,009,472	$3,909,610
Add/Subtract 2. Prior Awards that Remain Outstanding : the change in fair value during the year of equity awards granted in a prior year that remain outstanding and unvested as of year-end	($2,238,827)	$1,110,158	$506,184
Add/Subtract 3. Prior Awards that Vested During the Year : the change in fair value of equity awards that vested during the year from the last day of the prior year to the vesting date	($881,241)	$949,771	$33,249
TOTAL ADJUSTMENTS	($4,020,526)	$2,637,943	$1,189,323

Average CAP Total for Non-PEO NEOs	$530,131	$6,711,337	$5,697,177

(1)
For all years, there was no pension value attributable to “service cost” or “prior service cost,” so no adjustments are reflected for these values required to be added as part of the CAP pension adjustments.

(2)
For all years, (a) no equity awards vested in the year of grant, (b) no equity awards granted in prior years were forfeited, (c) no equity awards were modified during the year, and (d) no dividends or other earnings were paid prior to the applicable vesting date that were not otherwise accounted for in total compensation for the year, so no adjustments are reflected for these values required to be added as part of the CAP equity award adjustments. The fair value of option and stock awards is determined in accordance with ASC 718, “Compensation – Stock Compensation.” The fair value of outstanding performance-based stock awards reflects the expected performance results as of year-end.

In the tables above, changes in our stock price following the grant date of an equity award impact reported CAP values. The values reported above in each year, and over the three-year cumulative period, reflect how the awarded compensation can fluctuate year-over-year, largely as a result of our year-end
stock price, among other factors. This illustrates our
“pay-for-performance”
philosophy as well as the design of our compensation program. The values in the table above reflect that the compensation of our PEO and our non-PEO
NEOs is higher when our stock price increases, and lower when the stock price decreases, demonstrating
the clear
alignment of the interests of our PEO and
non-PEO
NEOs and our stockholders.
The values in the table above are based on our
year-end
stock price, as required under the PVP disclosure rule. Since 2020, most industries including automotive have been significantly impacted by the ongoing challenges of the
COVID-19
pandemic and supply chain disruptions, and our stock price fluctuated significantly during this period with the low stock price, high stock price and year-end
stock price during each applicable year shown in the table below:

Year	Stock Price Low	Stock Price High	Stock Price at Year-End

2022	$119.69	$192.81	$124.02

2021	$146.17	$203.13	$182.95

2020	$70.00	$164.69	$159.03

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EXECUTIVE COMPENSATION

Accordingly, CAP for our PEO and Average CAP for our
non-PEO
NEOs could have been significantly different if other dates were used to value our stock or if our stock price happened to be higher or lower on the last day of the applicable year.
Additionally, the value of performance-based stock awards is impacted to a much lesser extent by the expected performance results which may vary from year to year and from actual performance at the completion of the performance periods. For example, the expected performance results of the Adjusted Pretax Income portion of the 2020–2022 Performance Share award was 111% of target at the end of 2020, 100% of target at the end of 2021 and was earned at
102
% of target at the end of 2022.

Most Important Measures Used to Determine 2022 CAP

The three items listed below represent the most important measures used to determine CAP for 2022. While we utilize several financial performance measures to align executive compensation with Lear’s performance, not all of those measures are represented in the table below. For further information on these measures, see “Compensation Discussion and Analysis.”

Most Important Performance Measures
Adjusted Operating Income
Adjusted Pretax Income
Free Cash Flow

For the performance period beginning January 1, 2023, the P&C Committee reintroduced a three-year ROIC Improvement measure to the long-term incentive program. ROIC is strongly correlated to long-term stockholder value creation and multi-year TSR, and our Board, management team and many stockholders view ROIC as a key financial measure. As such, we expect that next year an ROIC Improvement measure will be included in the above list of Most Important Performance Measures. For more information on the financial measures in our 2023 annual and long-term incentive plans, see pages 46-48 in “Compensation Discussion and Analysis.”

Narrative to the PVP Table
An overview of our compensation philosophy,
pay-for-performance
alignment, and other key features of our compensation programs is below. For more detailed descriptions, as well as data that our P&C Committee finds most valuable in designing and administering our executive compensation program, see “Compensation Discussion and Analysis.”
Compensation Philosophy and
Pay-for-Performance
Alignment
The executive compensation program is designed to drive execution of our business strategy by strongly aligning pay opportunities with performance outcomes. Both our annual and long-term incentive plans consist only of key objective financial measures that are selected to achieve our primary objectives including:

•	Link executive pay to Company performance;

•	Optimize profitability, cash flow and revenue growth, as well as return on investment; and

•	Align the interests of management and our stockholders by using annual and multi-year measures that drive stockholder value.
Equity Award Opportunities Are the Largest Component Yielding a Highly Variable, Performance-Based Pay Package
For our PEO more than 75% of target compensation is in the form of equity, and for our other non-PEO
NEOs more than 60% of target compensation is in the form of equity. This results in stock price changes having a significant impact on the value of pay at each measurement period and the ultimate value received. Our equity award mix consists of 70% Performance Shares and 30% RSUs, which ties more NEO compensation to Company performance and stock price, as compared to most of the Comparator Group (listed in “Compensation Discussion and Analysis”) and other large industrial companies which often assign Performance Shares a lower weighting (e.g., 50% to 60% of the regular annual equity award mix). The heavy weighting toward Performance Shares increases the sensitivity of the value of our NEOs’ long-term equity incentives to Company performance – not only does the underlying value of a Performance Share fluctuate generally with changes to the Company’s stock price, but the number of shares earned varies based on the Company’s achievement of financial and relative TSR goals.

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EXECUTIVE COMPENSATION

Performance Measures and Granting of Stock Awards

Collectively, the performance measures used in the annual and long-term incentive plans are selected to drive long-term stockholder value. Performance measures span a three-year performance period and include relative TSR. Further for long-term incentives, the underlying value of the award is directly aligned to changes in the Company’s stock price over the performance/vesting period. For annual grants of incentive awards, the Company sets annual and long-term incentive goals in November prior to the start of the performance periods. The number of shares to grant is determined on the first business day in January and is based on the stock price at that point in time (grant date) which is generally the value reflected in the SCT for stock awards. While Performance Shares are outstanding the expected level of performance and corresponding payout will be updated each year until the end of the three-year period when the earned award is paid.

Relationship Between CAP and Performance Measures

The charts below illustrate the relationship between the PEO and average
Non-PEO
CAP amounts and the SEC required performance measures for CAP during the period 2020–2022. Since equity awards are the largest component of CAP, this value will vary over time and by measurement period based on changes in our stock price, financial performance and TSR performance. As such, it remains important to review the “Compensation Discussion and Analysis” for a comprehensive discussion and analysis of industry condit ions, busine
ss highlights, our pay setting cycle, history of
pay-performance
alignment and other factors relevant to CEO and other NEO pay.

Relationship between CAP and Company Cumulative TSR and Peer Group Cumulative TSR during 2020 - 2022

The graph below reflects the relationship between (1) CAP for the PEO and Average CAP for the non-PEO
NEOs and (2) the Company’s and the Peer Group Cumulative TSR (assuming an initial fixed investment of $100) for the years ended December 31, 2022, 2021 and 2020. As shown below, the CAP for the PEO and Average CAP for the non-PEO
NEOs are generally aligned with the Company’s Cumulative TSR, primarily due to the Company’s use of equity incentives which are correlated to both the Company’s performance and stock price. The Company’s Cumulative TSR is generally aligned with the Peer Group Cumulative TSR. Our selected
10-K
Peer Group (which determines our PVP Peer Group) is comprised of representative independent automotive suppliers whose common stock is publicly traded. Beginning in 2020, the automotive industry, including Lear and the selected peer companies, has been navigating multiple macroeconomic challenges (e.g., the
COVID-19
pandemic, the Russia-Ukraine conflict, supply shortages, elevated inflation levels, higher interest rates, labor and energy shortages in certain markets, etc.) which have impacted financial performance and stock prices.

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EXECUTIVE COMPENSATION

Relationship between CAP and Company Net Income over 2020 - 2022

As shown below, the Company’s CAP for the PEO and Average CAP for the non-PEO
NEO varied significantly each year, primarily due to the Company’s significant emphasis on equity incentives, which are sensitive to changes in stock price. The Company’s Net Income increased significantly in 2021 (reflecting the
COVID-19
pandemic in 2020) and decreased slightly in 2022 (reflecting the ongoing macroeconomic challenges described above). As a result, the
CAP and Average CAP are generally aligned with the Net Income. Net Income is not used by the Company as a measure in either its annual or long-term incentive plans. While the Company does not use Net Income as a performance measure in the overall compensation program, the measure of Net Income is correlated with other financial measures which we do use in setting goals for both the annual and the long-term incentive programs.

Relationship between CAP and Company Adjusted Operating Income over 2020 - 2022

The chart below illustrates the relationship between the PEO and average
Non-PEO
CAP amounts and Lear’s Adjusted Operating Income for the applicable reporting year. We consider Adjusted Operating Income to be the most important financial measure used to link pay to performance during this period because it is both a key measure in our AIP and is the largest portion of a key measure in our LTI (Adjusted Pretax Income). Adjusted Operating Income is a well understood operating metric that can be influenced by all levels of employees of the Company and provides motivation to maximize earnings from current operations. It is substantially correlated with our stock price performance, and thus to CAP.

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EXECUTIVE COMPENSATION

All information provided above under the “Pay Versus Performance Disclosures” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

Executive Officer and Director Hedging Policy

Our executive officer and director hedging policy is set forth in full below. The Company’s NEOs, other executive officers and directors are prohibited from entering into hedging or monetization transactions involving our stock, from holding our securities in a margin account or pledging our securities as collateral for a loan.
Hedging Transactions
. Certain forms of hedging or monetization transactions, such as prepaid variable forward contracts, equity swaps, collars and exchange funds allow an officer or director to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the officer or director to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the officer or director may no longer have the same objectives as our other stockholders. For this reason, our NEOs, other executive officers and directors are prohibited from entering into hedging or monetization transactions involving our stock.
Margin Accounts and Pledges
. Securities held in a margin account may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in our securities, our NEOs, other executive officers and directors are prohibited from holding our securities in a margin account or pledging our securities as collateral for a loan.

2023 Proxy Statement	|	77

P&C COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following persons served on our P&C Committee during all or a portion of 2022: Dr. Jepsen, Mses. Lewis and Ligocki, and Messrs. Cheng and Halverson. No member of the P&C Committee was, during the fiscal year ended December 31, 2022, an officer, former officer or employee of the Company or any of our subsidiaries. None of our executive officers served as a member of:

•	the compensation committee of another entity in which one of the executive officers of such entity served on our P&C Committee;
•	the board of directors of another entity in which one of the executive officers of such entity served on our P&C Committee; or

•	the compensation committee of another entity in which one of the executive officers of such entity served as a member of our Board.

78	|	LEAR CORPORATION

P&C COMMITTEE REPORT

The information contained in this Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C other than as set forth in Item 407 of Regulation S-K, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information contained in this Report be treated as soliciting material, nor shall such information be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

The P&C Committee of the Board has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the P&C

Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2022.

This Report is submitted by Dr. Jepsen, Mses. Lewis and Ligocki and Messrs. Cheng and Halverson, being all of the current members of the P&C Committee.

Kathleen A. Ligocki, Chair

Mei-Wei Cheng

Bradley M. Halverson

Mary Lou Jepsen

Patricia L. Lewis

2023 Proxy Statement	|	79

AUDIT COMMITTEE REPORT

The information contained in this Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C, other than as set forth in Item 407 of Regulation S-K, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information contained in this Report be treated as soliciting material, nor shall such information be incorporated by reference into any past or future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

The Audit Committee of the Board is responsible for evaluating audit performance, appointing, compensating, retaining and overseeing the work of our independent registered public accounting firm and evaluating policies and procedures relating to internal accounting functions and controls. The Audit Committee also oversees the audit fee negotiations associated with the retention of Ernst & Young LLP. The Audit Committee has discussed the advantages and disadvantages of independent registered public accounting firm rotation. Further, in connection with the periodic mandated rotation of the independent registered public accounting firm’s lead engagement partner, the Audit Committee is involved in the selection of Ernst & Young LLP’s lead engagement partner.

The Audit Committee is currently comprised of Messrs. Cheng, Foster, Halverson, Krone and Mallett, each a non-employee director, and operates under a written charter that was last amended by our Board in November 2020. A copy of the current charter is available on the investor relations page of our website (ir.lear.com) or in printed form upon request. Our Board has determined that all of the members of the Audit Committee are “independent” as defined in the listing standards of the NYSE and under Rule 10A-3 of the Exchange Act and that all such members are financially literate. Our Board also has determined that all members of the Audit Committee are “audit committee financial experts,” as defined in Item 407(D) of Regulation S-K under the Exchange Act and have accounting or related financial management expertise.

The Audit Committee members are neither professional accountants nor auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent auditor, nor can the Audit Committee certify that the independent auditor is “independent” under applicable rules. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee’s members in business, financial and accounting matters. Our management has the primary responsibility for the financial statements and reporting process, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as well as the report of management, for the year ended December 31, 2022, regarding the Company’s internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act.

The Audit Committee has retained Ernst & Young LLP as the Company’s independent registered public accounting firm for 2022. Ernst & Young LLP has been the independent registered public accounting firm for the Company since 2002. The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders. In reaching this conclusion, the Audit Committee considered Ernst & Young LLP’s integrity, controls and processes to ensure Ernst & Young LLP’s independence, objectivity, industry and company-specific experience, quality and effectiveness of personnel and communications, commitment to serving the Company, appropriateness of fees for audit and non-audit services and external data on audit quality and performance, including recent Public Company Accounting Oversight Board (United States) (PCAOB) reports on Ernst & Young LLP and tenure as the Company’s auditors, including the benefits of having a long-tenured auditor.

The Audit Committee has discussed with the Company’s internal auditors and Ernst & Young LLP the overall scope and plans of their respective audits. The Audit Committee meets with the Company’s internal auditors and Ernst & Young LLP, with and without management present, to discuss the results of their procedures, their evaluations of the Company’s internal control, including internal control over financial reporting, and the overall quality of the Company’s financial reporting.

The Audit Committee reviewed with Ernst & Young LLP, its judgments as to the quality, not just the acceptability, of the Company’s accounting policies and such other matters as are required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee has also received written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding

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AUDIT COMMITTEE REPORT

Ernst & Young LLP’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence from the Company. The Audit Committee has considered whether the provision of non-audit services to the Company is compatible with maintaining the independence of Ernst & Young LLP.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 9, 2023.

This Report is submitted by Messrs. Cheng, Foster, Halverson, Krone and Mallett, being all of the members of the Audit Committee.

Jonathan F. Foster, Chairman

Mei-Wei Cheng

Bradley M. Halverson

Roger A. Krone

Conrad L. Mallett, Jr.

2023 Proxy Statement	|	81

FEES OF INDEPENDENT ACCOUNTANTS

In addition to retaining Ernst & Young LLP to audit our consolidated financial statements for 2022, we retained Ernst & Young LLP, as well as other accounting firms, to provide tax and other advisory services in 2022. We understand the need for Ernst & Young LLP to maintain objectivity and independence in its audit of our consolidated financial statements. It is also the Audit Committee’s goal that the fees that the Company pays to Ernst & Young LLP for permitted non-audit services in any year should not exceed the audit and audit-related fees paid to Ernst & Young LLP in such year, a goal that the Company achieved in 2022 and 2021.

In order to assure that the provision of audit and permitted non-audit services provided by Ernst & Young LLP does not impair its independence, the Audit Committee is required to pre-approve the audit and permitted non-audit services to be performed by Ernst & Young LLP, other than de minimis services that satisfy the requirements pertaining to de minimis exceptions for non-audit services described in Section 10A of the Exchange Act. The Audit Committee also has adopted policies and procedures for pre-approving all audit and permitted non-audit work performed by Ernst & Young LLP. Any pre-approval must set forth in detail the particular service or category of services approved and is generally subject to a specific cost limit. All of the fees for audit, audit-related, tax and other services performed by Ernst & Young LLP were pre-approved by the Audit Committee in accordance with the pre-approval policies and procedures described in this paragraph.

The Audit Committee has adopted policies regarding our ability to hire employees, former employees and certain relatives of employees of the Company’s independent registered public accounting firm.

During 2022 and 2021, we retained Ernst & Young LLP to provide services in the following categories and amounts (in thousands):

	2022	2021
Audit fees(1)	$11,393	$11,442
Audit-related fees(2)	1,048	1,374
Tax fees(3)	2,747	2,372
All other fees(4)	560	36

(1)

Audit fees include services related to the annual audit of our consolidated financial statements, the audit of our internal controls over financial reporting, the reviews of our Quarterly Reports on Form 10-Q, international statutory audits and other services that are normally provided by the independent accountants in connection with our regulatory filings.

(2)

Audit-related fees include services related to the audits of employee benefit plans, an information technology pre-implementation review and agreed-upon procedures related to certain due diligence services in connection with acquisitions and divestitures. In 2021, these fees also include services related to audits in connection with acquisitions.

(3)	Tax fees include services related to tax compliance, tax advice and tax planning.

(4)

All other fees include services that are not contained in the above categories and consist of permissible non-audit services. In 2022, these fees include insurance claim services related to a typhoon in the Philippines.

82	|	LEAR CORPORATION

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have established a written policy that has been broadly disseminated within the Company regarding (i) transactions with related parties and (ii) the employment of immediate family members of directors and executive officers. This policy assists us in identifying, reviewing, monitoring and, as necessary, approving transactions with related parties, and also provides for the identification, monitoring and review of employment of immediate family members of directors and executive officers by our human resources department. The policy requires that any transaction, or series of transactions, involving related parties in excess of $120,000, whether undertaken in or outside the ordinary course of our business, be presented to the G&S Committee. When a related party has a material direct or indirect interest in any such transaction, or series of transactions, in excess of $120,000 that otherwise meet the disclosure requirements of Regulation S-K, approval of the G&S Committee must be obtained. The policy further provides that all such employment decisions should be made in accordance with the Company’s policies and procedures and that directors and executive officers must not seek to improperly influence any employment decisions regarding their immediate family members.

We have implemented various procedures to ensure compliance with the related party transaction policy. For example, the Company’s standard purchasing terms and conditions require vendors to advise us upon any such vendor becoming aware of relationships with related parties, including if such person is involved in the vendor’s relationship with the Company or if such person receives any direct or indirect compensation or benefit based on that relationship. Company policy prohibits our employees from simultaneously working for any customer or vendor of the Company. In addition, the policy prohibits our directors, officers and employees from participating in, or seeking to influence, decisions regarding the selection of a vendor or supplier if such person (or any immediate family member) has any personal or financial interest or investment in such vendor or supplier, subject to certain limited exceptions, and advises directors, officers and employees to report any violation of this policy to our legal department immediately upon becoming aware thereof.

Each year, we circulate conflict of interest questionnaires to all our directors, members of senior management, purchasing personnel and certain other employees. Based on the results of these questionnaires, the legal department reports all known transactions or relationships with related parties to, among others, our Chief Accounting Officer. Payments to vendors identified as related party vendors in North America are processed through a centralized payables system. At least annually, the list of related parties is updated by directors, members of senior management and certain other employees.

Pursuant to this policy, we have adopted procedures which assist us in identifying and reviewing relationships involving the employment of immediate family members of directors and executive officers. Our directors and executive officers are required to notify the senior human resources executive upon becoming aware that an immediate family member is seeking employment with the Company or any of its subsidiaries. In addition, each year, our directors and executive officers provide the Company with the names of their immediate family members who are employed by the Company. All employment decisions regarding these family members, including, but not limited to, changes in compensation and job title, are reviewed prior to the action. A list of any immediate family members of the Company’s directors or executive officers who are employed by the Company are provided annually to the G&S Committee.

At least annually, the Chief Accounting Officer reports to the Vice President of Audit Services on related party relationships, including those with customers, as well as the amount of business performed between the Company and each related party year-to-date and for the preceding fiscal year. At least annually, the Vice President of Audit Services prepares an audit plan for reviewing significant transactions with related parties and prepares a report on such audit plan and the results for the G&S Committee. The Chief Accounting Officer, General Counsel and Vice President of Audit Services meet at least annually to confirm the adequate monitoring and reporting of related party transactions. The G&S Committee also receives a summary of all significant relationships with related parties at least annually.

In connection with any required G&S Committee approval, a member of our senior management must represent to the G&S Committee that the related party at issue has been held to the same standards as unaffiliated third parties. G&S Committee members having (or having an immediate family member that has) a direct or indirect interest in the transaction must recuse themselves from consideration of the transaction.

In addition, our Code of Business Conduct & Ethics prohibits activities that conflict with, or have the appearance of conflicting with, the best interests of the Company and its stockholders. Such conflicts of interest may arise when an employee, or a member of the employee’s family, receives improper personal benefits as a result of such individual’s position in the Company.

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RATIFICATION OF RETENTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023

(PROPOSAL NO. 2)

Our Audit Committee has retained Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023. A proposal will be presented at the Annual Meeting to ratify this retention. Ratification of the retention of our independent registered public accounting firm requires the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote. If the stockholders fail to ratify such selection, another independent registered public accounting firm will be considered by our Audit Committee, but the Audit Committee may nonetheless choose to engage Ernst & Young LLP. Even if the retention of Ernst & Young LLP is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. We have been advised that a representative of Ernst & Young LLP will be present at the Annual Meeting and will be available to respond to appropriate questions and, if such person chooses to do so, make a statement.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE RETENTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023.

PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THE PROPOSAL UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

84	|	LEAR CORPORATION

ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION SET FORTH IN THIS PROXY STATEMENT

(PROPOSAL NO. 3)

Pursuant to Section 14A of the Exchange Act, we are seeking the advisory approval by stockholders of the Company’s executive compensation program and practices as disclosed in this proxy statement. As most recently approved by stockholders at the annual meeting of stockholders in 2017 and consistent with the Board’s recommendation, we are submitting this proposal for a non-binding vote on an annual basis. While this vote is advisory, and not binding on the Board, it will provide information to the Board and P&C Committee regarding investor sentiment about our executive compensation programs and practices, which the P&C Committee will carefully review when evaluating our executive compensation program. At the annual meeting of stockholders in 2022, our executive compensation program and practices disclosed in our 2022 proxy statement received a favorable vote by 89% of shares voted.

Stockholders are being asked to vote on the following advisory resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s executive officers, as disclosed in the 2023 proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2022 Summary Compensation Table and the other related tables and disclosures.”

The Company is committed to maintaining executive compensation programs and practices that are aligned with the Company’s business strategy. As a result, the Company has a strong pay-for-performance philosophy that greatly impacts its decisions regarding executive compensation. Our executive compensation programs seek to align management’s interests with our stockholders’ interests to support long-term value creation and pay for performance. This philosophy and the compensation structure are essential to the Company’s ability to attract, retain and motivate individuals who can achieve superior financial results in the best interests of the Company and its stockholders. To that end, our program links pay to performance by delivering a significant majority of the total compensation opportunity of our NEOs in variable or performance-based compensation programs (annual and long-term incentive plans). Performance measures used in the Company’s annual and long-term incentive plans support the Company’s annual operating plan and longer-term strategy and are tied to key Company measures of short and long-term performance. Our program also aligns the NEOs’ financial interests with those of our stockholders by delivering a substantial portion of their total compensation in the form of equity awards and other long-term incentive vehicles.

We urge our stockholders to read “Compensation Discussion and Analysis” above, which describes in detail how our executive compensation program and practices operate and are designed to achieve our compensation objectives, as well as the accompanying compensation tables which provide detailed information on the compensation of our NEOs.

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to be voted on the proposal at the Annual Meeting is required for approval of this advisory resolution.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION SET FORTH IN THIS PROXY STATEMENT.

PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THE ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION SET FORTH IN THIS PROXY STATEMENT UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

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ADVISORY VOTE TO APPROVE THE FREQUENCY OF THE ADVISORY VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION

(PROPOSAL NO. 4)

Pursuant to Section 14A of the Exchange Act, we are asking stockholders to vote on whether future advisory votes on The Company’s executive compensation of the nature reflected in Proposal 3 above should occur every year, every two years or every three years. Our stockholders previously supported a one-year frequency for this stockholder advisory vote at the annual meeting of stockholders in 2017.

After careful consideration, the Board has determined that holding an advisory vote on the Company’s executive compensation every year is the most appropriate policy for the Company at this time and recommends that stockholders vote for future advisory votes on the Company’s executive compensation to occur every year. While the Company’s executive compensation programs are designed to promote a long-term connection between pay and performance, the Board recognizes the executive compensation decisions and disclosures are made annually. Holding an annual advisory vote on the Company’s executive compensation provides the Company with more direct and immediate feedback on our compensation programs. We believe that an annual advisory vote on the Company’s executive compensation is consistent with our practice of seeking input and engaging in dialogue with our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices.

The advisory vote on the frequency of future advisory votes on the Company’s executive compensation is non-binding on the Board. Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. The frequency alternative that receives the most votes will be the choice of stockholders. Stockholders are not voting to approve or disapprove the Board’s recommendation. While this vote is advisory, and not binding on the Board, the P&C Committee will carefully review the voting results. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

THE BOARD RECOMMENDS A VOTE FOR THE “ONE YEAR” FREQUENCY OPTION FOR THE ADVISORY VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION.

PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THE “ONE YEAR” FREQUENCY OPTION FOR THE ADVISORY VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

86	|	LEAR CORPORATION

VOTE TO APPROVE THE AMENDED PLAN

(PROPOSAL NO. 5)

We are asking that our stockholders approve the Amended Plan, which amends and restates our 2019 LTSIP. The Amended Plan has been approved and adopted by our P&C Committee, subject to approval by our stockholders, and is now being submitted for stockholder approval, with the amendment and restatement becoming effective on May 18, 2023, in order to, among other items, approve an additional 1,700,000 shares to be authorized for issuance under the Amended Plan. The key terms of the Amended Plan are described in additional detail below.

Key Terms

We are requesting that our stockholders approve the Amended Plan, which would add 1,700,000 shares available for issuance. As of December 31, 2022, we had 1,135,253 shares remaining available for issuance of future awards under the 2019 LTSIP. If this increase is approved, then as of December 31, 2022, we would have had 2,835,253 shares available for issuance for future awards under the Amended Plan. We believe that this increase in shares will allow us to continue to issue shares under the Amended Plan for the next few years based on our current and anticipated grant practices, subject to oversight and approval of the P&C Committee. The Board believes that this increase is necessary for our compensation practices to continue to be aligned with our business strategy and culture to attract and retain talent, and to reward employees for strong business results and individual performance. The closing trading price of a share of Lear common stock on the NYSE on March 24, 2023 was $137.97.

In addition to the increase in shares available for issuance as described above, the Amended Plan would also result in the following material differences to the 2019 LTSIP, as currently in effect:

•	The Amended Plan provides for the automatic exercise of options and stock appreciation rights (SARs) that are “in the money” at their expiration date and provides that if an expiration date for an option or SAR falls during a blackout period, the expiration date shall automatically be extended until 30 calendar days after the end of the blackout period;

•	The Amended Plan removes the availability of Tandem SARs; and

•	The Amended Plan incorporates certain other technical revisions in response to changes in the law and other clarifying changes.

Equity Usage

In developing our share request for the Amended Plan and analyzing the impact of utilizing equity on our stockholders, the Board considered our equity usage and “overhang.” As of December 31, 2022, we had 1,135,253 shares remaining available for issuance of future awards under the 2019 LTSIP.

Equity usage provides a measure of the potential dilutive impact of our annual equity award program. Set forth below is a table that reflects our equity usage for 2020, 2021 and 2022, as well as the average over those years.

Year	Award Shares Granted	Basic Weighted Average Number of Common Shares Outstanding	Gross Equity Usage(1)

2022	433,930	59,674,488	0.73%

2021	438,565	60,082,833	0.73%

2020	623,574	60,254,380	1.03%

Three-Year Average	498,690	60,003,900	0.83%

(1)	“Gross Equity Usage” is defined as the number of equity awards granted in the year divided by the basic weighted average number of shares of common stock outstanding.

Overhang is a measure of potential dilution and is defined as (i) the sum of (a) the total number of shares underlying all equity awards outstanding and (b) the total number of shares available for future award grants, divided by (ii) the sum of (a) the total number of shares underlying all equity awards outstanding, (b) the total number of shares available for future

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award grants and (c) the basic weighted average common shares outstanding for the most recently completed fiscal year. Our overhang at December 31, 2022 was 4.1% (excluding the impact of the new share request). If the 1,700,000 shares proposed to be authorized for grant under the Amended Plan are included in the calculation, our overhang would have been 6.7% at December 31, 2022, which assumes no repurchases under our existing repurchase program.

If we do not obtain requisite stockholder approval of the Amended Plan as described above, the existing 2019 LTSIP will remain in effect.

Summary of Material Terms of Amended Plan

We have provided a brief summary of the material terms of the Amended Plan below, which is also qualified in its entirety by reference to the full copy of the Amended Plan, attached as Appendix B to this proxy statement.

Purpose

The Amended Plan is designed to provide competitive incentives intended to attract, retain,

motivate and reward eligible participants.

Eligible Participants

Non-employee directors, officers and other key employees of the Company and its subsidiaries are eligible to participate in the Amended Plan. There are currently approximately 133 executives, 700 non-executive employees, and nine non-employee directors who are eligible to receive awards under the Amended Plan.

Plan Administration

The Amended Plan is administered by the P&C Committee. Unless the Board decides otherwise, the P&C Committee’s membership is intended to satisfy the “non-employee director” provisions of Section 16(b) of the Exchange Act so long as the Company is subject to the registration requirements of the Exchange Act. The members of the P&C Committee will be appointed from time to time by, and will serve at the discretion of, the Board. Except as limited by law and subject to the provisions of the Amended Plan, the P&C Committee selects directors and employees to participate in the Amended Plan; determines the sizes and types of awards; determines the terms and conditions of awards in a manner consistent with the Amended Plan; construes and interprets the Amended Plan and any agreement or instrument entered into under the Amended Plan; establishes, amends or waives rules and regulations for the Amended Plan’s administration; corrects any defect, supplies any omission or reconciles any inconsistency in the Amended Plan or in any award thereunder; and amends the terms and conditions of any outstanding award to the extent that the Amended Plan provides that they are within the discretion of the P&C Committee. Further, the P&C Committee is empowered to make other determinations it deems necessary or advisable to administer the Amended Plan properly.

Available Shares; Award Limits

The number of shares that may be issued or transferred to participants under the Amended Plan will not exceed the sum of (i) 2,491,491 shares, which includes a request for 1,700,000 additional shares and 791,491 shares as of March 24, 2023 authorized and approved for issuance, but not awarded and (ii) any shares under the 2019 LTSIP subject to awards that, after the effective date of the Amended Plan, are forfeited, terminated, lapsed or satisfied thereunder in cash or property other than shares. Subject to adjustment as described below, the maximum number of shares and share-equivalent units that may be granted to any one participant in a calendar year under any Amended Plan awards is 1,000,000. The maximum number of shares that may be issued pursuant to options that are intended to be ISOs is 1,000,000. The maximum aggregate dollar amount that may be paid to any one participant in a calendar year under performance units or cash incentive awards is $20,000,000. Shares underlying awards that are subject to the achievement of performance goals will be counted against the share reserve and limits based on the target value of such awards unless and until such time as the awards become vested and settled in shares.

Any shares subject to an award under the Amended Plan that, after the effective date thereof, are forfeited, canceled, settled or otherwise terminated without a distribution of shares to a

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VOTE TO APPROVE THE AMENDED PLAN (PROPOSAL NO. 5)

participant will thereafter be deemed to be available for awards. However, none of the following shares will be added back to the shares authorized for grant under the Amended Plan: (i) shares otherwise issuable or issued in respect of an award that are withheld to cover taxes or any applicable exercise price, (ii) shares subject to share-settled SARs that are exercised, or (iii) shares tendered to exercise outstanding options or other awards or to cover applicable taxes on such awards.

Adjustments

If there is any change in the Company’s capitalization resulting from a stock split or a corporate transaction, including a merger, consolidation, separation, or other distribution of stock or property of the Company, a spin-off, or any reorganization, or any partial or complete liquidation of the Company, the P&C Committee will adjust the number and kind of shares of stock or other securities permitted to be delivered under the

Amended Plan, adjust the terms of outstanding awards, including the number and kind of shares of stock or other securities subject to outstanding awards, in each case as and to the extent the P&C Committee determines an adjustment to be appropriate and equitable, to prevent dilution or enlargement of rights.

Non-Employee Directors Limit

Any compensation paid to a non-employee director, including cash fees and awards under the Amended Plan (based on the grant date fair market value of such awards for financial reporting purposes), will not exceed $900,000 per fiscal year in respect of his or her service as a non-employee director. Compensation will count toward this limit in the Board compensation year in which it is earned.

Minimum Vesting Requirement

Except in the case of substitute awards, awards granted under the Amended Plan are subject to a minimum vesting period of one year from the date of grant. Notwithstanding the foregoing, the P&C Committee may provide that the vesting of an award will accelerate in the event of a participant’s death, disability, retirement or a change in control, and the P&C Committee may grant awards covering 5% or fewer of the shares reserved for issuance under the Amended Plan without regard to the minimum vesting provision. The vesting of any unvested awards granted to non-employee directors will be deemed to satisfy the one-year minimum vesting provision if the awards vest on the earlier of the one-year anniversary of the date of grant and the next regular annual meeting of stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting.

Awards

Under the Amended Plan, the P&C Committee is authorized to grant stock options (including nonqualified stock options (“NQSOs”) and incentive stock options (“ISOs”), SARs, restricted stock, RSUs, restricted units, performance units, Performance Shares and other awards, each of which may be made subject to the achievement of specified performance measures established by the P&C Committee. The P&C Committee may also grant substitute awards under the Amended Plan. The P&C determines the terms and conditions of each award at the time of grant, including whether payment of awards will be subject to the achievement of performance goals, consistent with the provisions of the Amended Plan, and the extent to which awards will be retained following the termination of employment or service.

Options and SARs. An option entitles the holder thereof to purchase a specific number of shares at a specified exercise price. A SAR entitles the holder thereof to, upon exercise,

receive a payment in an amount determined by multiplying the excess (or a specified portion of the excess), if any, of the fair market value on the date of exercise over the grant price specified in the award agreement, by the number of shares as to which the SAR is exercised. Payment of a SAR may be made in cash, shares, or a combination of the two.

The applicable exercise or grant price of an option or a SAR must be equal to at least 100% of the fair market value on the date of grant, unless granted through a substitute award. The term of an option or SAR will be set by the P&C Committee at the time of grant, but no option or SAR will be exercisable more than 10 years after the date of grant. At the time of exercise of an option, the exercise price must be paid in full and may be paid in cash, by tendering shares already owned, through a “cashless” exercise, or through a combination of any of the foregoing.

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VOTE TO APPROVE THE AMENDED PLAN (PROPOSAL NO. 5)

ISOs are subject to additional limitations set forth in the Amended Plan and the Code.

Restricted Stock, RSUs, and Restricted Units. Restricted stock awards are shares that are issued to a participant subject to transfer and other restrictions as the P&C Committee may determine. RSUs and restricted units entitle a participant to receive, at a specified future date, shares or an amount equal to the fair market value of a specified number of shares (or other unit of measurement). The P&C Committee may impose any conditions or restrictions that it deems advisable on restricted stock, RSU and restricted unit awards, including performance- and/or time-based vesting conditions. While awards of restricted stock, RSUs and restricted units are subject to restrictions, unless otherwise determined by the P&C Committee and set forth in an award agreement, participants will be credited with regular cash dividends or dividend equivalents with respect to such awards. No dividends or dividend equivalents will be paid on unvested awards, but to the extent that such awards contain the right to receive dividends or dividend equivalents during the restriction period, such dividends or dividend equivalents will be accumulated and paid once and to the extent that the underlying award vests.

Performance Units and Performance Shares. Performance units and Performance Shares have an initial value that is established by the P&C Committee at the time of grant (for Performance Shares, such value per performance share is equal to the fair market value of a share at the time of grant). The P&C Committee will set performance periods and performance objectives that, depending to the extent to which they are met, will determine the number and/or value of the performance units or Performance Shares that will be earned by a participant. These awards may be paid in cash, shares, or a combination of the two, as determined by the P&C

Committee. Unless otherwise determined by the P&C Committee and set forth in an award agreement, participants will be credited with dividend equivalents with respect to awards of Performance Shares. The P&C Committee may, in its sole discretion, provide that dividend equivalents will be paid on awards of performance units. No dividend equivalents will be paid on unvested awards, but to the extent that such awards contain the right to receive dividend equivalents during the performance period, such dividend equivalents will be accumulated and paid once and to the extent that the underlying award vests.

Substitute Awards. Substitute awards are awards that may be granted in replacement of stock or stock-based awards from another business held by current and former employees or non-employee directors of such business that is, or whose stock is, acquired by the Company, in order to preserve the economic value of all or a portion of a substituted award on such terms and conditions (including price) as the P&C Committee determines. Substitute awards will not reduce the shares authorized for issuance under the Amended Plan.

Other Awards. In addition to the awards described above, and subject to the terms of the Amended Plan, the P&C Committee may grant other incentives payable in cash or shares under the Amended Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate. The P&C Committee may, in its sole discretion, provide that dividend equivalents will be paid on such other awards. No dividend equivalents will be paid on unvested awards, but to the extent that such awards contain the right to receive dividend equivalents during the performance period, such dividend equivalents will be accumulated and paid once and to the extent that the underlying award vests.

Performance Measures

The P&C Committee may establish performance goals for performance-based awards under the Amended Plan, which may be based on any performance measures selected by the P&C Committee. Such performance measures may include, but are not limited to, any of the following: earnings (including, without limitation, earnings before interest and taxes, earnings before taxes, and net earnings); operating earnings or income; earnings growth; net sales growth; net income (absolute or competitive growth rates comparative); net income applicable to common stock; cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital; earnings per share;

return on stockholders’ equity (absolute or peer-group comparative); stock price (absolute or peer-group comparative); absolute and/or relative return on common stockholders’ equity; absolute and/or relative return on capital; absolute and/or relative return on assets; economic value added (income in excess of cost of capital); customer satisfaction; quality metrics; expense reduction; and ratio of operating expenses to operating revenues. If the P&C Committee determines that any events or circumstances render performance goals to be unsuitable, the P&C Committee may modify such goals as it deems appropriate.

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VOTE TO APPROVE THE AMENDED PLAN (PROPOSAL NO. 5)

Change in Control

The Amended Plan provides for accelerated vesting or payout of awards immediately upon a change in control (as defined in the Amended Plan) only if the successor company does not agree to assume or replace such existing awards with an equivalent award upon the change in control. Otherwise, awards will only receive accelerated vesting if a change in control occurs and the participant is terminated by the Company without cause or resigns for good reason (each as defined in the Amended Plan) within 24 months of such change in control.

Amendment, Modification, and Termination

The P&C Committee or Board may amend, modify or terminate the Amended Plan. However, the P&C Committee or Board may not increase the number of shares that may be issued under the Amended Plan (subject to adjustment as described in the Amended Plan). No termination, amendment, or modification of the Amended Plan may affect adversely in any material way any award already granted under the Amended Plan, without the written consent of the participant who holds the award. Except for certain capitalization adjustments or adjustments upon events described in the Amended Plan, the P&C Committee will not modify any outstanding option or SAR so as to specify a lower exercise price or grant price (and will not cancel an option or SAR and substitute for it an option or SAR with a lower exercise price or grant price) without the approval of the Company’s stockholders. In addition, except for certain capitalization adjustments or adjustments upon certain events described in the Amended Plan, the P&C Committee may not cancel an outstanding option or SAR whose exercise price or grant price is equal to or greater than the current fair market value of a share and substitute for it another award or cash payment without the prior approval of the Company’s stockholders.

Incentive Compensation Recoupment Policy

All awards granted under the Amended Plan are subject to the Company’s incentive compensation recoupment policy, as in effect from time to time.

Effective Date and Plan Term

The P&C Committee approved the Amended Plan on March 21, 2023, and the Amended Plan will become effective on May 18, 2023, provided that stockholder approval is obtained at the Annual Meeting. The Amended Plan will expire on May 16, 2029, the ten year anniversary of the date stockholders approved the 2019 LTSIP.

U.S. Federal Income Tax Considerations

The following is a brief description of the federal income tax treatment that generally applies to Amended Plan awards. The description is based on current federal tax laws, rules and regulations, which are subject to change, and does not purport to be a complete description of the federal income tax aspects of the Amended Plan. A participant may also be subject to state and local taxes.

Awards. In general, a participant will not recognize taxable income at the time a stock option is granted. Upon exercise of an NQSO, a participant will recognize compensation, taxable as ordinary income, equal to the excess of the value of the shares purchased over the exercise price. In the case of an “incentive stock option,” within the meaning of Code Section 422, a participant will not recognize ordinary income at the time of exercise (except for purposes of the alternative minimum tax), and if the participant observes certain holding period requirements, then when the shares are sold, the entire gain over the exercise price will be taxable at capital gains rates. A participant has no taxable income at the time SARs, Performance Shares and performance units are granted, but will recognize compensation taxable as ordinary income upon exercise or settlement in an amount equal to the value of any shares delivered and the amount of cash paid by the Company. A participant who is granted shares of restricted stock, RSUs and restricted units generally will not recognize taxable income at the time the of grant, but will recognize compensation taxable as ordinary income at the time the restrictions lapse in an amount equal to the excess of the value of the shares at such time over the amount, if any, paid for such shares. However, a participant instead may elect to recognize compensation taxable as ordinary income on the date the restricted stock is granted in an amount equal to the value of the shares on that date over the amount, if any, paid for such shares.

Subject to the deduction limitation, described below, contained in Code Section 162(m), the Company may deduct, as a

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VOTE TO APPROVE THE AMENDED PLAN (PROPOSAL NO. 5)

compensation expense, the amount of ordinary income recognized by a participant in connection with the Amended Plan at the time such ordinary income is recognized by that participant.

Code Section 162(m). In general, Code Section 162(m) denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per covered employee.

Deferrals and Code Section 409A. The P&C Committee may, consistent with the requirements of Code Section 409A, permit a participant to defer receipt of cash or shares that would otherwise be due to him or her by virtue of an option or SAR exercise, the lapse or waiver of restrictions on restricted stock, RSUs, restricted units or other awards, or the satisfaction of any requirements or objectives with respect to performance units, Performance Shares or other awards. If any such deferral election is permitted, the P&C Committee will, in its sole discretion, establish rules and procedures for such deferrals consistent with the requirements of Code Section 409A.

New Plan Benefits

Future awards under the Amended Plan will be made at the discretion of the P&C Committee. Therefore, other than with respect to annual stock grants to our non-employee directors, it is not currently possible to determine the benefits or amounts that may be received by such persons or groups pursuant to the Amended Plan in the future. Grants under the

Amended Plan in 2022 to our NEOs are shown in the 2022 Grants of Plan-Based Awards table above. Stock grants to be issued under the Amended Plan to our non-employee directors following the Annual Meeting in accordance with our outside directors’ compensation program are shown in the table below.

Name and Position	Dollar Value (1)
Raymond E. Scott President, Chief Executive Officer	N/A
Jason Cardew Senior Vice President and Chief Financial Officer	N/A
Frank C. Orsini Executive Vice President and President, Seating	N/A
Carl Esposito Senior Vice President and President, E-Systems	N/A
Thomas A. DiDonato Former Senior Vice President and Chief Administrative Officer	N/A
Executive Officers as a Group	N/A
Non-Executive Directors as a Group	$1,695,000
Non-Executive Officer Employees as a Group	N/A

(1)

The amount disclosed is equal to the total dollar value of all annual stock grants to be issued to our non-employee directors following the Annual Meeting. Share figures will be determined by dividing the dollar value by the average of the high and low stock prices on the date of the Annual Meeting.

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VOTE TO APPROVE THE AMENDED PLAN (PROPOSAL NO. 5)

Equity Compensation Plan Information

As of December 31, 2022	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)		Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,478,152	(1)	$20.32	(2)	1,135,253
Equity compensation plans not approved by security holders	—		—		—
Total	1,478,152		$20.32		1,135,253

(1)

Includes 494,461 of outstanding RSUs, 780,989 of outstanding Performance Shares and 202,702 of outstanding stock options. Outstanding Performance Shares are reflected at the maximum possible payout that may be earned during the relevant performance periods.

(2)	Reflects outstanding RSUs and Performance Shares at a weighted average price of zero. Reflects outstanding stock options at a weighted average exercise price of $148.16.

Updated Share Information

The following table presents updated information as of March 24, 2023 about the number of shares that were subject to outstanding equity awards previously granted and shares remaining available for issuance. On the record date, March 24, 2023, the total number of shares of common stock outstanding was 59,060,758.

As of March 24, 2023
Number of stock options outstanding	202,702
Weighted average exercise price of outstanding stock options	$148.16
Weighted average remaining term of outstanding stock options	7.21 years
Number of RSUs outstanding	550,188
Number of Performance Shares outstanding	799,774
Shares remaining available for issuance under the 2019 LTSIP	791,491
Additional shares requested for issuance under the Amended Plan	1,700,000
Total shares available for issuance under the Amended Plan	2,491,491

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to be voted on the proposal at the Annual Meeting is required for approval of this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE AMENDED PLAN.

PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THE “FOR” THE AMENDED PLAN UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why did you send me this proxy statement?

We sent you this proxy statement because the Board is soliciting your proxy to vote at the Annual Meeting to be held on May 18, 2023, at 9:00 a.m. (Eastern Time) and at any postponements or adjournments of the Annual Meeting. This proxy statement summarizes information that is intended to assist you in making an informed vote on the proposals described in this proxy statement.

Who can vote at the Annual Meeting?

Only stockholders of record as of the record date are entitled to vote at the Annual Meeting. The record date to determine stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on March 24, 2023. On the record date, there were 59,060,758 shares of our common stock, par value $0.01 per share, outstanding. Our common stock is the only class of voting securities outstanding.

How many shares must be present to conduct the Annual Meeting?

We must have a quorum present in person or by proxy to conduct the Annual Meeting. A quorum is established when a majority of shares entitled to vote is present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes (as described below) are counted for purposes of determining whether a quorum is present.

What matters are to be voted on at the Annual Meeting?

The agenda for the Annual Meeting is to:

1.	elect ten directors named in this proxy statement;

2.	ratify the retention of Ernst & Young LLP as our independent registered public accounting firm for 2023;

3.	provide an advisory vote to approve our executive compensation;

4.	provide an advisory vote to approve the frequency of the advisory vote on our executive compensation;
5.	approve the Amended Plan; and

6.	conduct any other business properly brought before the Annual Meeting or any adjournments or postponements thereof.

As of the date of this proxy statement, we do not know of any other matters to be presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the persons named as proxies will be authorized to vote or otherwise act in accordance with their judgment.

How does the Board recommend that I vote?

The Board recommends that you vote:

1.	FOR the election of each of Lear’s director nominees named in this proxy statement;

2.	FOR the ratification of the retention of Ernst & Young LLP as our independent registered public accounting firm for 2023;
3.	FOR the approval, on an advisory basis, of our executive compensation;

4.	FOR future advisory votes on our executive compensation to occur EVERY ONE YEAR; and

5.	FOR the Amended Plan.

94	|	LEAR CORPORATION

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

How do I vote at the Annual Meeting?

If you do not request printed copies of the proxy materials by mail, you will receive a Notice of Internet Availability of Proxy Materials. Stockholders that receive a Notice of Internet Availability of Proxy Materials may vote via the Internet in the following ways:

•	Prior to the Annual Meeting — You can vote via the Internet by navigating to www.proxyvote.com and entering the 16-digit control number included on the Notice of Internet Availability of Proxy Materials, proxy card or voting instructions form previously distributed; or

•	At the Annual Meeting — You may vote via the Internet at the Annual Meeting by attending the live meeting at www.virtualshareholdermeeting.com/LEA2023 and entering the 16-digit control number included on the Notice of Internet Availability of Proxy Materials, proxy card or voting instructions form previously distributed.

If you request printed copies of the proxy materials by mail, you will receive a proxy card or a voting instruction form and will be able to vote in the following ways in addition to the methods of voting via the Internet described above:

•	By Telephone — You can vote by proxy by calling the toll-free number found on your proxy card or voting instruction form. You will need to use the 16-digit control number included on the proxy card to vote by telephone. The availability of telephone voting may depend on the voting process of the organization that holds your shares; or
•	By Mail — You can vote by completing, dating, signing and returning the proxy card or voting instruction form.

Telephone and Internet voting facilities will be available 24 hours a day. You may vote over the telephone or via the Internet on www.proxyvote.com until 11:59 p.m. on May 17, 2023. Even if you plan to attend the Annual Meeting, we recommend that you vote in advance of the meeting via Internet or submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

Your proxy will be voted in accordance with your instructions so long as, in the case of a proxy card returned by mail, such card has been signed and dated. If you vote your shares via the Internet, by telephone or by executing and returning a proxy card by mail but you do not provide specific instructions with respect to the proposals, your shares will be voted FOR the director nominees named in this proxy statement, FOR the ratification of the retention of our independent registered public accounting firm, FOR the advisory approval of executive compensation described in this proxy statement, ONE YEAR for the frequency of future advisory votes on executive compensation and FOR the Amended Plan.

As of the date of this proxy statement, we do not know of any matters to be presented at the Annual Meeting except those described in this proxy statement. If any other matters properly come before the Annual Meeting, however, the persons named as proxies will be authorized to vote or otherwise act in accordance with their judgment.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials?

You may receive more than one Notice of Internet Availability of Proxy Materials, more than one e-mail or multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice of Internet Availability of Proxy Materials, a separate e-mail or a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one Notice of

Internet Availability of Proxy Materials, more than one e-mail or more than one proxy card. To vote all of your shares by proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive and vote over the Internet the shares represented by each Notice of Internet Availability of Proxy Materials that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those Notices of Internet Availability of Proxy Materials).

May I change my vote?

Yes. You may revoke your proxy at any time before it is voted at the Annual Meeting. To change your vote, you may vote your shares electronically as described above, submit another later dated proxy by telephone or mail or submit new voting instructions to your bank, broker, trustee or nominee. Your attendance at the Annual Meeting will not, by itself, revoke your proxy; you must vote via the Internet during the meeting to revoke your proxy.

2023 Proxy Statement	|	95

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What vote is required to elect directors and approve the other matters described in this proxy statement?

Because this is an uncontested election, the director nominees must receive the affirmative vote of a majority of the votes cast to be elected (i.e., the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee) (Proposal No. 1). Abstentions and broker non-votes will have no effect on the outcome of the election of directors. In an uncontested election, our Bylaws provide that any incumbent director that fails to receive a majority of votes cast shall immediately tender his or her resignation. Our Board, in a process managed by the G&S Committee and following a recommendation by that committee, must decide whether or not to accept the tendered resignation.

For the ratification of the retention of Ernst & Young LLP as our independent registered public accounting firm (Proposal No. 2), the advisory approval of our executive compensation (Proposal No. 3) and the Amended Plan (Proposal No. 5), the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal will be required for approval. For Proposal No. 2 and Proposal No. 3, and Proposal No. 5 abstentions and broker non-votes will be counted as shares represented and entitled to vote for the purposes of determining whether there is a quorum. Abstentions will have the same effect as a vote against Proposal No. 2, Proposal No. 3 and Proposal No. 5. Absent specific instructions on Proposal No. 2, brokers are permitted to exercise voting discretion with respect to such proposal. Broker non-votes will have no effect on Proposal No. 3 and No. 5. The frequency receiving the highest number of votes cast on the advisory vote on the frequency of the advisory vote on our executive compensation (Proposal No. 4) will be deemed to be the frequency selected by the stockholders. Abstentions and broker non-votes will have no effect on Proposal No. 4. For additional information about broker non-votes see “How do I vote if my bank or broker holds my shares in ‘street name’?”

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered in your name on the Company’s books and records or with our transfer agent, you are the “stockholder of record” of those shares, and this proxy statement and accompanying materials have been provided directly to you by the Company. On the other hand, if you purchased your shares through a brokerage or other financial intermediary, the brokerage or other financial intermediary will automatically put your shares into “street name” which means that the brokerage or other financial intermediary will hold your shares in its name or another nominee’s name and not in your name but will keep records showing you as the “beneficial owner.” If you hold shares beneficially in street name, this proxy statement and accompanying materials have been forwarded to you by your broker, bank or other holder of record.

How do I vote if my bank or broker holds my shares in “street name”?

If you hold your shares in “street name” through a bank, broker or other nominee, such bank, broker or nominee will vote those shares in accordance with your instructions. To so instruct your bank, broker or nominee, you should refer to the information provided to you by such entity. Without instructions from you, a bank, broker or nominee will be permitted to exercise its own voting discretion with respect to so-called routine matters (Proposal No. 2 (ratification of auditors)) but will not be permitted to exercise voting discretion with respect to non-routine matters (Proposals No. 1 (director elections), No. 3 (advisory vote on our executive compensation), No. 4 (advisory vote on the frequency of the advisory vote on our executive compensation) and No. 5 (vote on the Amended Plan). Thus, if you do not give your bank, broker or nominee specific instructions with respect to Proposal No. 2, your shares will be voted in such entity’s discretion. If you do not give your bank, broker or nominee specific instructions with respect to the remaining proposals, your shares will not be voted on such proposals. This is called a “broker non-vote.” Shares represented by such broker non-votes will be counted in determining whether there is a quorum and will have no effect on the non-routine proposals. We urge you to promptly provide your bank, broker or nominee with appropriate voting instructions so that all your shares may be voted at the Annual Meeting.

96	|	LEAR CORPORATION

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

How many votes do I have?

Each share of common stock that you hold as of the record date entitles you to one vote, without cumulation, on each matter to be voted upon at the Annual Meeting.

How will the votes be counted at the Annual Meeting?

The votes will be counted by the inspector of election appointed for the Annual Meeting.

How will the Company announce the voting results?

The Company will report the final results of the voting at the Annual Meeting in a filing with the SEC on a Current

Report on Form 8-K.

Who pays for the Company’s solicitation of proxies?

The Board is soliciting your proxy to vote your shares of common stock at our Annual Meeting. We will bear the cost of soliciting proxies on behalf of the Company, including preparing, printing and mailing this proxy statement. Proxies may be solicited personally, by mail, email or by telephone by certain of our directors, officers, employees or representatives.

Our directors and employees will not be paid any additional compensation for soliciting proxies. We will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding our proxy solicitation materials.

What is “householding” and how does it work?

Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the Notice of Internet Availability of Proxy Materials, proxy statement or annual report, contact Broadridge Financial

Solutions, Inc. by calling 1-800-542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered stockholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address or sending a written request to Lear Corporation, 21557 Telegraph Road, Southfield, Michigan 48033, Attention: Investor Relations.

How do I participate in the Annual Meeting?

We are hosting the Annual Meeting through a virtual web conference. You will not be able to attend the meeting in person. You will be able to attend the virtual meeting, vote your shares electronically, and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/LEA2023 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card, or on any additional voting instructions accompanying these proxy materials. The Annual Meeting will begin promptly at 9:00 a.m. (Eastern Time). Online check-in will be available beginning at 8:30 a.m. (Eastern Time). Please allow ample time for the online check-in process. Please be assured that you will be afforded the same rights and opportunities to participate in the virtual meeting as you would at an in-person meeting.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

As part of the Annual Meeting, we will hold a question and answer session, during which we intend to answer questions submitted during the meeting in accordance with the Annual Meeting procedures which are pertinent to the Company and the meeting matters, as time permits. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/LEA2023. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.

There will be technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.

98	|	LEAR CORPORATION

STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING OF STOCKHOLDERS

Stockholders who intend to present proposals at the Company’s annual meeting of stockholders in 2024 pursuant to Rule 14a-8 under the Exchange Act must send notice of their proposal to us so that we receive it no later than December 5, 2023. Stockholders who intend to present proposals at the annual meeting of stockholders in 2024 other than pursuant to Rule 14a-8 must comply with the notice provisions in our Bylaws. The notice provisions in our Bylaws require that, for a proposal to be properly brought before the annual meeting of stockholders in 2024, proper notice of the proposal be received by us not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however that in the event next year’s annual meeting is more than 30 days before or less than 70 days after such anniversary date, notice must be delivered not less than the later of 90 days prior to next year’s annual meeting or the 10th day following the day the Company first publicly announces next year’s annual meeting date. Under these requirements, the deadline for proposals brought under our Bylaws is no earlier than January 19, 2024 and no later than February 18, 2024. Additionally, any nominations of directors must comply with the newly enacted universal proxy rules contained in Rule 14a-19. Please note that the notice requirements under Rule 14a-19 are in addition to the applicable notice requirements under the advance notice provisions of our Bylaws as described above. Stockholder proposals should be addressed to Lear Corporation, 21557 Telegraph Road, Southfield, Michigan 48033, Attention: Harry A. Kemp, Senior Vice President, Chief Administrative Officer and General Counsel.

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OTHER MATTERS

We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, persons named in the proxy intend to vote the shares they represent in accordance with their own judgments.

Upon written request by any stockholder entitled to vote at the Annual Meeting, we will promptly furnish, without charge, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which we filed with the SEC, including the financial statements and schedule. If the person requesting the report was not a stockholder of record on March 24, 2023, the request must contain a good faith representation that he or she was a beneficial owner of our common stock at the close of business on that date. Requests should be addressed to Lear Corporation, 21557 Telegraph Road, Southfield, Michigan

48033, Attention: Harry A. Kemp, Senior Vice President, Chief Administrative Officer and General Counsel.

YOUR VOTE IS IMPORTANT. WE URGE YOU TO VOTE TODAY BY TELEPHONE, VIA THE INTERNET OR BY MAIL.

By Order of the Board of Directors,

Harry A. Kemp
Senior Vice President,
Chief Administrative Officer and General Counsel

100	|	LEAR CORPORATION

APPENDIX A RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The information presented in this proxy statement under the captions “Proxy Summary” and “Compensation Discussion and Analysis — Executive Summary” regarding core operating earnings, adjusted earnings per share and free cash flow does not conform to GAAP and should not be construed as an alternative to the reported financial results of the Company determined in accordance with GAAP.

Management believes that the non-GAAP information used in this proxy statement is useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings and adjusted earnings per share are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting future periods.

The non-GAAP information provided may not be consistent with methodologies used by other companies. All non-GAAP information regarding core operating earnings, adjusted earnings per share and free cash flow is reconciled to the most directly comparable reported GAAP results in the tables below.

Core Operating Earnings

(unaudited; in millions)	2022	2021
Net income attributable to Lear	$327.7	$373.9
Interest expense	98.6	91.8
Other expense, net	46.4	0.1
Income taxes	133.7	137.7
Equity in net income of affiliates	(33.1)	(15.8)
Net income attributable to noncontrolling interests	81.0	87.7
Restructuring costs and other special items -
Costs related to restructuring actions	158.9	119.3
Acquisition costs	10.0	—
Acquisition-related inventory fair value adjustment	1.1	—
Impairments related to Russian operations	19.4	—
Intangible asset impairment	8.9	8.5
Costs related to typhoon in the Philippines, net of insurance recoveries	—	13.2
Other	17.9	9.6

Core operating earnings	$870.5	$826.0

2023 Proxy Statement	|	A-1

Adjusted Net Income and Adjusted Earnings Per Share

(unaudited; in millions, except per share amounts)	2022	2021

Net income attributable to Lear	$327.7	$373.9
Restructuring costs and other special items -
Costs related to restructuring actions	158.9	112.6
Acquisition costs	10.0	—
Acquisition-related inventory fair value adjustment	1.1	—
Gain on acquisition-related foreign exchange contract	(1.7)	—
Impairments related to Russian operations	19.4	—
Intangible asset impairment	8.9	8.5
Costs (insurance recoveries) related to typhoon in the Philippines, net	(1.4)	13.2
Foreign exchange losses due to foreign exchange rate volatility related to Russia	9.6	—
Favorable tax ruling in a foreign jurisdiction	—	(45.1)
Loss on extinguishment of debt	—	24.6
Loss related to affiliate	—	2.0
Other	23.6	4.2
Tax impact of special items and other net tax adjustments(1)	(33.6)	(14.1)

Adjusted net income attributable to Lear	$522.5	$479.8

Weighted average number of diluted shares outstanding	59.9	60.4

Diluted net income per share attributable to Lear	$5.47	$6.19

Adjusted earnings per share	$8.72	$7.94

(1)

Reflects the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature, and their calculation is based on various assumptions and estimates.

Free Cash Flow

(unaudited; in millions)	2022	2021

Net cash provided by operating activities	$1,021.4	$670.1

Capital expenditures	(638.2)	(585.1)

Free cash flow	$383.2	$85.0

A-2	|	LEAR CORPORATION

LEAR CORPORATION

2019 LONG-TERM STOCK INCENTIVE PLAN

(As Amended and Restated as of May 18, 2023)

Article 1.      Establishment, Objectives and Duration

1.1      Establishment of the Plan. Lear Corporation, a Delaware corporation (the “Company”), hereby establishes this Lear Corporation 2019 Long-Term Stock Incentive Plan, as set forth in this document and as may be amended or amended and restated from time to time (the “Plan”). Capitalized terms used but not otherwise defined herein will have the meanings given to them in Article 2. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Units, Restricted Stock Units, Performance Shares, Performance Units and other cash and equity incentive Awards. The Plan was approved by the Committee on March 26, 2019 and by the Company’s shareholders on May 16, 2019 (the “Effective Date”). The Plan was most recently amended and restated by the Committee on March 20, 2023 and by the Company’s shareholders on May 18, 2023. The Plan will remain in effect thereafter as provided in Section 1.3 hereof. Following the Effective Date, no new awards will be granted under the Lear Corporation 2009 Long-Term Stock Incentive Plan, as amended (the “Prior Plan”). For the avoidance of doubt, the Prior Plan and any applicable award agreements issued thereunder will continue to govern any awards that remain outstanding thereunder on and after the Effective Date.

1.2      Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through long-term incentives that are consistent with the Company’s objectives and that link the interests of Participants to those of the Company’s shareholders; to provide Participants with an incentive for excellence in individual performance; to promote teamwork among Participants; and to give the Company a significant advantage in attracting and retaining officers, key Employees and Directors.

The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants who make significant contributions to the Company’s success, and to allow Participants to share in the success of the Company.

1.3      Duration of the Plan. The Plan will commence on the Effective Date, as defined in Article 2, and will remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Article 15, until all Shares subject to it pursuant to Article 4 have been issued or transferred according to the Plan’s provisions. In no event may an Award be granted under the Plan on or after the ten (10) year anniversary of the Effective Date.

Article 2.      Definitions

Whenever used in the Plan, the following terms have the meanings set forth below, and when the meaning is intended, the initial letter of the word is capitalized:

“Affiliates” means any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company or in which the Company has a significant equity interest, in either case as determined by the Committee; provided, however, that the definition of Affiliate shall be limited to entities that are eligible issuers of service recipient stock (as defined in Treas. Reg. Section 1.409A-1(b)(5)(iii)(E), or applicable successor regulation) for Awards that would otherwise be subject to Section 409A, unless the Committee determines otherwise. Notwithstanding the foregoing, for purposes of determining whether a Participant has terminated employment with the Company and all Affiliates, “Affiliates” means any corporation (or partnership, limited liability company, joint venture, or other enterprise) of which the Company owns or controls, directly or indirectly, at least ten percent (10%) of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power). The minimum percentage of ownership or control in the previous sentence shall be raised from ten percent (10%) to twenty percent (20%) for purposes of determining timing of payment of an Award, or amount payable with respect to an Award, that is “deferred compensation” for purposes of Code Section 409A, if payment of such Award or amount would be accelerated or otherwise triggered by a Participant’s termination of employment.

“Automatic Exercise Date” means, with respect to an Option or a Stock Appreciation Right, the last business day of the applicable term of the Option pursuant to Section 6.12 or the Stock Appreciation Right pursuant to Section 7.9.

“Award” means, individually or collectively, a grant under this Plan to a Participant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Units, Restricted Stock Units, Performance Shares, Performance Units or other types of equity-based or cash-based incentives hereafter approved by the Committee.

“Award Agreement” means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award or Awards granted to the Participant.

“Beneficial Owner” or “Beneficial Ownership” has the meaning ascribed to that term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

“Board” or “Board of Directors” means the Board of Directors of the Company.

“Cause” means, unless otherwise set forth in the applicable Award Agreement, with respect to a Participant, “Cause” as defined in any unexpired, written employment or severance or similar agreement between the Participant and the Company or an Affiliate. If there is no such agreement or if such agreement does not define “Cause,” then “Cause” means:

(a)	the willful and continued failure of the Participant substantially to perform his or her duties with or for the Company or an Affiliate;

(b)	the Participant’s engaging in conduct that is significantly injurious to the Company or an Affiliate, monetarily or otherwise;

(c)	the Participant’s commission of a crime that is significantly injurious to the Company or an Affiliate, monetarily, reputationally or otherwise;

(d)	the Participant’s abuse of illegal drugs or other controlled substances or intoxication that impairs the Participant’s ability to perform his or her duties with or for the Company or an Affiliate; or

(e)	the Participant’s breach of any non-competition or non-solicitation covenants contained in any written agreement between the Participant and the Company or an Affiliate.

Unless otherwise defined in the Participant’s written employment or severance or similar agreement, an act or omission is “willful” for the purpose of determining whether a termination of employment was made for “cause” if it was knowingly done, or knowingly omitted to be done, by the Participant not in good faith and without reasonable belief that the act or omission was in the best interest of the Company or an Affiliate. For purposes of this Plan, if a Participant is convicted of a crime or pleads nolo contendere to a criminal charge, he or she will conclusively be deemed to have committed the crime. The Committee has the discretion, in other circumstances, to determine in good faith, from all the facts and circumstances reasonably available to it, whether a Participant who is under investigation for, or has been charged with, a crime will be deemed to have committed it for purposes of this Plan.

A “Change in Control” of the Company will be deemed to have occurred (as of a particular day, as specified by the Board) as of the first day any one or more of the following paragraphs is satisfied.

(a)

Any Person (other than the Company or a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the Beneficial Owner, directly or indirectly, of securities of the Company, representing more than twenty percent (20%) of the combined voting power of the Company’s then outstanding securities.

(b)

During any period of twenty-four (24) consecutive months beginning on or after the Effective Date, individuals who at the beginning of the period constituted the Board cease for any reason (other than death, Disability or Retirement) to constitute a majority of the Board. For this purpose, any new Director whose election by the Board, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds (2/3) of the Directors then still in office, and who either were Directors at the beginning of the period or whose election or nomination for election was so approved, will be deemed to have been a Director at the beginning of any twenty-four (24) month period under consideration.

(c)

Consummation of: (i) a sale or disposition of all or substantially all the Company’s assets; or (ii) a merger, consolidation or reorganization of the Company with or involving any other corporation, other than a merger, consolidation or reorganization that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

(d)	The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, if an Award, or amount payable with respect to an Award, is “deferred compensation” for purposes of Code Section 409A, and if a payment of such Award or amount would be accelerated or otherwise triggered upon a “Change in Control,” then the foregoing definition is modified, to the extent necessary to avoid the imposition of an excise tax under Code Section 409A, to mean a “change in control event” as such term is defined for purposes of Code Section 409A. For purposes of clarity, if an Award would, for example, vest and be paid on a “Change in Control” as defined herein but payment of such Award would violate the provisions of Code Section 409A, then the Award shall vest but will be paid only in compliance with its terms and Code Section 409A (i.e., upon a permissible payment event).

“Change in Control Price” means the Fair Market Value of a Share upon a Change in Control. To the extent that the consideration paid in any such Change in Control transaction consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in good faith by the Committee.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means, as designated in accordance with Section 3.1, the People and Compensation Committee of the Board or such other committee as may be appointed by the Board to administer the Plan.

“Company” has the meaning given to such term in Section 1.1 hereof, and includes, without limitation, any successor thereto as provided in Article 18.

“Director” means any individual who is a member of the Board of Directors and who is not employed by the Company or an Affiliate thereof.

“Disability” means, with respect to any Participant, (a) long-term disability as defined under the long-term disability plan of the Company or an Affiliate that covers such Participant, or (b) if the Participant is not covered by such a long-term disability plan, disability as defined for purposes of eligibility for a disability award under the Social Security Act. Notwithstanding the foregoing, for purposes of determining the period of time after termination of employment during which a Participant may exercise an ISO, “Disability” will have the meaning set forth in Code Section 22(e)(3), which is, generally, that the Participant is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of at least twelve (12) months.

Notwithstanding the foregoing, if an Award, or amount payable with respect to an Award, is “deferred compensation” for purposes of Code Section 409A, and if a payment of such Award or amount would be accelerated or otherwise triggered upon a “Disability,” then the foregoing definition is modified, to the extent necessary to avoid the imposition of an excise tax under Code Section 409A, to refer to a Participant who is “disabled,” as such term is defined for purposes of Code Section 409A. For purposes of clarity, if an Award would, for example, vest and be paid on a “Disability” as defined herein but payment of such Award would violate the provisions of Code Section 409A, then the Award shall vest but will be paid only in compliance with its terms and Code Section 409A (i.e., upon a permissible payment event).

“Effective Date” has the meaning given to such term in Section 1.1 hereof.

“Eligible Person” means any Employee or Director.

“Employee” means any employee of the Company or any of its Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

“Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

“Fair Market Value” means:

(a)

the closing trading price of the Shares on the New York Stock Exchange or, if the Shares are not traded on the New York Stock Exchange, on the NASDAQ Stock Market or any other exchange on which they are traded; or

(b)	if the Shares are not traded on any exchange, the mean between the closing bid and asked prices of the Shares in the over-the-counter market; or

(c)

if those bid and asked prices are not available, then the fair market value as reported by any nationally recognized quotation service selected by the Committee or as determined in good faith by the Committee.

Notwithstanding the foregoing, for purposes of Awards intended to be exempt from Code Section 409A, the Fair Market Value shall be no less than the “fair market value,” as such term is defined for purposes of Code Section 409A.

“Good Reason” has the meaning set forth in any unexpired, written employment or severance or similar agreement between a Participant and the Company or an Affiliate, solely if and to the extent that such term is defined in such an agreement. If a Participant does not have a written employment or severance or similar agreement with the Company or an Affiliate, or if such agreement does not define “Good Reason,” this term shall not apply to such Participant for purposes of the Plan.

“Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.

“Nonqualified Stock Option” or “NQSO” means an Option to purchase Shares granted under Article 6 that is not intended to meet the requirements of Code Section 422.

“Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

“Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan pursuant to Section 5.2 and who has outstanding an Award granted under the Plan.

“Performance Period” means the time period, set by the Committee in its discretion, during which performance objectives must be met in order for a Participant to earn Performance Units or Performance Shares granted under Article 9.

“Performance Share” means an Award with an initial value equal to the Fair Market Value on the date of grant which is based on the attainment of performance objectives, as described in Article 9.

“Performance Unit” means an Award with an initial value established by the Committee at the time of grant which is based on the attainment of performance objectives, as described in Article 9.

“Person” has the meaning ascribed to that term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

“Plan” has the meaning given to such term in Section 1.1 hereof.

“Prior Plan” has the meaning given to such term in Section 1.1 hereof.

“Replacement Award” means an Award resulting from the exchange or substitution specified in Section 14.1 upon a Change in Control and meeting the applicable conditions specified in Section 14.1, provided that such Award is issued by a company (foreign or domestic) the majority of the equity of which is listed under and in compliance with the domestic company listing rules of the New York Stock Exchange or with a similarly liquid exchange which has comparable standards to the domestic listing standards of the New York Stock Exchange.

“Restricted Stock” means a contingent grant of Shares awarded to a Participant pursuant to Article 8.

“Restricted Stock Unit” means a Restricted Unit granted to a Participant, as described in Article 8, that is payable in Shares.

“Restricted Unit” means a notional account established pursuant to an Award granted to a Participant, as described in Article 8, that is (a) credited with amounts equal to Shares or some other unit of measurement specified in the Award Agreement, (b) subject to restrictions, including, without limitation, a Restriction Period, and (c) payable in cash or Shares.

“Restriction Period” means the period during which the transfer of shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance objectives, or the occurrence of other events as determined by the Committee, at its discretion) or the shares of Restricted Stock, Restricted Stock Units or Restricted Units are not vested.

“Retirement” means termination of employment or service on or after (a) reaching the age established by the Company as the normal retirement age in any unexpired employment,

severance or similar agreement between the Participant and the Company or an Affiliate, or, in the absence of such an agreement, the normal retirement age under the tax-qualified defined benefit retirement plan or, if none, the tax-qualified defined contribution retirement plan, sponsored by the Company or an Affiliate in which the Participant participates, (b) attaining a combination of years of age and service with the Company and its Affiliates (including, to the extent applicable and credited by the Company, service with another company prior to it becoming an Affiliate) of at least 65, with a minimum age of 55 and at least five years of service with the Company and its Affiliates (only if an Affiliate at the time of service) or (c) solely with respect to a Director, the Participant’s cessation of service as a Director as a result of being ineligible to stand for re-election after attaining a certain age.

“Shares” means the shares of common stock, $0.01 par value, of the Company, including their associated preferred share purchase rights, if applicable.

“Stock Appreciation Right” or “SAR” means an Award designated as an SAR pursuant to the terms of Article 7.

“Substitute Award” means an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation, or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an Award made in connection with the cancellation and repricing of an Option or SAR.

“Vested Options and SARs” has the meaning given to such term in Section 14.1(a)(i) hereof.

Article 3.    Administration

3.1    The Committee. The Plan will be administered by the Compensation Committee of the Board, or by any other Committee appointed by the Board, which Committee (unless otherwise determined by the Board) will satisfy the “non-employee director” requirements of Rule 16b-3 under the Exchange Act and the regulations of Rule 16b-3 under the Exchange Act, or any successor regulations or provisions, so long as the Company is subject to the registration requirements of the Exchange Act. The members of the Committee will be appointed from time to time by, and serve at the discretion of, the Board of Directors. The Committee will act by a majority of its members at the time in office and eligible to vote on any particular matter, and Committee action may be taken either by a vote at a meeting or in writing without a meeting.

3.2    Authority of the Committee. Except as limited by law and subject to the provisions of this Plan, the Committee will have full power to: select Eligible Persons to participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan’s administration; correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan; and (subject to the provisions of Section 4.5 and

Article 15) amend the terms and conditions of any outstanding Award to the extent they are within the discretion of the Committee as provided in the Plan. Further, the Committee will make all other determinations that may be necessary or advisable to administer the Plan. As permitted by law and consistent with Section 3.1, the Committee may delegate some or all of its authority under the Plan.

3.3    Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding on all persons, including, without limitation, the Company, its Board of Directors, its shareholders, all Affiliates, Employees, Participants and their estates and beneficiaries.

Article 4.      Shares Subject to the Plan and Limitations on Awards

4.1      Number of Shares Available for Grants. Subject to adjustment as provided in Sections 4.2 and 4.3, the number of Shares that may be issued or transferred to Participants under the Plan shall not exceed the sum of (a) 2,491,491 Shares, equal to (i) 791,491 Shares authorized for issuance, but not yet awarded, under the Plan as of March 24, 2023 (prior to the Plan being amended and restated), plus (ii) 1,700,000 new Shares for grant; and (b) any Shares under the Prior Plan subject to awards that, after the Effective Date, are forfeited, terminated, lapsed or satisfied thereunder in cash or property other than Shares. Subject to adjustment as provided in Section 4.3, the maximum number of Shares and Share equivalent units that may be granted during any calendar year to any one Participant under Options, SARs, Restricted Stock, Restricted Units, Restricted Stock Units, Performance Shares or any other Award is 1,000,000. The maximum number of Shares that may be issued pursuant to Options intended to be ISOs is 1,000,000. The maximum aggregate dollar amount that may be paid to any one Participant during any calendar year under Performance Units or any cash incentive Award granted under Section 9.10 is $20,000,000. The Shares with respect to which Awards may be made will include authorized but unissued Shares, and Shares that are currently held or subsequently acquired by the Company as treasury Shares, including Shares purchased in the open market or in private transactions. For the avoidance of doubt, Shares underlying Awards that are subject to the achievement of performance goals shall be counted against the share reserve and the limits in this Section 4.1 based on the target value of such Awards unless and until such time as such Awards become vested and settled in Shares.

4.2      Lapsed Awards. Any Shares subject to an Award under the Plan that, after the Effective Date, are forfeited, canceled, settled or otherwise terminated without a distribution of Shares to a Participant will thereafter be deemed to be available for Awards. In applying the immediately preceding sentence, if (a) Shares otherwise issuable or issued in respect of, or as part of, any Award are withheld to cover taxes or any applicable Exercise Price, such Shares shall be treated as having been issued under the Plan and shall not be available for issuance under the Plan, and (b) any Share-settled SARs are exercised, the aggregate number of Shares subject to such SARs shall be deemed issued under the Plan and shall not be available for issuance under the Plan. In addition, Shares tendered to exercise outstanding Options or other Awards or to cover applicable taxes on Awards shall not be available for issuance under the Plan.

4.3    Adjustments in Authorized Shares.

(a)

If the Shares, as currently constituted, are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether because of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares, or other similar change in the corporate structure of the Company affecting the Shares) or if the number of Shares is increased through the payment of a stock dividend, then the Committee will substitute for or add to each Share previously appropriated, later subject to, or which may become subject to, an Award, the number and kind of shares of stock or other securities into which each outstanding Share was changed for which each such Share was exchanged, or to which each such Share is entitled, as the case may be. Outstanding Awards will also be appropriately adjusted as to price and other terms, to the extent necessary to reflect the events described above.

(b)

Fractional Shares resulting from any adjustment in Awards pursuant to this section may be settled in cash or otherwise as the Committee determines. The Company will give notice of any adjustment to each Participant who holds an Award that has been adjusted and the adjustment (whether or not that notice is given) will be effective and binding for all Plan purposes.

4.4    Limitation on Non-Employee Director Compensation. Notwithstanding anything herein to the contrary, compensation paid to a Director, including cash fees and Awards under the Plan (based on the grant date Fair Market Value of such Awards for financial reporting purposes), shall not exceed $900,000 per fiscal year in respect of his or her service as a Director. For the avoidance of doubt, compensation shall be counted towards this limit for the Board compensation year in which it is earned (and not when it is paid or settled in the event that it is deferred).

4.5    Minimum Vesting Requirements. Except in the case of Substitute Awards granted pursuant to Section 4.6 and subject to the following sentence, Awards granted under the Plan shall be subject to a minimum vesting period of one (1) year. Notwithstanding the foregoing, (a) the Committee may provide that the vesting of an Award shall accelerate in the event of the Participant’s death, Disability, or Retirement, or the occurrence of a Change in Control, and (b) the Committee may grant Awards covering five percent (5%) or fewer of the total number of Shares authorized under the Plan without respect to the above-described minimum vesting requirement. Notwithstanding the foregoing, with respect to Awards to Directors, the vesting of such Awards will be deemed to satisfy the one (1) year minimum vesting requirement to the extent that the Awards vest on the earlier of the one (1) year anniversary of the date of grant and the next annual meeting of the Company’s shareholders that is at least fifty (50) weeks after the immediately preceding year’s annual meeting.

4.6    Substitute Awards.

(a)

Substitute Awards shall not reduce the Shares authorized for grant under the Plan. In the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

(b)

In the event that the Company or an Affiliate consummates a transaction described in Code Section 424(a) (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees or Directors on account of such transaction may be granted Substitute Awards in substitution for awards granted by their former employer, and any such substitute Options or SARs may be granted with an Exercise Price less than the Fair Market Value of a Share on the grant date thereof; provided, however, the grant of such substitute Option or SAR shall not constitute a “modification” as defined in Code Section 424(h)(3) and the applicable Treasury regulations.

Article 5.      Eligibility and Participation

5.1    Eligibility. All Eligible Persons, including Eligible Persons who are members of the Board, are eligible to participate in this Plan.

5.2      Actual Participation. Subject to the provisions of the Plan, the Committee will, from time to time, select those Eligible Persons to whom Awards will be granted, and will determine the nature and amount of each Award.

Article 6.      Stock Options

6.1      Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Eligible Persons in the number, and upon the terms, and at any time and from time to time, as determined by the Committee.

6.2    Award Agreement. Each Option grant will be evidenced by an Award Agreement that specifies the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, the manner, time and rate of exercise or vesting of the Option, and such other provisions as the Committee determines. The Award Agreement will also specify whether the Option is intended to be an ISO or an NQSO.

6.3    Exercise Price. The Exercise Price for each Share subject to an Option will be at least one hundred percent (100%) of the Fair Market Value on the date the Option is granted.

6.4    Duration of Options. Each Option will expire at the time determined by the Committee at the time of grant, but no later than the tenth (10th) anniversary of the date of its grant. Notwithstanding any contrary provision herein, if, on the date an outstanding Option would expire, the exercise of the Option, including by a “net exercise” or “cashless” exercise, would violate applicable securities laws or any insider trading policy maintained by the Company from time to time, the expiration date applicable to the Option will be extended, except to the extent such extension would violate Section 409A, to a date that is thirty (30) calendar days after the date the exercise of the Option would no longer violate applicable securities laws or any such insider trading policy.

6.5    No Dividend Equivalents. Subject to Section 4.3, the Committee may not grant payments in connection with Options that are equivalent to dividends declared and paid on the Shares underlying the Options.

6.6    Exercise of Options. Options will be exercisable at such times and be subject to such restrictions and conditions as the Committee in each instance approves, which need not be the same for each Award or for each Participant.

6.7    Payment. The holder of an Option may exercise the Option only by delivering a written notice of exercise to the Company setting forth the number of Shares as to which the Option is to be exercised, together with full payment at the Exercise Price for the Shares and any withholding tax relating to the exercise of the Option.

The Exercise Price and any related withholding taxes will be payable to the Company in full either: (a) in cash, or its equivalent, in United States dollars; (b) by tendering Shares owned by the Participant and duly endorsed for transfer to the Company, Shares issuable to the Participant upon exercise of the Option, or any combination of cash, certified or cashier’s check and Shares described in this clause (b); or (c) by any other means the Committee determines to be consistent with the Plan’s purposes and applicable law. Cashless exercise must meet the requirements of the Federal Reserve Board’s Regulation T and any applicable securities law restrictions. For this purpose, “cashless” exercise will mean that the Participant notifies the Company it will exercise, and the Company is instructed to deliver the Share issuable on exercise to a broker, who sells the Shares and holds back the Exercise Price (and, often, the federal and state withholdings). Notwithstanding anything herein to the contrary, the Committee may, in its sole discretion, permit a Participant to satisfy such Participant’s tax withholding obligation by tendering Shares having a Fair Market Value equal to the amount required to be withheld or other greater amount up to the maximum statutory rate under applicable law, as applicable to such Participant, if such other greater amount would not result in adverse financial accounting treatment, as determined by the Committee (including in connection with the effectiveness of FASB Accounting Standards Update 2016-09).

6.8    Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired through exercise of an Option as it deems necessary or advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which the Shares are then listed or traded, and under any blue sky or state securities laws applicable to the Shares.

6.9    Termination of Employment. Each Option Award Agreement will set forth the extent to which the Participant has the right to exercise the Option after his or her termination of employment with the Company and all Affiliates. These terms will be determined by the Committee in its sole discretion, need not be uniform among all Options, and may reflect, among other things, distinctions based on the reasons for termination of employment.

6.10    Nontransferability of Options. Except as otherwise provided in a Participant’s Award Agreement, no Option granted under the Plan may be sold, transferred, pledged,

assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)). Further, except as otherwise provided in a Participant’s Award Agreement, all Options will be exercisable during the Participant’s lifetime only by the Participant or his or her guardian or legal representative. The Committee may, in its discretion, require a Participant’s guardian or legal representative to supply it with the evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

6.11    Incentive Stock Options. The grant of ISOs hereunder shall be subject to all of the requirements of Code Section 422, including the following limitations:

(a)

If an ISO is granted to a Participant who (together with persons whose stock ownership is attributed to the Participant pursuant to Code Section 424(d)) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, (i) the Exercise Price for each Share subject to the ISO shall not be less than one-hundred and ten percent (110%) of the Fair Market Value of a Share on the date of grant, and (ii) the ISO will expire upon the earlier of the time specified by the Committee in the Award Agreement and the fifth (5th) anniversary of the date of grant.

(b)	ISOs may be granted only to persons who are, as of the date of grant, common-law Employees of the Company or a subsidiary (as such term is defined in Code Sections 424(e) and (f)).

(c)

To the extent that the aggregate Fair Market Value of the Shares with respect to which ISOs are exercisable for the first time by any individual during any calendar year (under all plans of the Company) exceeds $100,000, such Options will be treated as NQSOs to the extent required by Code Section 422. For purposes of this Section 6.11(c), ISOs shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(d)	No Option that is intended to be an ISO may be granted under the Plan unless the Company’s shareholders approve the Plan within twelve (12) months after the Committee’s adoption of the Plan.

(e)

In the event of a Participant’s change of status from Employee to Director, an ISO held by the Participant shall cease to be treated as an ISO and shall be treated for tax purposes as an NQSO three (3) months and one (1) day following such change of status.

6.12    Automatic Exercise. Unless provided by the Committee in an Award Agreement or otherwise, or as otherwise directed by the Participant in writing to the Company, each vested and exercisable Option outstanding on the Automatic Exercise Date with an Exercise Price per Share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Participant or the Company be exercised on the Automatic Exercise Date. In the sole discretion of the Committee, payment of the Exercise Price of any such Option shall be made pursuant to Section 6.7 and the Company or any Affiliate shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 16.1. Unless otherwise determined by the Administrator, this Section 6.12 shall not apply to an Option if the Participant’s employment or service has terminated on or before the Automatic Exercise Date. For the avoidance of doubt, no Option with an Exercise Price per Share that is equal to or greater the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 6.12.

Article 7.      Stock Appreciation Rights

7.1      Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time, as determined by the Committee.

Within the limits of Article 4, the Committee will have sole discretion to determine the number of SARs granted to each Participant and, consistent with the provisions of the Plan, to determine the terms and conditions pertaining to SARs.

The grant price of a SAR will equal the Fair Market Value on the date of grant of the SAR.

7.2      Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.3    Award Agreement. Each SAR grant will be evidenced by an Award Agreement that specifies the grant price, the term of the SAR and such other provisions as the Committee determines.

7.4    Term of SARs. The term of an SAR will be determined by the Committee, in its sole discretion, but may not exceed ten (10) years. Notwithstanding any contrary provision herein, if, on the date an outstanding SAR would expire, the exercise of the SAR would violate applicable securities laws or any insider trading policy maintained by the Company from time to time, the expiration date applicable to the SAR will be extended, except to the extent such extension would violate Section 409A, to a date that is thirty (30) calendar days after the date the exercise of the SAR would no longer violate applicable securities laws or any such insider trading policy.

7.5    Payment of SAR Amount. Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(a)

the excess (or some portion of the excess as determined at the time of the grant by the Committee) if any, of the Fair Market Value on the date of exercise of the SAR over the grant price specified in the Award Agreement; by

(b)	the number of Shares as to which the SAR is exercised.

The payment upon SAR exercise may be made in cash, in Shares of equivalent Fair Market Value or in some combination of the two, as specified in the Award Agreement.

7.6    Termination of Employment. Each SAR Award Agreement will set forth the extent to which the Participant has the right to exercise the SAR after his or her termination of employment with the Company and all Affiliates. These terms will be determined by the

Committee in its sole discretion, need not be uniform among all SARs issued under the Plan, and may reflect, among other things, distinctions based on the reasons for termination of employment.

7.7    Nontransferability of SARs. Except as otherwise provided in a Participant’s Award Agreement, no SAR may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)). Further, except as otherwise provided in a Participant’s Award Agreement, all SARs will be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative. The Committee may, in its discretion, require a Participant’s guardian or legal representative to supply it with evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

7.8    No Dividend Equivalents. Subject to Section 4.3, the Committee may not grant payments in connection with SARs that are equivalent to dividends declared and paid on the Shares underlying the SARs.

7.9    Automatic Exercise. Unless provided by the Committee in an Award Agreement or otherwise, or as otherwise directed by the Participant in writing to the Company, each vested and exercisable SAR outstanding on the Automatic Exercise Date with an Exercise Price per Share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Participant or the Company be exercised on the Automatic Exercise Date. The Company or any Affiliate shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 16.1. Unless otherwise determined by the Administrator, this Section 7.9 shall not apply to a SAR if the Participant’s employment or service has terminated on or before the Automatic Exercise Date. For the avoidance of doubt, no SAR with an Exercise Price per Share that is equal to or greater the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 7.9.

Article 8.      Restricted Stock, Restricted Stock Units and Restricted Units

8.1      Grant of Restricted Stock, Restricted Stock Units or Restricted Units. Subject to the terms and provisions of the Plan, the Committee may, at any time and from time to time, grant Restricted Stock, Restricted Stock Units or Restricted Units to Participants in such amounts as it determines.

8.2    Award Agreement. Each grant of Restricted Stock, Restricted Units or Restricted Stock Units will be evidenced by an Award Agreement that specifies the Restriction Periods, the number of Shares or Share equivalent units granted, and such other provisions as the Committee determines.

8.3    Nontransferability. Restricted Stock, Restricted Units and Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)), until the end of the applicable Restriction Period as specified in the Award Agreement, or upon earlier satisfaction of any other conditions specified by the Committee in its sole discretion and set forth in the Award Agreement. All rights with respect to Restricted Stock, Restricted Units and Restricted Stock Units will be available during the Participant’s lifetime only to the Participant or the Participant’s guardian or legal representative. The Committee may, in its discretion, require a Participant’s guardian or legal representative to supply it with evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

8.4    Other Restrictions. The Committee may impose such other conditions or restrictions on any Restricted Stock, Restricted Units or Restricted Stock Units as it deems advisable including, without limitation, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, individual, or any combination of them), time-based restrictions on vesting following the attainment of the performance objectives, and restrictions under applicable federal or state securities laws. The Committee may provide that restrictions established under this Section 8.4 as to any given Award will lapse all at once or in installments.

The Company will retain the certificates representing Shares of Restricted Stock in its possession until all conditions and restrictions applicable to the Shares have been satisfied.

8.5    Payment of Awards. Except as otherwise provided in this Article 8, Shares covered by each Restricted Stock grant will become freely transferable by the Participant after the last day of the applicable Restriction Period, and Share equivalent units covered by a Restricted Unit or Restricted Stock Unit will be paid out in cash or Shares to the Participant following the last day of the applicable Restriction Period, or on a later date provided in the Award Agreement.

8.6    Voting Rights. During the Restriction Period, Participants holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares.

8.7    Dividends and Other Distributions. During the Restriction Period, unless otherwise determined by the Committee and set forth in an Award Agreement, Participants awarded Shares of Restricted Stock, Restricted Units or Restricted Stock Units hereunder will be credited with regular cash dividends or dividend equivalents paid on those Shares or with respect to those Share equivalent units. The Committee may apply any restrictions it deems advisable to the crediting and payment of dividends and other distributions; provided, that no dividends or dividend equivalents will be paid on unvested Awards of Restricted Stock, Restricted Units or Restricted Stock Units during the Restriction Period, but to the extent that any such Awards contain the right to receive dividends or dividend equivalents during the Restriction Period, such dividends or dividend equivalents will be accumulated and paid once (and to the extent that) the underlying Awards vest.

8.8    Termination of Employment. Each Award Agreement will set forth the extent to which the Participant has the right to retain unvested Restricted Stock, Restricted Stock Units or Restricted Units after his or her termination of employment with the Company or an Affiliate. These terms will be determined by the Committee in its sole discretion, need not be uniform among all Awards of Restricted Stock, and may reflect, among other things, distinctions based on the reasons for termination of employment.

Article 9.      Performance Units, Performance Shares and Other Awards

9.1    Grant of Performance Units or Performance Shares. Subject to the terms of the Plan, Performance Units or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines.

9.2    Value of Performance Units and Performance Shares. Each Performance Unit will have an initial value established by the Committee at the time of grant. Each Performance Share will have an initial value equal to the Fair Market Value on the date of grant. The Committee will set performance objectives and a Performance Period during which the performance objectives must be met in its discretion which, depending on the extent to which they are met, will determine the number or value (or both) of Performance Units or Performance Shares that will be paid out to the Participant.

9.3    Earning of Performance Units and Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units or Performance Shares will be entitled to receive payout on the number and value of Performance Units or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved.

9.4    Award Agreement. Each grant of Performance Units or Performance Shares will be evidenced by an Award Agreement specifying the material terms and conditions of the Award (including the form of payment of earned Performance Units or Performance Shares), and such other provisions as the Committee determines.

9.5    Dividend Equivalents. Unless otherwise determined by the Committee and set forth in an Award Agreement, dividend equivalents will be paid on Awards of Performance Shares. Dividend equivalents may be paid on Awards of Performance Units in the Committee’s sole discretion. The Committee may apply any restrictions it deems advisable to the crediting and payment of dividend equivalents with respect to Performance Shares and Performance Units; provided, that no dividend equivalents will be paid on unvested Performance Shares or Performance Units, but to the extent that any such Awards contain the right to receive dividend equivalents during the Performance Period, such dividend equivalents will be accumulated and paid once (and to the extent that) the underlying Awards vest.

9.6    Form and Timing of Payment of Performance Units and Performance Shares. Except as provided in Article 12, payment of earned Performance Units and Performance Shares will be made as soon as practicable after the close of the applicable Performance Period, in a manner determined by the Committee in its sole discretion. The Committee will pay earned Performance Units and Performance Shares in the form of cash, in Shares, or in a combination of cash and Shares, as specified in the Award Agreement. Performance Shares may be paid subject to any restrictions deemed appropriate by the Committee.

9.7    Termination of Employment Due to Death or Disability. Unless determined otherwise by the Committee and set forth in the Participant’s Award Agreement, if a Participant’s employment is terminated by reason of death or Disability during a Performance

Period, the Participant will receive a prorated payout of the Performance Units or Performance Shares, as specified by the Committee in its discretion in the Award Agreement. Payment of earned Performance Units and Performance Shares will be made at a time specified by the Committee in its sole discretion and set forth in the Participant’s Award Agreement.

9.8    Termination of Employment for Other Reasons. If a Participant’s employment terminates during a Performance Period for any reason other than death or Disability, the Participant will forfeit all Performance Units and Performance Shares to the Company, unless the Participant’s Award Agreement provides otherwise.

9.9    Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Performance Units and Performance Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)). Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Plan will be exercisable during the Participant’s lifetime only by the Participant or Participant’s guardian or legal representative. The Committee may, in its discretion, require a Participant’s guardian or legal representative to supply it with evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

9.10    Other Awards. In addition to the Awards described in Articles 6 through 8 and Sections 9.1 through 9.9 above, and subject to the terms of the Plan, the Committee may grant other incentives payable in cash or Shares under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate. Dividend equivalents may be paid on such other Awards in the Committee’s sole discretion. The Committee may apply any restrictions it deems advisable to the crediting and payment of dividend equivalents with respect to such other Awards; provided, that no dividend equivalents will be paid on any such unvested Awards, but to the extent that any such Awards contain the right to receive dividend equivalents prior to vesting, such dividend equivalents will be accumulated and paid once (and to the extent that) the underlying Awards vest.

Article 10.      Performance Measures

The Committee may establish performance goals for performance-based Awards under the Plan, which may be based on any performance measures selected by the Committee. Such performance measures may include, but are not limited to, any of the following:

(a)	Earnings (including, but not limited to, earnings before interest and taxes, earnings before taxes, and net earnings);

(b)	operating earnings or income;

(c)	earnings growth;

(d)	net sales growth;

(e)	net income (absolute or competitive growth rates comparative);

(f)	net income applicable to common stock;

(g)	cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital;

(h)	earnings per Share;

(i)	return on shareholders equity (absolute or peer-group comparative);

(j)	stock price (absolute or peer-group comparative);

(k)	absolute and/or relative return on common shareholders equity;

(l)	absolute and/or relative return on capital;

(m)	absolute and/or relative return on assets;

(n)	economic value added (income in excess of cost of capital);

(o)	customer satisfaction;

(p)	quality metrics;

(q)	expense reduction; and

(r)	ratio of operating expenses to operating revenues.

The Committee may specify any reasonable definition of the performance measures it uses, and the measures may be described in terms of Company-wide objectives, objectives that relate to the performance of an individual Participant, an Affiliate, or a division, region, department, function or segment within the Company or an Affiliate. Such definitions may provide for reasonable adjustments and may include or exclude items, including but not limited to: investment gains and losses; unusual or non-recurring items; gains or losses on the sale of assets; effects of changes in accounting principles or the application thereof; asset impairment charges; effects of currency fluctuations; acquisitions, divestitures, or financing activities; recapitalizations, including stock splits and dividends; expenses for restructuring or productivity initiatives; discontinued operations; changes in applicable law or the application thereof; and other non-operating items. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a Performance Period, the Committee may determine that the performance goals or Performance Period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable Performance Period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the Participant in an amount determined by the Committee.

Article 11.      Beneficiary Designation

Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case the Participant should die before receiving any or all of his or her Plan benefits. Each beneficiary designation will revoke all prior designations by the same Participant, must be in a form prescribed by the Committee, and must be made during the Participant’s lifetime. If the Participant’s designated beneficiary predeceases the Participant or no beneficiary has been designated, benefits remaining unpaid at the Participant’s death will be paid to (a) the beneficiary designated by the Participant for purposes of the tax-qualified defined benefit retirement plan or, if none, the tax-qualified defined contribution retirement plan of the Company or an Affiliate in which the Participant participates, (b) the Participant’s spouse, if living, or (c) the Participant’s estate or other entity described in the Participant’s Award Agreement.

Article 12.      Deferrals

The Committee may, consistent with the requirements of Code Section 409A, permit a Participant to defer receipt of cash or Shares that would otherwise be due to him or her by virtue of an Option or SAR exercise, the lapse or waiver of restrictions on Restricted Stock, Restricted Stock Units, Restricted Units or other Awards, or the satisfaction of any requirements or objectives with respect to Performance Units, Performance Shares or other Awards. If any such deferral election is permitted, the Committee will, in its sole discretion, establish rules and procedures for such deferrals consistent with the requirements of Code Section 409A.

Article 13.    Rights of Employees

13.1    Employment. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment at any time, or confer upon any Participant any right to continue in the employ of the Company or any Affiliate.

13.2    Participation. No Eligible Person will have the right to receive an Award under this Plan, or, having received any Award, to receive a future Award.

Article 14.    Change in Control

14.1   Treatment of Awards upon a Change in Control. Upon the occurrence of a Change in Control, the following provisions of this Section 14.1 shall apply to all Awards, unless the Committee shall determine otherwise at the time of grant with respect to a particular Award and unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

(a)	Options and SARs.

(i)        Any outstanding Options and SARs, unless exchanged by the Company for a Replacement Award, will become immediately exercisable (and will deemed to be exercisable immediately prior to the Change in Control), and will remain exercisable throughout the remainder of their term (the “Vested Options and SARs”); provided, however, that, with respect to Vested Options and SARs that are not exercised upon the Change in Control, such Vested Options and SARs will be subject to the provisions of Section 14.1(d) below, as applicable. To the extent that this provision causes ISOs to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be NQSOs.

(ii)        Any Option or SAR may be exchanged by the Company upon the Change in Control for a Replacement Award that satisfies the conditions of this Section 14.1(a)(ii). The Replacement Award shall have equivalent value and vest and become exercisable in accordance with the vesting schedule and term for exercisability, in each case that applied to the corresponding Option or SAR for which it is being exchanged, provided, however, that if within twenty-four (24) months of such Change in Control, the Participant’s employment with the Company is terminated by the Company without Cause or by the Participant for Good Reason, such Award, to the extent then outstanding, shall become fully vested and exercisable upon such termination of employment.

(b)	Restricted Stock, Restricted Stock Units and Restricted Units.

(i)        Any Restriction Periods or other restrictions imposed on Restricted Stock, Restricted Stock Units and Restricted Units that are not exchanged by the Company for a Replacement Award will lapse, except that the degree of vesting associated with those Awards that is conditioned on the achievement of performance conditions will be determined as set forth in Section 14.1(c).

(ii)        Any Restricted Stock, Restricted Stock Unit, or Restricted Unit may be exchanged by the Company upon the Change in Control for a Replacement Award that satisfies the conditions of this Section 14.1(b)(ii). The Replacement Award shall have equivalent value to the Award for which it is being exchanged and shall vest in accordance with the vesting schedule that applied to the corresponding Award for which it is being exchanged, provided, however, that if within twenty-four (24) months of such Change in Control, the Participant’s employment with the Company is terminated by the Company without Cause or by the Participant for Good Reason, such Award, to the extent then outstanding, shall become free of all contingencies, restrictions and limitations and become vested and transferable (or paid) upon such termination of employment.

(c)	Performance Shares and Performance Units.

(i)        Except as otherwise provided in the Award Agreement, the vesting of all Performance Units and Performance Shares that are not exchanged by the Company for a Replacement Award will be accelerated as of the effective date of the Change in Control, and Participants will be paid, within thirty (30) days after the effective date of the Change in Control, an amount in cash based on an assumed achievement of all relevant performance objectives at target levels.

(ii)        Any Performance Share or Performance Unit may be exchanged by the Company upon a Change in Control for a Replacement Award that satisfies the conditions of this Section 14.1(c)(ii). The Replacement Award shall not be subject to any performance condition referred to in Article 10 above or otherwise, but instead shall be subject solely to the restrictions, if any, of the Award for which it is being exchanged that are based on the passage of time through the expiration date of the Performance Period utilized in the Award for which it is being exchanged. The number or value of such Replacement Award shall be determined based on the assumed achievement of all of the relevant performance objectives of the Award for which it is being exchanged at their target levels. Notwithstanding the foregoing in this Section 14.1(c)(ii), if within twenty-four (24) months of such Change in Control, the Participant’s employment with the Company is terminated by the Company without Cause or by the Participant for Good Reason, such Replacement Award, to the extent then outstanding, shall become free of all contingencies, restrictions and limitations and become vested and transferable (or paid) upon such termination of employment.

(d)

(i)    If the Company is a party to an agreement that is reasonably likely to result in a Change in Control, such agreement may provide for settlement of the Vested Options and SARs for the Change in Control Price (less, to the extent applicable, the per Share Exercise Price or grant price), or, if the per Share Exercise Price or grant price equals or exceeds the Change in Control Price, such Vested Options and SARs shall terminate and be canceled.

(ii)    To the extent that Restricted Stock, Restricted Units and Restricted Stock Units settle in Shares in accordance with their terms upon a Change in Control, such Shares shall be entitled to receive as a result of the Change in Control transaction the same consideration as the Shares held by shareholders of the Company as a result of the Change in Control transaction.

14.2    Termination, Amendment and Modifications of Change in Control Provisions. Notwithstanding any other provision of this Plan or any provision in an Award Agreement, this Article 14 may not be terminated, amended or modified on or after the effective date of a Change in Control in a way that would adversely affect any Award in any material way theretofore granted to a Participant, unless the Participant gives his or her prior written consent to the termination, amendment or modification.

Article 15.    Amendment, Modification and Termination

15.1    Amendment, Modification and Termination. Subject to Section 14.2, the Committee or Board may at any time and from time to time, alter, amend, modify or terminate the Plan in whole or in part. The Committee or Board will not, however, increase the number of Shares that may be issued or transferred to Participants under the Plan, as described in the first sentence of Section 4.1 (and subject to adjustment as provided in Sections 4.2 and 4.3).

Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised). Except as provided in Sections 4.3 and 15.2, the Committee will not, however, modify any outstanding Option or SAR so as to specify a lower Exercise Price or grant price (and will not cancel an Option or SAR and substitute for it an Option or SAR with a lower Exercise Price or grant price), without the approval of the Company’s shareholders. In addition, except as provided in Sections 4.3 and 15.2, the Committee may not cancel an outstanding Option or SAR whose Exercise Price or grant price is equal to or greater than the current Fair Market Value of a Share and substitute for it another Award or cash payment without the prior approval of the Company’s shareholders. Notwithstanding the foregoing, no alteration, modification or termination of an Award will, without the prior written consent of the Participant, adversely alter or impair any rights or obligations under any Award already granted under the Plan.

15.2    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may, using reasonable care, make adjustments in the terms and conditions of, and the criteria included in, Awards in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan (a) in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3) affecting the Company or its financial statements, (b) in recognition of changes in applicable laws, regulations, or accounting principles, or (c) whenever the Committee determines that such adjustments are necessary, equitable and/or appropriate.

15.3    Awards Previously Granted. No termination, amendment or modification of the Plan will adversely affect in any material way any Award already granted, without the written consent of the Participant who holds the Award.

15.4    Compliance with Code Section 409A. The Plan and Awards, and all amounts payable with respect to Awards, are intended to comply with, or be exempt from, Code Section 409A and the interpretative guidance thereunder and shall be construed, interpreted and administered accordingly. If an unintentional operational failure occurs with respect to Code Section 409A, any affected Participant or beneficiary shall fully cooperate with the Company to correct the failure to the extent possible in accordance with any correction procedure established by the U.S. Department of the Treasury. If a Participant is a “specified employee” (as such term is defined for purposes of Code Section 409A) at the time of his or her termination of employment, no amount that is subject to Code Section 409A and that becomes payable by reason of such termination of employment shall be paid to the Participant before the earlier of (a) the expiration of the six (6) month period measured from the date of the Participant’s termination of employment, and (b) the date of the Participant’s death. A termination of employment shall be deemed to occur only if it is a “separation from service” within the meaning of Code Section 409A, and references in the Plan and any Award Agreement to “termination,” “termination of employment,” or like terms shall mean a “separation from service.” A separation from service shall be deemed to occur if it is anticipated that the level of services the Participant will perform after a certain date (whether as an employee or as an independent contractor) will permanently decrease to no more than twenty percent (20%) of the average level of services provided by the Participant in the immediately preceding thirty-six (36) months.

Article 16.    Withholding

16.1    Tax Withholding. The Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising under this Plan. No Award Agreement will permit reload Options to be granted in connection with any Shares used to pay a tax withholding obligation.

16.2    Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, the Company may satisfy the withholding requirement for supplemental wages, in whole or in part, by withholding Shares having a Fair Market Value (determined on the date the Participant recognizes taxable income on the Award) equal to the amount required to be withheld or other greater amount up to the maximum statutory rate required to be collected on the transaction under applicable law, as applicable to the Participant, if such other greater amount would not result in adverse financial accounting treatment, as determined by the Committee (including in connection with the effectiveness of FASB Accounting Standards Update 2016-09). The Participant may elect, subject to the approval of the Committee, to deliver the necessary funds to satisfy the withholding obligation to the Company, in which case there will be no reduction in the Shares otherwise distributable to the Participant.

Article 17.    Indemnification

Each person who is or has been a member of the Committee or the Board will be indemnified and held harmless by the Company from and against any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or as a result of any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken, or failure to act, under the Plan. Each such person will also be indemnified and held harmless by the Company from and against any and all amounts paid by him or her in a settlement approved by the Company, or paid by him or her in satisfaction of any judgment, of or in a claim, action, suit or proceeding against him or her and described in the previous sentence, so long as he or she gives the Company an opportunity, at its own expense, to handle and defend the claim, action, suit or proceeding before he or she undertakes to handle and defend it. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which a person who is or has been a member of the Committee or the Board may be entitled under the Company’s Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or her or hold him or her harmless.

Article 18.    Successors

All obligations of the Company under the Plan or any Award Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the business or assets of the Company or both, or a merger, consolidation, or otherwise.

Article 19.    Legal Construction

19.1    Number. Except where otherwise indicated by the context, any plural term used in this Plan includes the singular and a singular term includes the plural.

19.2    Severability. If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

19.3    Requirements of Law. The granting of Awards and the issuance of Share or cash payouts under the Plan will be subject to all applicable laws, rules, and regulations, and to any approvals by governmental agencies or national securities exchanges as may be required.

19.4    Securities Law Compliance. As to any individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, or any successor rule. To the extent any provision of the Plan or action by the Committee fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

19.5    Awards to Foreign Nationals and Employees Outside the United States. To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purposes of this Plan, the Committee may, without amending the Plan, (i) establish a sub-plan hereunder and/or rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules.

19.6    Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made to a Participant by the Company, the Participant’s rights are no greater than those of a general creditor of the Company. The Committee may authorize the establishment of trusts or other arrangements to meet the obligations created under the Plan, so long as the arrangement does not cause the Plan to lose its legal status as an unfunded plan.

19.7    Governing Law. To the extent not preempted by federal law, the Plan and all agreements hereunder will be construed in accordance with and governed by the laws of the State of Michigan without giving effect to principles of conflicts of law.

19.8    Offsets. To the extent permitted by applicable law, the Company shall have the right to offset from any Award payable hereunder any amount that a Participant owes to the Company or any Affiliate without the consent of the Participant (or his or her beneficiary, in the event of the Participant’s death).

19.9    Plan Document Controls. The Plan and each Award Agreement constitute the entire agreement with respect to the subject matter hereof and thereof; provided, that in the event of any inconsistency between the Plan and an Award Agreement, the terms and conditions of the Plan shall control.

Article 20.    Incentive Compensation Recoupment Policy

Notwithstanding any provision in the Plan or in any Award Agreement to the contrary, all Awards are subject to the Incentive Compensation Recoupment Policy established by the

Company, as amended from time to time, and any other compensation recovery and/or recoupment policy adopted by the Company to comply with applicable law or any listing exchange requirement, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or to comport with good corporate governance practices, as such policies may be amended from time to time.

*    *    *    *    *

LEAR CORPORATION

ATTN: INVESTOR RELATIONS

21557 TELEGRAPH ROAD

SOUTHFIELD, MI 48033

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 17, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/LEA2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 17, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V05124-P87531                             KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

LEAR CORPORATION
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors

	Nominees:	For	Against	Abstain

	1a. Mei-Wei Cheng	☐	☐	☐	The Board of Directors recommends you vote FOR proposals 2, 3 and 5, and ONE YEAR on proposal 4.		For	Against	Abstain
	1b. Jonathan F. Foster	☐	☐	☐	2. Ratification of the retention of Ernst & Young LLP as Lear Corporation’s (the “Company”) independent registered public accounting firm for 2023.		☐	☐	☐
	1c. Bradley M. Halverson	☐	☐	☐
	1d. Mary Lou Jepsen	☐	☐	☐	3. Approve, in a non-binding advisory vote, the Company’s executive compensation.		☐	☐	☐
	1e. Roger A. Krone	☐	☐	☐
	1f. Patricia L. Lewis	☐	☐	☐		One Year	Two Years	Three Years	Abstain
	1g. Kathleen A. Ligocki	☐	☐	☐	4. Approve, in a non-binding advisory vote, the frequency of the advisory vote on the Company’s executive compensation.	☐	☐	☐	☐

	1h. Conrad L. Mallett, Jr.	☐	☐	☐			For	Against	Abstain

	1i. Raymond E. Scott	☐	☐	☐	5. Approve the amendment and restatement of the Company’s 2019 Long-Term Stock Incentive Plan.		☐	☐	☐

	1j. Gregory C. Smith	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

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V05125-P87531

LEAR CORPORATION

This proxy is solicited on behalf of the Board of Directors of

Lear Corporation for the

Annual Meeting of Stockholders on

May 18, 2023, at 9:00 a.m. (Eastern Time)

This proxy is solicited on behalf of the Board of Directors of Lear Corporation (“Lear”) for the Annual Meeting of Stockholders on May 18, 2023 or any adjournment or postponement thereof (the “Meeting”) to be held through a virtual web conference at www.virtualshareholdermeeting.com/LEA2023. The undersigned appoints Raymond E. Scott and Harry A. Kemp, and each of them, with full power of substitution in each of them, the proxies of the undersigned, and authorizes them to vote for and on behalf of the undersigned all shares of Lear common stock which the undersigned may be entitled to vote on all matters properly coming before the Meeting, as set forth in the related Notice of Annual Meeting and Proxy Statement, both of which have been received by the undersigned.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all nominees for director and FOR proposals 2, 3 and 5, and ONE YEAR on proposal 4.

Continued and to be signed on reverse side